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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

The Coca-Cola Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ATLANTA, GEORGIA

E. NEVILLE ISDELL
CHAIRMAN OF THE BOARD

March 5, 2009

Dear Shareowner:

       I would like to extend a personal invitation for you to join us at our Annual Meeting of Shareowners on Wednesday, April 22, 2009, at 9:00 a.m. at the Gwinnett Center, Grand Ballroom, 6400 Sugarloaf Parkway, Duluth, Georgia 30097. Duluth is located in the Atlanta metropolitan area.

       At this year's meeting, you will be asked to vote on the election of 14 Directors, ratification of Ernst & Young LLP's appointment as independent auditors, and four proposals of shareowners.

       Attached you will find a notice of meeting and proxy statement that contain further information about these items and the meeting itself, including:

  •
  how to obtain an admission card, if you plan to attend; and

  •
  different methods you can use to vote your proxy, including the telephone and Internet.

       If you are unable to attend the meeting in person, you may view the meeting on the web. Instructions on how to view the live webcast are set forth in the accompanying proxy statement. You cannot record your vote on this website.

       Your vote is important to us and to our business. I encourage you to sign and return your proxy card, or use telephone or Internet voting prior to the meeting, so that your shares will be represented and voted at the meeting even if you cannot attend.

       I hope to see you at the meeting.

E. Neville Isdell

NOTICE OF ANNUAL MEETING OF SHAREOWNERS

TO THE OWNERS OF COMMON STOCK
OF THE COCA-COLA COMPANY

       The Annual Meeting of Shareowners of The Coca-Cola Company (the "Company") will be held at the Gwinnett Center, Grand Ballroom, 6400 Sugarloaf Parkway, Duluth, Georgia 30097, on Wednesday, April 22, 2009, at 9:00 a.m., local time. The purposes of the meeting are:

  1.
  to elect 14 Directors identified in the accompanying proxy statement to serve until the 2010 Annual Meeting of Shareowners;

  2.
  to ratify the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the 2009 fiscal year;

  3.
  to vote on four proposals submitted by shareowners if properly presented at the meeting; and

  4.
  to transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

       The Board of Directors set February 23, 2009 as the record date for the meeting. This means that owners of record of shares of Common Stock of the Company at the close of business on that date are entitled to:

  •
  receive this notice of the meeting; and

  •
  vote at the meeting and any adjournments or postponements of the meeting.

       We will make available a list of shareowners of record as of the close of business on February 23, 2009 for inspection by shareowners during normal business hours from April 12 through April 21, 2009 at the Company's principal place of business, One Coca-Cola Plaza, Atlanta, Georgia 30313. This list also will be available to shareowners at the meeting.

By Order of the Board of Directors
CAROL CROFOOT HAYES Associate General Counsel and Secretary

Atlanta, Georgia
March 5, 2009

We urge each shareowner to promptly sign and return the enclosed proxy card or to use telephone or Internet voting. See our questions and answers about the meeting and voting section for information about voting by telephone or Internet, how to revoke a proxy, and how to vote shares in person.

THE COCA-COLA COMPANY
One Coca-Cola Plaza
Atlanta, Georgia 30313

March 5, 2009

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREOWNERS
TO BE HELD APRIL 22, 2009

        Our Board of Directors (the "Board") is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the 2009 Annual Meeting of Shareowners of The Coca-Cola Company (the "Company"). The meeting will be held at the Gwinnett Center, Grand Ballroom, Duluth, Georgia on April 22, 2009, at 9:00 a.m., local time. The proxies also may be voted at any adjournments or postponements of the meeting.

       The mailing address of our principal executive offices is The Coca-Cola Company, P.O. Box 1734, Atlanta, Georgia 30301. We are first furnishing the proxy materials to shareowners on March 5, 2009.

       All properly executed written proxies, and all properly completed proxies submitted by telephone or Internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.

       Only owners of record of shares of Common Stock of the Company (the "Common Stock") at the close of business on February 23, 2009, the record date, are entitled to notice of and to vote at the meeting, or at any adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of Common Stock held. On February 23, 2009, the record date, there were 2,314,658,162 shares of Common Stock issued and outstanding.

 QUESTIONS AND ANSWERS ABOUT
THE MEETING AND VOTING

1.    What is a proxy?

       It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated three of our officers as proxies for the 2009 Annual Meeting of Shareowners. These three officers are Gary P. Fayard, Geoffrey J. Kelly and Cynthia P. McCague.

2.    What is a proxy statement?

       It is a document that Securities and Exchange Commission ("SEC") regulations require us to give you when we ask you to sign a proxy card designating Gary P. Fayard, Geoffrey J. Kelly and Cynthia P. McCague as proxies to vote on your behalf.

3.
What is the difference between holding shares as a shareowner of record and as a beneficial shareowner?

       If your shares are registered directly in your name with the Company's registrar and transfer agent, Computershare Trust Company, N.A., you are considered a shareowner of record with respect to those shares.

       If your shares are held in a brokerage account or bank, you are considered the "beneficial owner" of those shares.

4.    How do I attend the meeting? What do I need to bring?

       You need to bring documentation showing that you owned Common Stock on the record date of February 23, 2009. If you are a shareowner of record and received your proxy materials by mail, your admission ticket is attached to your proxy card. If you received your proxy materials by e-mail and voted your shares electronically via the Internet, you can print an admission ticket after you have voted by clicking on the link provided.

       If you are a beneficial owner, bring your most recent brokerage statement with you to the meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a legal proxy, as described in the response to question 5.

       You also will need to bring a photo ID to gain admission.

       Please note that cameras, sound or video recording equipment, cellular telephones, blackberries or other similar equipment, electronic devices, large bags, briefcases or packages will not be allowed in the meeting room.

5.    How can I vote at the meeting if I am a beneficial owner?

       You will need to ask your broker, bank or other intermediary to furnish you with a legal proxy. You will need to bring the legal proxy with you to the meeting and hand it in with a signed ballot that will be provided to you at the meeting. You will not be able to vote your shares at the meeting without a legal proxy.

       Please note that if you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person or legally appoint another proxy to vote on your behalf.

       If you do not receive the legal proxy in time, you can follow the procedures described in the response to question 4 to gain admission to the meeting. However, you will not be able to vote your shares at the meeting.

6.    What shares are included on the proxy card?

       If you are a shareowner of record you will receive only one proxy card for all the shares of Common Stock you hold:

  •
  in certificate form;

  •
  in book-entry form; and

  •
  in any Company benefit plan.

       If you hold shares of Common Stock in any Company benefit plan and do not vote your shares or specify your voting instructions on your proxy card, the administrators of the benefit plans will not vote your benefit plan shares. To allow sufficient time for voting by the administrators, your voting instructions must be received by April 17, 2009.

7.    How can I view the live webcast of the meeting?

       You can view the live webcast of the meeting by logging on to our website at www.thecoca-colacompany.com and clicking on "Investors", then clicking on "Investors Webcasts", then clicking on the link to the webcast. An archived copy of the webcast will be available until May 22, 2009.

       We have included the website address for reference only. The information contained on our website is not incorporated by reference into this proxy statement.

8.    What different methods can I use to vote?

       By Written Proxy.    All shareowners of record can vote by written proxy card. If you are a beneficial owner, you will receive a written proxy card or a vote instruction form from your bank or broker.

       By Telephone or Internet.    All shareowners of record also can vote by touchtone telephone from the U.S., Puerto Rico and Canada, using the toll-free telephone number on the proxy card, or through the Internet, using the procedures and instructions described on the proxy card. Beneficial owners may vote by telephone or Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy materials. The telephone and Internet voting procedures are designed to authenticate shareowners' identities, to allow shareowners to vote their shares, and to confirm that their instructions have been recorded properly.

       In Person.    All shareowners of record may vote in person at the meeting. Beneficial owners may vote in person at the meeting if they have a legal proxy, as described in the response to question 5.

9.    What is the record date and what does it mean?

       The record date for the 2009 Annual Meeting of Shareowners is February 23, 2009. The record date is established by the Board as required by the Delaware General Corporation Law ("Delaware

Law") and the Company's By-Laws. Owners of record of Common Stock at the close of business on the record date are entitled to:

  •
  receive notice of the meeting; and

  •
  vote at the meeting and any adjournments or postponements of the meeting.

10.  What can I do if I change my mind after I vote my shares?

       Shareowners can revoke a proxy prior to the completion of voting at the meeting by:

  •
  giving written notice to the Office of the Secretary of the Company;

  •
  delivering a later-dated proxy; or

  •
  voting in person at the meeting (unless you are a beneficial owner without a legal proxy, as described in the response to question 5).

11.  Are votes confidential? Who counts the votes?

       We will continue our long-standing practice of holding the votes of all shareowners in confidence from Directors, officers and employees except:

  •
  as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;

  •
  in the case of a contested proxy solicitation;

  •
  if a shareowner makes a written comment on the proxy card or otherwise communicates his or her vote to management; or

  •
  to allow the independent inspectors of election to certify the results of the vote.

       We also will continue, as we have for many years, to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

12.
What are my voting choices when voting for Director nominees identified in this proxy statement, and what vote is needed to elect Directors?

       In the vote on the election of 14 Director nominees identified in this proxy statement to serve until the 2010 Annual Meeting of Shareowners, shareowners may:

  •
  vote in favor of all nominees;

  •
  vote in favor of specific nominees;

  •
  vote against all nominees;

  •
  vote against specific nominees;

  •
  abstain from voting with respect to all nominees; or

  •
  abstain from voting with respect to specific nominees.

       Directors will be elected by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting.

       The Board recommends a vote FOR each of the nominees.

13.
What are my voting choices when voting on the ratification of the appointment of Ernst & Young LLP as independent auditors, and what vote is needed to ratify their appointment?

       In the vote on the approval of the appointment of Ernst & Young LLP as independent auditors, shareowners may:

  •
  vote in favor of the ratification;

  •
  vote against the ratification; or

  •
  abstain from voting on the ratification.

       The proposal to ratify the appointment of Ernst & Young LLP as independent auditors will require approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting.

       The Board recommends a vote FOR the ratification.

14.
What are my voting choices when voting on each shareowner proposal properly presented at the meeting, and what vote is needed to approve any of the shareowner proposals?

       A separate vote will be held on each of the four shareowner proposals that is properly presented at the meeting. In voting on each of the proposals, shareowners may:

  •
  vote in favor of the proposal;

  •
  vote against the proposal; or

  •
  abstain from voting on the proposal.

       In order to be approved, each shareowner proposal will require approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting.

       The Board recommends a vote AGAINST each of the four shareowner proposals.

15.  What if I do not specify a choice for a matter when returning a proxy?

       Shareowners should specify their choice for each matter on the enclosed proxy card. If no specific instructions are given, proxies which are signed and returned will be voted:

  •
  FOR the election of all Director nominees as set forth in this proxy statement;

  •
  FOR the proposal to ratify the appointment of Ernst & Young LLP as independent auditors; and

  •
  AGAINST each of the shareowner proposals that is properly presented at the meeting.

16.  How are abstentions and broker non-votes counted?

       Abstentions and broker non-votes are included in determining whether a quorum is present, but will not be included in vote totals and will not affect the outcome of the vote.

17.
Does the Company have a policy about Directors' attendance at the Annual Meeting of Shareowners?

       The Company does not have a policy about Directors' attendance at the Annual Meeting of Shareowners. All persons who were serving as Directors at the time attended the 2008 Annual Meeting of Shareowners.

18.
Can I access the Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K on the Internet?

       The Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K for the fiscal year ended December 31, 2008, are available at www.edocumentview.com/coca-cola. Instead of receiving future copies of our Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K by mail, shareowners of record and most beneficial owners can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.

       Shareowners of Record.    If you vote on the Internet at www.envisionreports.com/coca-cola, simply follow the prompts for enrolling in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to www.eTree.com/coca-cola and following the enrollment instructions. As a thank you to each shareowner enrolling in electronic delivery, the Company will have a tree planted on the shareowner's behalf at no cost to the shareowner.

       Beneficial owners.    If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service.

19.  How are proxies solicited and what is the cost?

       We bear all expenses incurred in connection with the solicitation of proxies. We have engaged D.F. King & Co. to assist with the solicitation of proxies for an estimated fee of $26,500 plus expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock.

       Our Directors, officers and employees also may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareowners to be held on April 22, 2009
The Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K for the fiscal year ended December 31, 2008 are available at www.edocumentview.com/coca-cola.

 ELECTION OF DIRECTORS

(Item 1)

Board of Directors

       The Company's By-Laws provide for the annual election of Directors. The Company's By-Laws also provide that the number of Directors shall be determined by the Board, which has set the number at 14 effective at the 2009 Annual Meeting of Shareowners. The Company's By-Laws further provide that, in an election of Directors where the number of nominees does not exceed the number of Directors to be elected, each Director must receive the majority of the votes cast with respect to that Director. If a Director is not elected, he or she has agreed that an irrevocable letter of resignation will be submitted to the Board. The Committee on Directors and Corporate Governance will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the resignation taking into account the recommendation of the Committee on Directors and Corporate Governance and publicly disclose its decision and its rationale within 100 days of the certification of the election results. The Director who tenders his or her resignation will not participate in the decisions of the Committee on Directors and Corporate Governance or the Board of Directors that concern such resignation.

       The terms of Herbert A. Allen, Ronald W. Allen, Cathleen P. Black, Barry Diller, Alexis M. Herman, E. Neville Isdell, Muhtar Kent, Donald R. Keough, Maria Elena Lagomasino, Donald F. McHenry, Sam Nunn, James D. Robinson III, Peter V. Ueberroth, Jacob Wallenberg, and James B. Williams will expire at the 2009 Annual Meeting of Shareowners. The Board has nominated each of Herbert A. Allen, Ronald W. Allen, Cathleen P. Black, Barry Diller, Alexis M. Herman, Muhtar Kent, Donald R. Keough, Donald F. McHenry, Sam Nunn, James D. Robinson III, Peter V. Ueberroth, Jacob Wallenberg, and James B. Williams to stand for reelection. E. Neville Isdell is not standing for reelection.

       Since the 2008 Annual Meeting of Shareowners, the Board of Directors, upon recommendation of the Committee on Directors and Corporate Governance, elected Maria Elena Lagomasino as a Director. The Committee on Directors and Corporate Governance recommended Ms. Lagomasino based on the Committee's knowledge of her experience due to her prior service as Director of the Company. The Board has nominated Ms. Lagomasino for election as a Director at the 2009 Annual Meeting of Shareowners.

       If elected, all of these Directors will hold office until the 2010 Annual Meeting of Shareowners and until his or her successor is elected and qualified.

       We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of Directors.

Director not standing for reelection

E. Neville Isdell

       E. Neville Isdell joined the Coca-Cola system in 1966. From that time until his initial retirement from the Company in 1998, he held a variety of positions including Senior Vice President of the Company and President of the Greater Europe Group. In June 2004, he answered the call to come out of retirement to lead the Company as its Chairman of the Board and Chief Executive Officer. Under Mr. Isdell's leadership, the Company delivered solid business results. Mr. Isdell also led the Company's corporate social responsibility efforts and improved the Company's leadership structure.

       Mr. Isdell's service as Chief Executive Officer of the Company ended on June 30, 2008 and his current term as Chairman of the Board of Directors of the Company expires at the Annual Meeting of Shareowners. He has chosen to retire from the Company and is not seeking reelection. The Directors, management and employees of the Company would like to express their gratitude to Mr. Isdell for his 30 plus years of stellar service and dedication to the Company.

       The Board of Directors recommends a vote FOR the election of Herbert A. Allen, Ronald W. Allen, Cathleen P. Black, Barry Diller, Alexis M. Herman, Muhtar Kent, Donald R. Keough, Maria Elena Lagomasino, Donald F. McHenry, Sam Nunn, James D. Robinson III, Peter V. Ueberroth, Jacob Wallenberg and James B. Williams.

HERBERT A. ALLEN                                                              Director since 1982
                                                                                                                    Age 69

Mr. Allen is President, Chief Executive Officer and a Director of Allen & Company Incorporated, a privately held investment firm, and has held these positions for more than the past five years. He is a Director of Convera Corporation.

RONALD W. ALLEN                                                               Director since 1991
                                                                                                                     Age 67

Mr. Allen is an Advisory Director of Delta Air Lines, Inc., a major U.S. air transportation company. From July 1997 through July 2005, Mr. Allen was a consultant to and Advisory Director of Delta. He retired as Delta's Chairman of the Board, President and Chief Executive Officer in July 1997. He is a Director of Aaron Rents, Inc., Aircastle Limited, Interstate Hotels & Resorts, Inc. and Guided Therapeutics, Inc.

CATHLEEN P. BLACK                                                             Director since 1993
                                                                                                                       Age 64

Ms. Black is President, Hearst Magazines, a unit of Hearst Corporation, a major media and communications company, and has held this position since November 1995. Ms. Black has been a Director of Hearst Corporation since January 1996. She served as a Director of the Company from April 1990 to May 1991, and was again elected as a Director in October 1993. Ms. Black is a Director of International Business Machines Corporation.

BARRY DILLER                                                                       Director since 2002
                                                                                                                     Age 67

Mr. Diller is Chairman of the Board and Chief Executive Officer of IAC/InterActiveCorp, an interactive commerce company. He is also Chairman of the Board and Senior Executive of Expedia, Inc., an online travel company. He has held his position with IAC and its predecessors since August 1995. He is a Director of The Washington Post Company and non-executive Chairman of the Board of Ticketmaster Entertainment, Inc.

ALEXIS M. HERMAN                                                             Director since 2007
                                                                                                                     Age 61

Ms. Herman serves as Chair and Chief Executive Officer of New Ventures LLC, a corporate consulting company, and has held these positions since 2001. She also serves as Chair of Toyota Motor Corporation's North American Diversity Advisory Board. She also serves as Chair of the Business Advisory Board of Sodexho, Inc., an integrated food and facilities management services company. As chair of the Company's Human Resources Task Force from 2001 to 2006, Ms. Herman worked with the Company to identify ways to improve its human resources policies and practices following the November 2000 settlement of an employment lawsuit. From 1997 to 2001, she served as U.S. Secretary of Labor. She is also a Director of Cummins Inc., Entergy Corporation and MGM Mirage.

MUHTAR KENT                                                                       Director since 2008
                                                                                                                      Age 56

Muhtar Kent is President and Chief Executive Officer of the Company and has held these positions since July 1, 2008. From December 2006 through June 2008, Mr. Kent served as President and Chief Operating Officer of the Company. From January 2006 through December 2006, Mr. Kent served as President of Coca-Cola International and from May 2005 through January 2006, he was President and Chief Operating Officer of the Company's North Asia, Eurasia and Middle East Group. Mr. Kent originally joined the Company in 1978 and held a variety of marketing and operations roles until 1995, when he became Managing Director of Coca-Cola Amatil Limited-Europe. From 1999 until his return to the Company in May 2005, he served as President and Chief Executive Officer of the Efes Beverage Group, the majority shareholder of Turkish bottler Coca-Cola Içecek A.S.

DONALD R. KEOUGH                                                           Director since 2004
                                                                                                                     Age 82

Mr. Keough is non-executive Chairman of the Board of Allen & Company Incorporated, a privately held investment firm, and non-executive Chairman of the Board of Allen & Company LLC, an investment banking firm, and has held these positions for more than the past five years. Mr. Keough retired as President, Chief Operating Officer and a Director of the Company in April 1993, positions he had held since March 1981. He was again elected as a Director in February 2004. He is a Director of Berkshire Hathaway Inc. and IAC/InterActiveCorp.

MARIA ELENA LAGOMASINO                                          Director since 2008
                                                                                                                   Age 59

Maria Elena Lagomasino is Chief Executive Officer of GenSpring Family Offices, LLC, an affiliate of SunTrust Banks, Inc., and has held this position since November 2005. From September 2001 to March 2005, Ms. Lagomasino was Chairman and Chief Executive Officer of JPMorgan Private Bank, a division of JPMorgan Chase & Co. Prior to assuming this position, she was managing director of The Chase Manhattan Bank in charge of its Global Private Banking Group. She served as a Director of the Company from April 2003 to April 2006. Ms. Lagomasino is a Director of Avon Products, Inc.

DONALD F. McHENRY                                                          Director since 1981
                                                                                                                     Age 72

Mr. McHenry is Distinguished Professor in the Practice of Diplomacy and International Affairs at the School of Foreign Service, Georgetown University. He has held this position for more than the past five years. From 1981 to May 2007, he was a principal owner and President of the IRC Group, LLC, a Washington, D.C. consulting firm.

SAM NUNN                                                                            Director since 1997
                                                                                                                     Age 70

Mr. Nunn is Co-Chairman and Chief Executive Officer of the Nuclear Threat Initiative, a position he has held since 2001. The Nuclear Threat Initiative is a charitable organization working to reduce the global threats from nuclear, biological and chemical weapons. He served as a member of the United States Senate from 1972 through 1996. He is a Director of Chevron Corporation, Dell Inc. and General Electric Company.

JAMES D. ROBINSON III                                                      Director since 1975
                                                                                                                    Age 73

Mr. Robinson is General Partner of RRE Ventures, a private information technology-focused venture capital firm, and has held this position since 1994. He is also President of JD Robinson, Inc., a strategic advisory firm. From June 2005 until February 2008, he was non-executive Chairman of the Board of Bristol-Myers Squibb Company. He previously served as Chairman and Chief Executive Officer of American Express Company from 1977 to 1993. Mr. Robinson is a Director of Novell, Inc.

PETER V. UEBERROTH                                                        Director since 1986
                                                                                                                   Age 71

Mr. Ueberroth is an investor and Chairman of the Contrarian Group, Inc., a business management company, and has held this position since 1989. He is the non-executive Co-Chairman of Pebble Beach Company. Mr. Ueberroth is also a Director of Aircastle Limited.

JACOB WALLENBERG                                                           Director since 2008
                                                                                                                      Age 53

Mr. Wallenberg is Chairman of the Board of Investor AB, a Swedish industrial holding company, and has held this position since April 2005. Mr. Wallenberg is also Vice Chairman of Skandinaviska Enskilda Banken AB, a North European financial group, having served as its Chief Executive Officer from 1997 to 1998 and as its Chairman of the Board from April 1998 to April 2005. Mr. Wallenberg also serves as Vice Chairman of Atlas Copco AB and SAS AB, both Swedish companies. Since January 2008, Mr. Wallenberg is a Senior Advisor to Foundation Asset Management Sweden AB. From January 2006 until December 2007, he was a Senior Advisor to Thisbe AB. He was acting Chairman of W Capital Management AB from January 2002 to December 2005. He is a Director of ABB Ltd.

JAMES B. WILLIAMS                                                              Director since 1979
                                                                                                                      Age 75

Mr. Williams retired in March 1998 as Chairman of the Board and Chief Executive Officer of SunTrust Banks, Inc., a bank holding company, which positions he had held for more than five years. He is a Director of Marine Products Corporation, Rollins, Inc. and RPC, Inc.

Ownership of Equity Securities of the Company

       The following table sets forth information regarding beneficial ownership of Common Stock by each Director, each individual named in the Summary Compensation Table on page 51 (the "Named Executive Officers"), and our Directors and Executive Officers as a group, all as of February 23, 2009.

Name	Aggregate Number of Shares Beneficially Owned		Percent of Outstanding Shares[19]
Herbert A. Allen	8,853,320	[1]	*
Ronald W. Allen	12,000	[2]	*
Cathleen P. Black	10,200	[3]	*
Barry Diller	1,000	[4]	*
Alexis M. Herman	1,000	[5]	*
Donald R. Keough	5,040,938	[6]	*
Maria Elena Lagomasino	2,000		*
Donald F. McHenry	33,201	[7]	*
Sam Nunn	1,000	[8]	*
James D. Robinson III	63,827	[9]	*
Peter V. Ueberroth	61,000	[10]	*
Jacob Wallenberg	1,000		*
James B. Williams	100,678,970	[11]	4.35%
E. Neville Isdell	3,204,318	[12]	*
Muhtar Kent	611,448	[13]	*
Alexander B. Cummings, Jr.	836,215	[14]	*
Gary P. Fayard	1,434,528	[15]	*
Irial Finan	661,887	[16]	*
José Octavio Reyes	909,930	[17]	*
All Directors and Executive Officers as a Group (27 Persons)	125,022,927	[18]	5.38%

       * Less than 1% of issued and outstanding shares of Common Stock.

       1 Includes 2,847,920 shares held by Allen & Company Incorporated ("ACI") and 5,400 shares held in three trusts in which Mr. Allen, in each case, is one of five trustees. Does not include 14,943 share units deferred under The Coca-Cola Company Compensation and Deferred Compensation Plan for Non-Employee Directors (the "Directors' Plan"), which are settled in cash the later of (i) January 15 of the year following the year in which the Director leaves the Board or (ii) six months following the date on which the Director leaves the Board. Does not include 6,958 share units credited under the Compensation Plan for Non-Employee Directors of The Coca-Cola Company in effect until December 31, 2008 (the "Prior Directors' Plan"), which are subject to the achievement of performance goals.

       2 Includes 2,000 shares held by Mr. Allen's wife. Mr. Allen has disclaimed beneficial ownership of such shares. Does not include 13,768 share units deferred under the Directors' Plan, which are settled in cash the later of (i) January 15 of the year following the year in which the Director leaves the Board or (ii) six months following the date on which the Director leaves the Board. Does not include

6,958 share units credited under the Prior Directors' Plan, which are subject to the achievement of performance goals.

       3 Includes 10,200 shares jointly held with Ms. Black's husband. Does not include 32,260 share units deferred under the Directors' Plan, which are settled in cash the later of (i) January 15 of the year following the year in which the Director leaves the Board or (ii) six months following the date on which the Director leaves the Board. Does not include 6,958 share units credited under the Prior Directors' Plan, which are subject to the achievement of performance goals.

       4 Does not include 16,349 share units deferred under the Directors' Plan, which are settled in cash the later of (i) January 15 of the year following the year in which the Director leaves the Board or (ii) six months following the date on which the Director leaves the Board. Does not include 6,958 share units credited under the Prior Directors' Plan, which are subject to the achievement of performance goals.

       5 Does not include 782 share units credited under the Prior Directors' Plan, which are subject to the achievement of performance goals.

       6 Includes 6,000 shares held by a trust of which a management company in which Mr. Keough holds a significant interest is the trustee. Also includes 131,000 shares held by a foundation of which he is one of eight trustees. Mr. Keough disclaims beneficial ownership of these 137,000 shares held by the trust and the foundation. Also includes 216,600 shares held by a limited liability company in which Mr. Keough's children hold a majority of the economic interest. Mr. Keough and his wife have investment control over these shares. Mr. Keough disclaims beneficial ownership of these 216,600 shares except to the extent of his pecuniary interest therein. Does not include 8,407 share units deferred under the Directors' Plan, which are settled in cash the later of (i) January 15 of the year following the year in which the Director leaves the Board or (ii) six months following the date on which the Director leaves the Board. Does not include 6,958 share units credited under the Prior Directors' Plan, which are subject to the achievement of performance goals.

       7 Includes 7,300 shares over which Mr. McHenry has shared investment control as one of three guardians and 504 shares held by Mr. McHenry's grandchildren. Does not include 16,484 share units deferred under the Directors' Plan, which are settled in cash the later of (i) January 15 of the year following the year in which the Director leaves the Board or (ii) six months following the date on which the Director leaves the Board. Does not include 6,958 share units credited under the Prior Directors' Plan, which are subject to the achievement of performance goals.

       8 Does not include 26,979 share units deferred under the Directors' Plan, which are settled in cash the later of (i) January 15 of the year following the year in which the Director leaves the Board or (ii) six months following the date on which the Director leaves the Board. Does not include 6,958 share units credited under the Prior Directors' Plan, which are subject to the achievement of performance goals.

       9 Includes 31,600 shares held by a trust of which Mr. Robinson is a co-trustee. Does not include 1,580,000 shares held by a trust of which Mr. Robinson is a beneficiary with no voting or investment power. Does not include 26,756 share units deferred under the Directors' Plan, which are settled in cash the later of (i) January 15 of the year following the year in which the Director leaves the Board or (ii) six months following the date on which the Director leaves the Board. Does not include 6,958 share units credited under the Prior Directors' Plan, which are subject to the achievement of performance goals.

       10 Includes 22,000 shares held by a trust of which Mr. Ueberroth is one of two trustees and a beneficiary, 10,000 shares held by his wife and 8,000 shares held by a foundation of which he is one of six directors. Does not include 40,270 share units deferred under the Directors' Plan, which are settled in cash the later of (i) January 15 of the year following the year in which the Director leaves the Board or (ii) six months following the date on which the Director leaves the Board. Does not include 6,958 share units credited under the Prior Directors' Plan, which are subject to the achievement of performance goals.

       11 Includes 84,842,270 shares held by four foundations of which Mr. Williams is, in all cases, one of five trustees, and 15,786,700 shares held by a foundation of which he is one of three trustees. Does not include 49,845 share units deferred under the Directors' Plan, which are settled in cash the later of (i) January 15 of the year following the year in which the Director leaves the Board or (ii) six months following the date on which the Director leaves the Board. Does not include 6,958 share units credited under the Prior Directors' Plan, which are subject to the achievement of performance goals.

       12 Includes 5,475 shares credited to Mr. Isdell's accounts under The Coca-Cola Company Thrift & Investment Plan (the "Thrift Plan"), 589,610 shares of restricted stock and 2,413,478 shares that may be acquired upon the exercise of options, which are presently exercisable or that will become exercisable on or before April 24, 2009. Does not include 16,959 share units credited to his account under The Coca-Cola Company Supplemental Thrift Plan (the "Supplemental Thrift Plan"), which are settled in cash after retirement.

       13 Includes 28,170 shares credited to Mr. Kent's accounts under the Thrift Plan, 52,500 shares of restricted stock, 50,000 shares that are subject to performance criteria and 436,378 shares that may be acquired upon the exercise of options, which are presently exercisable or that will become exercisable on or before April 24, 2009. Does not include 5,183 share units credited to his account under the Supplemental Thrift Plan, which are settled in cash after retirement.

       14 Includes 6,049 shares credited to Mr. Cummings' accounts under the Thrift Plan, 52,500 shares of restricted stock, and 763,555 shares that may be acquired upon the exercise of options, which are presently exercisable or that will become exercisable on or before April 24, 2009. Does not include 57,935 restricted stock units and 5,782 share units credited to his account under the Supplemental Thrift Plan, which are settled in cash after retirement.

       15 Includes 7,279 shares credited to Mr. Fayard's accounts under the Thrift Plan, 137,369 shares of restricted stock, 50,000 shares that are subject to performance criteria, and 1,195,239 shares that may be acquired upon the exercise of options, which are presently exercisable or that will become exercisable on or before April 24, 2009. Does not include 8,598 share units credited to his account under the Supplemental Thrift Plan, which are settled in cash after retirement.

       16 Includes 112,500 shares of restricted stock, 50,000 shares that are subject to performance criteria, and 485,062 shares that may be acquired upon the exercise of options, which are presently exercisable or that will become exercisable on or before April 24, 2009. Does not include 4,188 share units credited to Mr. Finan's account under The Coca-Cola Export Corporation International Thrift Plan (the "International Thrift Plan"), which are settled in cash after retirement.

       17 Includes 64,510 shares held by a trust in which Mr. Reyes has an indirect beneficial interest. Also includes 845,420 shares that may be acquired upon the exercise of options, which are presently exercisable or that will become exercisable on or before April 24, 2009. Does not include 105,000 restricted stock units, which will be settled in shares upon vesting, and 796 share units credited to Mr. Reyes' account under the International Thrift Plan, which are settled in cash after retirement.

       18 Includes 1,134,850 shares of restricted stock, 190,000 shares that are subject to performance criteria, 8,365,780 shares that may be acquired upon the exercise of options, which are presently exercisable or that will become exercisable on or before April 24, 2009 and 75,638 shares credited to accounts under the Thrift Plan. Does not include 246,061 share units deferred under the Directors' Plan, 70,362 share units credited under the Prior Directors' Plan which are subject to the achievement of performance goals, 302,381 restricted stock units, which will be settled in shares upon vesting, 17,361 share units credited to accounts under the International Thrift Plan and 52,149 share units credited to accounts under the Supplemental Thrift Plan.

       19 Share units credited under the Directors' Plan, the Prior Directors' Plan, the International Thrift Plan and the Supplemental Thrift Plan are not included as outstanding shares in calculating these percentages. Restricted stock units, which will be settled in shares upon vesting, also are not included.

Principal Shareowners

       Set forth in the table below is information about the number of shares held as of December 31, 2008 by persons we know to be the beneficial owners of more than five percent of the issued and outstanding Common Stock. The percentage ownership is stated as of February 23, 2009.

Name and Address	Number of Shares Beneficially Owned	Percent of Class as of February 23, 2009
Berkshire Hathaway Inc.[1] 1440 Kiewit Plaza Omaha, Nebraska 68131	200,000,000	8.64%

       1 Berkshire Hathaway Inc. ("Berkshire Hathaway"), a diversified holding company, has informed the Company that, as of December 31, 2008, it held an aggregate of 200,000,000 shares of Common Stock through subsidiaries.

Section 16(a) Beneficial Ownership Reporting Compliance

       Executive Officers, Directors and certain persons who own more than ten percent of the outstanding shares of Common Stock are required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and related regulations:

  •
  to file reports of their ownership of Common Stock with the SEC and the New York Stock Exchange (the "NYSE"); and

  •
  to furnish us with copies of the reports.

       We received written representations from each such person who did not file an annual statement on Form 5 with the SEC that no Form 5 was due. Based on our review of the reports and representations, we believe that all required Section 16(a) reports were timely filed in 2008.

Information About the Board of Directors and Corporate Governance

       The Board is elected by the shareowners to oversee their interest in the long-term health and the overall success of the business and its financial strength. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the shareowners. The Board selects and oversees the members of senior management, who are charged by the Board with conducting the business of the Company.

       The Committee on Directors and Corporate Governance periodically reviews and assesses the Company's corporate governance policies. The Board engaged Ram Charan, a noted author and expert on corporate governance and business matters, as a consultant on corporate governance issues during 2008.

       The Chairman of the Committee on Directors and Corporate Governance, James D. Robinson III, presides at all meetings of non-management Directors, as well as all meetings of independent Directors. These meetings of non-management Directors are held on a regular basis and include the meeting at which the evaluation of the Chief Executive Officer is conducted. The Committee on Directors and Corporate Governance leads the Board's process of Board and Committee evaluations and carefully examines the performance and qualifications of each incumbent Director or nominee for Director before deciding whether to recommend him or her to the Board for renomination or nomination, as the case may be.

  Independence Determinations

       In making independence determinations, the Board observes all criteria for independence established by the SEC, the NYSE and other governing laws and regulations. The Board considers all relevant facts and circumstances in making an independence determination. To be considered independent:

  •
  the Director must meet the bright-line independence tests under the listing standards of the NYSE; and

  •
  the Board must affirmatively determine that the Director otherwise has no material relationship with the Company directly, or as an officer, shareowner or partner of an organization that has a relationship with the Company.

       The Board has adopted categorical standards as part of the Company's Corporate Governance Guidelines, which provide that the following will not be considered material relationships that would impact a Director's independence:

  1.
  The Director is an executive officer or employee or any member of his or her immediate family is an executive officer of any other organization that does business with the Company and the annual sales to, or purchases from, the Company are less than $1 million or 1% of the consolidated gross revenues of such organization, whichever is more;

  2.
  The Director or any member of his or her immediate family is an executive officer of any other organization which is indebted to the Company, or to which the Company is indebted, and the total amount of either company's indebtedness to the other is less than $1 million or 1% of the total consolidated assets of the organization on which the Director or any member of his or her immediate family serves as an executive officer, whichever is more;

  3.
  The Director is a director or trustee, but not an executive officer, or any member of his or her immediate family is a director, trustee or employee, but not an executive officer, of any other organization (other than the Company's outside auditing firm) that does business with, or receives donations from, the Company;

  4.
  The Director or any member of his or her immediate family holds a less than 10% interest in any other organization that has a relationship with the Company; or

  5.
  The Director or any member of his or her immediate family serves as an executive officer of a charitable or educational organization which receives contributions from the Company in a single fiscal year of less than $1 million or 2% of that organization's consolidated gross revenues, whichever is more.

       The Board did not consider transactions with entities in which the Director or an immediate family member served only as a director or trustee. Nor did the Board consider transactions of less than $120,000 or transactions with entities in which the Director or an immediate family member had a less than 10% interest.

       The Board, through its Committee on Directors and Corporate Governance, annually reviews all relevant business relationships any Director may have with the Company. As a result of its annual review, the Board has determined that none of the following Directors has a material relationship with the Company and, as a result, such Directors are independent: Ronald W. Allen, Cathleen P. Black, Barry Diller, Alexis M. Herman, Donald R. Keough, Maria Elena Lagomasino, Donald F. McHenry, Sam Nunn, James D. Robinson III, Peter V. Ueberroth, Jacob Wallenberg and James B. Williams. None of the Directors who were determined to be independent had any relationships that were outside the categorical standards identified above.

       The Board examined the Company's relationship with Hearst Corporation and its subsidiaries. Cathleen P. Black, one of our Directors, is Senior Vice President and a director of Hearst Corporation. She is also Senior Vice President and a director of Hearst Communications, Inc. and President of its Hearst Magazines unit. The Board determined that the relationship was not material since (i) the amounts involved were less than 1% of the consolidated gross revenues of both the Company and Hearst Corporation, (ii) the payments were for print and media advertising in the ordinary course of business, and (iii) the Company has had a relationship with Hearst Corporation for many years prior to Ms. Black's relationship with either the Company or Hearst Corporation. This relationship is within the rules of the NYSE and falls within categorical standard number 1 above. The relationship is consistent with Ms. Black's status as an independent Director.

       The Board examined payments made by the Company to IAC/InterActiveCorp and its subsidiaries ("IAC") where Barry Diller, one of our Directors, is Chairman of the Board and Chief Executive Officer. The Board determined that the relationship was not material since (i) the amounts involved were less than 1% of the consolidated gross revenues of both the Company and IAC, (ii) the payments were for on-line advertising in the ordinary course of business, and (iii) the Company has had a relationship with the predecessors of IAC for many years prior to Mr. Diller's service as a Director of the Company. This relationship is within the rules of the NYSE and falls within categorical standard number 1 above. The relationship is consistent with Mr. Diller's status as an independent Director.

       The Board examined the Company's charitable donations and sponsorships to Points of Light Institute, where a daughter of Sam Nunn, one of our Directors, serves as President, Chief Executive Officer and a Director. The Board determined that this relationship was not material since (i) the amounts involved were a small percentage of the revenues or donations received by Points of Light Institute and a small percentage of the Company's overall charitable donations and sponsorships, and (ii) the donations and sponsorships were within the Company's philosophy of supporting local and civic organizations in the communities where we operate. This relationship is within the rules of the NYSE and falls within categorical standard number 5 above. The relationship is consistent with Mr. Nunn's status as an independent Director.

       The indirect relationship between the Company and James D. Robinson III, one of our Directors, is described on page 25. The Board determined that this relationship was not material since (i) the amounts involved were less than 1% of the consolidated gross revenues of both the Company and Delaware North Companies, Inc. ("Delaware North"), (ii) the interest is indirect, and (iii) the Company has had a business relationship with Delaware North for over 75 years. This relationship is in the Company's ordinary course of business and is within the rules of the NYSE. This relationship falls within categorical standard number 1 above. The relationship is consistent with Mr. Robinson's status as an independent Director.

       A daughter of Peter V. Ueberroth, one of our Directors, is an executive officer of the National Basketball Association (the "NBA") with which the Company has a contractual relationship. The relationship is described on page 25. The Board determined that this indirect relationship was not material since (i) the amounts involved were less than 1% of the consolidated gross revenues of both the Company and the NBA, and (ii) the Company's relationship with the NBA has been in existence since the late 1980's, long before Mr. Ueberroth's daughter served as an executive officer of that organization. This relationship is within the rules of the NYSE and falls within categorical standard number 1 above. The relationship is consistent with Mr. Ueberroth's status as an independent Director.

       In addition, a brother of Mr. Ueberroth is an executive officer, director, and majority owner of Preferred Hotel Group, Inc. ("Preferred Hotel Group") with which the Company has a beverage marketing agreement. The relationship is described on page 25. The Board determined that this indirect relationship is not material since (i) the amounts involved were less than 1% of the consolidated gross revenues of both the Company and Preferred Hotel Group, (ii) the payments were for beverage marketing in the ordinary course of business, and (iii) Mr. Ueberroth has not had any direct or indirect beneficial interest in, or involvement as an officer or director of Preferred Hotel Group. This relationship is within the rules of the NYSE and falls within categorical standard number 1 above. The relationship is consistent with Mr. Ueberroth's status as an independent Director.

       The independent Directors, who constitute a majority of the Board of Directors, are identified by an asterisk on the next table. Even though he is not currently determined to be independent, Herbert A. Allen has contributed greatly to the Board of Directors and the Company through his wealth of experience, expertise and judgment.

  The Board and Board Committees

       In 2008, the Board of Directors held six meetings and Committees of the Board of Directors held a total of 34 meetings. Overall attendance at such meetings was approximately 96%. Each Director attended 75% or more of the aggregate of all meetings of the Board of Directors and the Committees on which he or she served during 2008.

       The Board of Directors has an Audit Committee, a Compensation Committee, a Committee on Directors and Corporate Governance, an Executive Committee, a Finance Committee, a Management Development Committee and a Public Issues and Diversity Review Committee. The Board of Directors has adopted a written charter for each of these Committees. The Company has adopted a Code of Business Conduct for Non-Employee Directors. In addition, the Company has adopted a Code of Business Conduct applicable to the Company's employees, including the Named Executive Officers. The full text of each Committee charter, the Company's Corporate Governance Guidelines and the Company's Codes of Business Conduct are available on the Company's website located at

www.thecoca-colacompany.com, and then clicking on "Investors", then clicking on "Corporate Governance".

       The following table describes the current members of each of the Committees and the number of meetings held during 2008.

NAME	AUDIT	COMPENSATION	DIRECTORS AND CORPORATE GOVERNANCE	EXECUTIVE	FINANCE	MANAGEMENT DEVELOPMENT	PUBLIC ISSUES AND DIVERSITY REVIEW
Herbert A. Allen				X	X	X
Ronald W. Allen*	X	X
Cathleen P. Black*		Chair					X
Barry Diller*			X		X	X
Alexis M. Herman*		X					X
E. Neville Isdell				Chair
Muhtar Kent[1]				X
Donald R. Keough*						Chair	X
Maria Elena Lagomasino*[2]		X	X
Donald F. McHenry*	X		X				Chair
Sam Nunn*					X		X
James D. Robinson III*[3]		X	Chair			X
Peter V. Ueberroth*	Chair				X
Jacob Wallenberg*			X				X
James B. Williams*[4]	X			X	Chair	X
Number of Meetings	8	7	5	1	5	4	4

       * Independent Directors

       1 Mr. Kent began his service as a Director on April 16, 2008.

       2 Ms. Lagomasino began her service as a Director on October 16, 2008.

       3 Presiding Director

       4 The Board of Directors has appointed Mr. Williams to the Audit Committee even though he serves on the audit committees of three other public companies. The Board of Directors believes its decision is in the best interests of shareowners. Mr. Williams is retired. The other three companies are related in that they share a common management and are under common control. As a result, the Board of Directors believes that service on the audit committees of these other companies is less burdensome than would be the case for three unrelated public companies. Mr. Williams' experience and knowledge of the Company are very helpful to the Audit Committee.

  The Audit Committee

       Under the terms of its charter, the Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function and the annual independent audit of the Company's financial statements. The Audit Committee also oversees the Company's compliance with legal and regulatory requirements and its ethics program, the independent auditors' qualifications and independence, the performance of the

Company's internal audit function and the performance of its independent auditors. In fulfilling its duties, the Audit Committee, among other things, shall:

  •
  have the sole authority and responsibility to hire, evaluate and, where appropriate, replace the independent auditors;

  •
  meet and review with management and the independent auditors the interim financial statements and the Company's disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations prior to the filing of the Company's Quarterly Reports on Form 10-Q;

  •
  meet and review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareowners) including (i) their judgment about the quality, not just acceptability, of the Company's accounting principles, including significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (ii) the clarity of the disclosures in the financial statements; and (iii) the Company's disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations, including critical accounting policies;

  •
  review and discuss with management, the internal auditors and the independent auditors the Company's policies with respect to risk assessment and risk management;

  •
  review and discuss with management, the internal auditors and the independent auditors the Company's internal controls, the results of the internal audit program, and the Company's disclosure controls and procedures, and quarterly assessment of such controls and procedures;

  •
  establish and oversee procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters;

  •
  review and discuss with management, the internal auditors and the independent auditors the overall adequacy and effectiveness of the Company's legal, regulatory and ethical compliance programs; and

  •
  consider issues involving any related party transactions with the Chairman of the Board (if he is an employee of the Company), the Chief Executive Officer and any holder of more than five percent of any class of the Company's voting securities.

       Each member of the Audit Committee meets the independence requirements of the NYSE, the 1934 Act and the Company's Corporate Governance Guidelines. Each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements. The "audit committee financial expert" designated by the Board is Peter V. Ueberroth.

  The Compensation Committee

       Under the terms of its charter, the Compensation Committee has overall responsibility for evaluating and approving compensation plans, policies and programs of the Company applicable primarily to elected officers and senior executives of the Company. In fulfilling its duties, the Compensation Committee, among other things, shall:

  •
  measure the Chief Executive Officer's performance against his goals and objectives pursuant to the Company plans;

  •
  determine the compensation of the Chief Executive Officer after considering the evaluation by the Board of Directors of his performance;

  •
  review and approve compensation of elected officers and all senior executives based on their evaluations, taking into account the evaluation by the Chief Executive Officer;

  •
  review and approve any employment agreements, severance arrangements, retirement arrangements, change in control agreements/provisions, and any special or supplemental benefits for each elected officer and senior executive of the Company;

  •
  have the authority to modify or amend all non-equity plans designed and intended to provide compensation primarily for elected officers and senior executives of the Company;

  •
  have the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of the Chief Executive Officer's, senior executives' or elected officers' compensation and approve the consultant's fees and other retention terms;

  •
  make any recommendations to the Board regarding adoption of equity plans; and

  •
  have the authority to modify or amend all equity plans.

       The Compensation Committee also makes decisions that affect a larger group of employees. The Compensation Committee approves proposed plans and rewards systems applicable to more persons than the senior executives. For example, the Compensation Committee approves all stock option awards and all awards of restricted stock and performance share units that may be awarded to employees who are not elected officers or senior executives.

       To assist the Compensation Committee with its responsibilities, it has retained the services of the compensation consulting firm, Towers Perrin. The consultant reports to Cathleen P. Black, the Compensation Committee Chair. Additional information regarding the Compensation Committee's engagement of Towers Perrin is disclosed beginning on page 43.

       Each member of the Compensation Committee meets the independence requirements of the NYSE, the Internal Revenue Code of 1986, as amended (the "Tax Code"), and the Company's Corporate Governance Guidelines.

  The Committee on Directors and Corporate Governance

       Under the terms of its charter, the Committee on Directors and Corporate Governance is responsible for considering and making recommendations concerning the function and needs of the Board, and the review and development of corporate governance guidelines. In fulfilling its duties, the Committee on Directors and Corporate Governance, among other things, shall:

  •
  seek individuals qualified to be Board members consistent with criteria established by the Board including evaluating persons suggested by shareowners or others;

  •
  recommend to the Board director nominees for the next annual meeting of shareowners;

  •
  oversee the evaluation of the Board and management;

  •
  gather and review information for the annual evaluation of the Chief Executive Officer to be presented to the Board for discussion and review;

  •
  periodically review and reassess the adequacy of the Company's Corporate Governance Guidelines and recommend any changes to the Board for approval;

  •
  consider issues involving related party transactions with Directors and similar issues;

  •
  have the authority to employ consultants or advisors to evaluate Director compensation and to approve consulting fees and other terms of such engagement; and

  •
  review and recommend all matters pertaining to fees and retainers paid to Directors.

       The Chairman of the Committee on Directors and Corporate Governance presides at all meetings of non-management Directors, including the meeting in which the Chief Executive Officer's performance is evaluated, and at all meetings of independent Directors. The Chairman of the Committee on Directors and Corporate Governance is James D. Robinson III.

       Each member of the Committee on Directors and Corporate Governance meets the independence requirements of the NYSE and the Company's Corporate Governance Guidelines.

  The Executive Committee

       Under the terms of its charter, the Executive Committee has the authority to exercise the power and authority of the Board between meetings, except the powers reserved for the Board or the shareowners by Delaware Law.

  The Finance Committee

       Under the terms of its charter, the Finance Committee helps the Board fulfill its responsibilities relating to oversight of the Company's financial affairs. In fulfilling its duties, the Finance Committee, among other things, shall:

  •
  formulate and recommend for approval to the Board the financial policies of the Company;

  •
  maintain oversight of the budget and financial operations of the Company;

  •
  review and recommend capital expenditures to the Board;

  •
  evaluate the performance of and returns on approved capital expenditures; and

  •
  recommend dividend policy to the Board.

  The Management Development Committee

       Under the terms of its charter, the Management Development Committee helps the Board fulfill its responsibilities relating to succession planning and oversight of talent development for senior positions.

  The Public Issues and Diversity Review Committee

       Under the terms of its charter, the Public Issues and Diversity Review Committee helps the Board fulfill its responsibilities relating to public issues and diversity. In fulfilling its duties, the Public Issues and Diversity Review Committee, among other things, shall:

  •
  review the Company's policy and practice relating to significant public issues of concern to shareowners, the Company, the business community and the general public;

  •
  monitor the Company's progress towards its overall diversity goals, compliance with its responsibilities as an equal opportunity employer and compliance with any legal obligation arising out of employment discrimination class action litigation; and

  •
  review and recommend the Board's position on shareowner proposals in the annual proxy statement.

  Director Nominations

       The Committee on Directors and Corporate Governance will consider recommendations for directorships submitted by shareowners. Shareowners who wish the Committee on Directors and Corporate Governance to consider their recommendations for nominees for the position of Director should submit their recommendations in writing to the Committee on Directors and Corporate Governance in care of the Office of the Secretary, The Coca-Cola Company, P.O. Box 1734, Atlanta, Georgia 30301. Recommendations by shareowners that are made in accordance with these procedures will receive the same consideration by the Committee on Directors and Corporate Governance as other suggested nominees.

       In its assessment of each potential candidate, including those recommended by shareowners, the Committee on Directors and Corporate Governance reviews the nominee's judgment, integrity, experience, independence, understanding of the Company's business or other related industries and such other factors the Committee on Directors and Corporate Governance determines are pertinent in light of the current needs of the Board. Diversity of race, ethnicity, gender and age are factors in evaluating candidates for Board membership. The Committee on Directors and Corporate Governance also takes into account the ability of a Director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

       Nominees may be suggested by Directors, members of management, shareowners or, in some cases, by a third-party firm. In identifying and considering candidates for nomination to the Board, the Committee on Directors and Corporate Governance considers, in addition to the requirements set out in the Company's Corporate Governance Guidelines and its charter, quality of experience, the needs of the Company and the range of talent and experience already represented on the Board.

       The Committee on Directors and Corporate Governance sometimes uses the services of a third-party executive search firm to assist it in identifying and evaluating possible nominees for Director. The Company has engaged the firm Egon Zehnder International to assist in the development and execution over time of a Board succession plan.

Certain Related Person Transactions

  Herbert A. Allen

       Herbert A. Allen, one of our Directors, is President, Chief Executive Officer and a Director of Allen & Company Incorporated ("ACI") and a principal shareowner of ACI's parent. ACI is an indirect equity holder of Allen & Company LLC ("ACL"). ACI transferred its investment and financial advisory services business to ACL in September 2002.

       ACI has leased and subleased office space since 1977 in a building owned by one of our subsidiaries and located at 711 Fifth Avenue, New York, New York. In June 2005, ACI assigned the lease and sublease to ACL. In 2008, ACL paid approximately $4.8 million in rent and related expenses and it is expected that ACL will pay a similar amount in 2009 under the terms of the current lease. In the opinion of management, the terms of the lease, which were modified in 2002, are fair and reasonable and as favorable to the Company as those that could have been obtained from unrelated third parties at the time of the execution of the lease.

       In 2008, the Company paid ACL $1.5 million for financial advisory services it provided in connection with a potential transaction. In the opinion of management, the terms of the financial advisory services arrangement are fair and reasonable and as favorable to the Company as those which could be obtained from unrelated third parties.

  James D. Robinson III

       A daughter-in-law of James D. Robinson III, one of our Directors, has an indirect minority equity interest in Delaware North. The Company supplied beverages to Delaware North as its preferred beverage supplier in 2008. In addition, the Company has a sponsorship agreement with Delaware North relating to the TD Banknorth Garden in Boston. In 2008, the Company paid Delaware North and its subsidiaries approximately $2.6 million in marketing and sponsorship payments in the ordinary course of business. In 2008, Delaware North and its subsidiaries made payments totaling approximately $4.8 million to the Company directly and through bottlers and other agents to purchase fountain syrups and other products in the ordinary course of business. The Company has had a relationship with Delaware North for more than 75 years. In the opinion of management, the terms of the agreements are fair and reasonable and as favorable to the Company as those which could have been obtained from unrelated third parties at the time of the execution of the agreements. Mr. Robinson receives no benefit from this relationship.

  Peter V. Ueberroth

       A daughter of Peter V. Ueberroth, one of our Directors, is an executive officer of the NBA. The Company and the NBA have entered into a marketing agreement. The Company made payments totaling approximately $11.9 million to the NBA in 2008 for marketing, media placement, advertising, and sponsorship in the ordinary course of business. The Company has had a relationship with the NBA since the late 1980's. In the opinion of management, the terms of the agreement are fair and reasonable. Mr. Ueberroth receives no benefit from this relationship.

       In addition, a brother of Mr. Ueberroth is an executive officer, director and majority owner of Preferred Hotel Group. The Company and Preferred Hotel Group have entered into a beverage marketing agreement. The Company made payments totaling approximately $205,000 to Preferred Hotel Group in 2008 for beverage marketing services in the ordinary course of business. In the opinion of management, the terms of the agreement are fair and reasonable and as favorable to the Company as those which could have been obtained from unrelated third parties. Mr. Ueberroth receives no benefit from this relationship.

  Berkshire Hathaway

       Berkshire Hathaway's holdings constituted approximately 8.64% of the Company's outstanding Common Stock as of February 23, 2009. McLane Company, Inc. ("McLane") is a wholly owned subsidiary of Berkshire Hathaway. In 2008, McLane made payments totaling approximately $137 million to the Company to purchase fountain syrup and other products in the ordinary course of business. Also in 2008, McLane received from the Company approximately $7.8 million in agency commissions, marketing payments and other fees relating to the sale of the Company's products to customers in the ordinary course of business. This business relationship was in place for many years prior to Berkshire Hathaway's acquisition of McLane in 2003, is fair and reasonable, and is on terms substantially similar to the Company's relationships with other customers.

       International Dairy Queen, Inc. ("IDQ") is a wholly owned subsidiary of Berkshire Hathaway. In 2008, IDQ and its subsidiaries made payments totaling approximately $2.0 million to the Company directly and through bottlers and other agents to purchase fountain syrup and other products for its corporate stores in the ordinary course of business. Payments from franchised stores are not included. Also in 2008, IDQ and its subsidiaries received promotional and marketing incentives based on the volume of both corporate and franchised stores, totaling approximately $1.7 million from the Company and its subsidiaries in the ordinary course of business. This business relationship was in place for many years prior to Berkshire Hathaway's acquisition of IDQ, is fair and reasonable, and is on terms substantially similar to the Company's relationships with other customers.

       FlightSafety International, Inc. ("FlightSafety") is a wholly owned subsidiary of Berkshire Hathaway. In 2008, the Company paid FlightSafety approximately $854,000 for providing pilot, flight attendant and mechanic training services to the Company in the ordinary course of business. In the opinion of management, the terms of the FlightSafety agreement under which these services are provided are fair and reasonable, and as favorable to the Company as those which could have been obtained from unrelated third parties at the time of the execution of the agreement.

       XTRA Lease LLC ("XTRA") is a wholly owned subsidiary of Berkshire Hathaway. In 2008, the Company paid approximately $187,000 to XTRA for the rental of trailers used to transport and store product in the ordinary course of business. In the opinion of management, the terms of the lease are fair and reasonable, and as favorable to the Company as those which could have been obtained from unrelated third parties at the time of the execution of the lease.

       Berkshire Hathaway holds a significant equity interest in Moody's Corporation ("Moody's"). In 2008, the Company paid fees of approximately $240,000 to a subsidiary of Moody's for rating our commercial paper programs and for other services in the ordinary course of business. The relationship with Moody's is fair and reasonable and is on terms substantially similar to the Company's relationships with similar companies.

       Berkshire Hathaway also holds a significant equity interest in American Express Company ("American Express"). In 2008, the Company paid fees of approximately $620,000 for credit card memberships, business travel and other services in the ordinary course of business to American Express or its subsidiaries. The Company received from American Express approximately $977,000 in rebates and incentives in the ordinary course of business. The relationship with American Express is fair and reasonable.

       Business Wire, Inc. ("Business Wire") is a wholly owned subsidiary of Berkshire Hathaway. In 2008, the Company paid approximately $163,000 to Business Wire to disseminate news releases for the Company in the ordinary course of business. This business relationship was in place prior to Berkshire Hathaway's acquisition of Business Wire in 2006, is fair and reasonable, and is on terms as favorable to the Company as those which could have been obtained from unrelated third parties.

  Approval of Related Person Transactions

       Our policies and procedures regarding related person transactions are in writing in the committee charters for the Committee on Directors and Corporate Governance and the Audit Committee, and in our Codes of Business Conduct. These documents can be found on the Company's website, www.thecoca-colacompany.com, under the Investors' section.

       A "Related Person Transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and, as relates to Directors or shareowners who have an ownership interest in the Company of more than 5%, the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest. Under our policy, there is no threshold amount applicable to Executive Officers with regard to Related Person Transactions.

       A "Related Person" means:

  •
  any person who is, or at any time during the applicable period was, a Director of the Company or a nominee for Director or an Executive Officer;

  •
  any person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock;

  •
  any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Director, nominee for Director, Executive Officer or more than 5% beneficial owner of the Common Stock, and any person (other than a tenant or employee) sharing the household of such Director, nominee for Director, Executive Officer or more than 5% beneficial owner of the Common Stock; and

  •
  any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

  Related Person Transactions Involving Directors

       In general, the Company will enter into or ratify Related Person Transactions only when the Board of Directors, acting through the Committee on Directors and Corporate Governance, determines that the Related Person Transaction is reasonable and fair to the Company.

       When a new Related Person Transaction is identified, it is brought to the Committee on Directors and Corporate Governance to determine if the proposed transaction is reasonable and fair to the Company. The Committee on Directors and Corporate Governance considers, among other things, the evaluation of the transaction by employees directly involved and the recommendation of the Chief Financial Officer.

       However, many transactions that constitute Related Person Transactions are ongoing and some arrangements predate any relationship with the Director or predate the Director's relationship with the Company. For example, ACI's lease of space at 711 Fifth Avenue predates Mr. Herbert Allen's service as a Director and was in place when the Company acquired the property as part of the purchase of Columbia Pictures in 1982.

       When a transaction is ongoing, any amendments or changes are reviewed and the transaction is reviewed annually for reasonableness and fairness to the Company.

       Identifying possible Related Person Transactions involves the following procedures in addition to the completion and review of the customary Directors' Questionnaires.

       The Company annually requests each Director to verify and update the following information:

  •
  a list of entities where the Director is an employee, director or executive officer;

  •
  each entity where an immediate family member of a Director is an executive officer;

  •
  each firm, corporation or other entity in which the Director or an immediate family member is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest; and

  •
  each charitable or non-profit organization where the Director or an immediate family member is an employee, executive officer, director or trustee.

       A nominee for Director also is required to provide the Company with the foregoing information.

  Related Person Transactions Involving Executive Officers

       Likewise, each Executive Officer is required to complete an Executive Officers' Questionnaire annually. In addition, any Related Person Transaction involving an Executive Officer must be preapproved by the Chief Executive Officer. Any such transaction involving the Chief Executive Officer must be submitted to the Audit Committee for approval.

  Related Person Transactions Involving Shareowners With More Than Five Percent Ownership

       The process for evaluating transactions involving a shareowner who has an ownership interest of more than 5% is essentially the same as that employed for Directors, except that the transactions are submitted to the Audit Committee for approval. The shareowner who has an ownership interest of more than 5% is requested to complete a Principal Shareowner Questionnaire that is similar to questionnaires completed by Directors and Executive Officers.

  Verification Process

       When the Company receives the requested information, the Company compiles a list of all such persons and entities, including all subsidiaries of the entities identified. The Office of the Secretary reviews the updated list and expands the list if necessary, based on a review of SEC filings, Internet searches and applicable websites.

       Once the list of persons and entities, generally totaling approximately 2,200 entities when shareowners who have an ownership interest of more than 5% are included, has been reviewed and updated, it is distributed within the Company to identify any potential transactions. This list also is sent to each of the Company's approximately 330 accounting locations to be compared to payments and receipts.

       All ongoing transactions, along with payment and receipt information, are compiled for each person and entity. The information is reviewed and relevant information is presented to the Committee on Directors and Corporate Governance or the Audit Committee, as the case may be, in order to obtain approval or ratification of the transactions and to review in connection with its recommendations to the Board on the independence determinations of each Director.

DIRECTOR COMPENSATION

       In 2006, the Board of Directors adopted the Prior Directors' Plan. The Prior Directors' Plan ties the Directors' annual pay to the Company's performance over a three-year period. If performance goals are not met, the Directors receive nothing for that year of service. No meeting, attendance or committee chair fees are paid under the Prior Directors' Plan. Executive Officers do not play any role in determining or recommending the amount of Director compensation. The performance plan for 2006 compensation (the 2006–2008 performance period) has been completed. Two performance plans, one for 2007 compensation (the 2007–2009 performance period) and one for 2008 compensation (the 2008–2010 performance period), are in progress. The completed plan for 2006 compensation paid out in February 2009. This was the first payment made to Directors, other than new or retiring Directors, since 2005.

New Directors' Plan

       In February 2009, the Directors changed the Prior Directors' Plan. Beginning in 2009, Directors will be credited with $125,000 in share units that pay out in cash on the later of (i) January 15 of the year following the year in which the Director leaves the Board or (ii) six months after the Director leaves the Board. The value of these share units is tied to the long-term performance of Company

Common Stock. Directors also will receive $50,000 in cash annually and each Committee Chair will receive an additional $20,000 in cash. The Directors believe that the new Directors' Plan:

  •
  ties the majority of Directors' compensation to shareowner interests because the value of the units fluctuates up or down depending on the stock price;

  •
  focuses on the long term, since the share units are not paid until the later of (i) January 15 of the year following the year in which the Director leaves the Board or (ii) six months after the Director leaves the Board;

  •
  eliminates any perceived conflict of interest and perceived increased risk around certification of results; and

  •
  is simple to understand and communicate.

The two three-year performance periods under the Prior Directors' Plan currently in progress will continue according to their terms. The new Directors' Plan represents no increase in the amount awarded, except for Committee Chair fees. The total compensation initially credited under the new Directors' Plan is less than the amount paid out for 2006 service, as shown on page 31.

Prior Directors' Plan

       The following questions and answers concern the Prior Directors' Plan in place before 2009. The last performance period under this plan ends December 31, 2010.

How did the Prior Directors' Plan work?

       Under the Prior Directors' Plan, every year, each Director, except a new Director, was credited with share units as compensation for that year. The number of share units was equal to the number of shares of Common Stock that could be purchased on the first day of the first regularly-scheduled Board meeting, which occurred in February, with $175,000. The Board of Directors, with input from the Committee on Directors and Corporate Governance, set a performance goal for a three-year period. If the performance goal is met at the end of the three-year period, the Directors are paid in cash an amount equal to the number of units multiplied by the market value of a share of Common Stock on the date the Audit Committee certifies performance results. If the goal is not met, no payment is made. When a dividend is paid on Common Stock, the number of units is increased by the number of shares of Common Stock that could be purchased with the amount of the dividend on the dividend payment date.

What happens if a Director leaves the Board before the end of the three-year period?

       The share units do not vest upon termination of service as a Director. If a Director does not continue to serve as a Director, the share units credited to his or her account for each performance period in progress are prorated based on the amount of time in the performance period he or she served as a Director. Thus, for example, if a Director leaves after the first year of the performance period, he or she would be entitled to one-third of the payment made to the Directors who served for the entire three-year period. Any Director who leaves prior to the end of the performance period would receive such prorated payment only after the three-year performance period had ended and only if the performance goal had been met.

How were new Directors treated?

       The Board determined that new Directors would be paid $175,000 in cash for their first 12 months of service, and then participate in the performance portion of the Prior Directors' Plan on the same terms as the other Directors. For example, Ms. Herman joined the Board in October 2007. She was paid $175,000 in cash in quarterly installments over the first 12-month period of service. In October 2008, she was credited with a prorated number of share units for the 2008–2010 performance period.

Could the Directors defer any of the payment they receive?

       Non-management Directors may have elected to defer receipt of all or part of the cash settlement of the share units, if earned, until the later of (i) January 15 of the year following the year the Director leaves the Board or (ii) six months after the Director leaves the Board. A Director could elect a lump sum or up to five annual installments. If a Director defers the payout of the share units, the amount that would have been paid is credited to an account under the Directors' Plan. Share units are credited with hypothetical dividends and appreciate (or depreciate) as would an actual share of Common Stock. The Directors' accounts are paid in cash. The Directors' Plan does not provide for above market or preferential earnings on deferrals (as those terms are defined by the SEC).

How are the plans in progress performing?

       As of December 31, 2008, there were three performance periods ongoing under the Prior Directors' Plan: the 2006–2008 performance period for 2006 compensation, the 2007–2009 performance period for 2007 compensation, and the 2008–2010 performance period for 2008 compensation. For the 2008–2010 performance period, the share units were credited based on the value of Common Stock on February 21, 2008. The number of units initially credited for the 2008–2010 performance period to each participating Director was 3,010.

       For all of the performance periods, the Board set a target of 8% compound annual growth in comparable earnings per share. For the 2008–2010 performance period, the Company's 2007 comparable earnings per share of $2.70 is used as the base for this calculation. For the 2007–2009 performance period, the Company's 2006 comparable earnings per share of $2.37 is used as the base for this calculation. For the 2006–2008 performance period, the Company's 2005 comparable earnings per share of $2.17 is used as the base for this calculation. For all performance periods, the calculation of comparable earnings per share growth is adjusted for significant structural changes, accounting changes, and non-recurring charges and gains. The Audit Committee must approve and certify any adjustments. These adjustments are intended to provide a consistent year-to-year comparison.

       In February 2009, the Audit Committee reviewed and certified the Company's comparable earnings per share performance for the 2006–2008 performance period. The Audit Committee certified that the performance target of 8% compound comparable earnings per share growth was achieved. Each Director participating in the plan for this performance period was credited with 4,587 share units as of February 18, 2009. Based on the average of the high and low prices of Company Common Stock on February 18, 2009, Directors earned $195,617 for this performance period upon the Board's authorization of payout on February 19, 2009. These Directors received no cash compensation in 2006, 2007 or 2008.

       In February 2010, the Audit Committee will review and certify the Company's comparable earnings per share performance for the 2007–2009 performance period. In February 2011, the Audit Committee will review and certify the Company's comparable earnings per share performance for the 2008–2010 performance period. Currently, it is not known whether the targets for both periods will be met. As of the end of 2008, we believed it was probable that the targets would be achieved for both periods based on performance through 2008. However, the volatility in the global economic environment and the impact of currency over the remaining years of the performance periods will have a significant impact on whether or not the programs ultimately pay out.

       As of December 31, 2008, each Director, except Ms. Herman, who began her service as a Director in 2007 and Mr. Wallenberg and Ms. Lagomasino, who began their service as Directors in 2008, had 11,545 total share units, which relate to the three performance periods, as follows:

Performance Period	Share Units as of December 31, 2008	Payment Date
2006–2008 Performance Period	4,587	February 2009*
2007–2009 Performance Period	3,860	February 2010, if the performance goal is met
2008–2010 Performance Period	3,098	February 2011, if the performance goal is met
  *
  Payment for 2006 was certified in February 2009. Payment earned by each eligible Director was valued at $195,617, representing 4,587 share units.

2008 Director Compensation

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Herbert A. Allen	$0	$111,934	$0	$0	$0	$3	$111,937
Ronald W. Allen	0	111,934	0	0	0	614	112,548
Cathleen P. Black	0	111,934	0	0	0	357	112,291
Barry Diller	0	111,934	0	0	0	614	112,548
Alexis M. Herman	131,250	11,815	0	0	0	3	143,068
Donald R. Keough	0	111,934	0	0	0	3	111,937
Maria Elena Lagomasino	43,750	0	0	0	0	1	43,751
Donald F. McHenry	0	111,934	0	0	0	1,036	112,970
Sam Nunn	0	111,934	0	0	0	32,933	144,867
James D. Robinson III	0	111,934	0	0	0	21,036	132,970
Peter V. Ueberroth	0	111,934	0	0	0	13,354	125,288
Jacob Wallenberg	175,000	0	0	0	0	3	175,003
James B. Williams	0	111,934	0	0	0	16,095	128,029

       No employee who serves as a Director is paid for those services.

Fees Earned or Paid in Cash (Column (b))

       Ms. Herman, Ms. Lagomasino and Mr. Wallenberg received cash payments for services in 2008. As new Directors, they received cash compensation for their first twelve months of service instead of participating in the performance portion of the Prior Directors' Plan, as described in the narrative above. Ms. Herman's first year of service ended in October 2008, so she also received a prorated number of share units for the 2008–2010 performance period. Ms. Lagomasino and Mr. Wallenberg, who began their service as Directors in 2008, received only cash in 2008. The amounts reported in the Fees Earned or Paid in Cash column reflect the cash amounts paid for 2008.

Stock Awards (Column (c))

       The amounts reported in the Stock Awards column reflect the expense associated with each Directors' share units under the Prior Directors' Plan, calculated in accordance with the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), "Share Based Payment" ("FAS 123R"). Even though the units may be forfeited, the amounts reported do not reflect this contingency. The amounts reported reflect the expense for a portion of each of the three performance periods since the three-year performance periods overlap. For all Directors with share units, other than Ms. Herman, the total amount represents $46,759 for the 2006–2008 performance period, $39,801 for the 2007–2009 performance period and $25,374 for the 2008–2010 performance period. The expense is recorded if the Company determines that it is probable that the performance goal will be met. The value of the share unit awards for the 2008–2010 performance period on the grant date (February 21, 2008) was $175,000. Ms. Herman received a prorated number of share units valued on the grant date (October 18, 2008) at $35,479, with an accounting expense for 2008 of $11,815.

All Other Compensation (Column (g))

       The amounts reported in the All Other Compensation column reflect, where applicable, the premiums for business travel accident insurance, life insurance (including accidental death and dismemberment coverage), medical and dental insurance, and Company matching gifts to non-profit organizations for Directors who participated in that program.

       For Directors who elected coverage prior to 2006, the Company provides health and dental insurance coverage on the same terms and cost as available to U.S. employees and life insurance coverage, which includes $30,000 term life insurance and $100,000 group accidental death and dismemberment insurance. The premiums for life insurance (including accidental death and dismemberment) were: for each of Messrs. Ronald Allen, Diller and Nunn $611; for Ms. Black $354; and for each of Messrs. McHenry, Robinson, Ueberroth and Williams, $1,033. Group travel accident insurance coverage of $200,000 is provided to all Directors while traveling on Company business, at a Company cost of $3 per Director. The total cost for these insurance benefits to all of the non-management Directors in 2008 was $36,052.

       The Directors are eligible to participate in the Company's matching gifts program, which is the same program available to all U.S. based employees and retirees. In 2008, this program matched up to $10,000 of charitable contributions to tax-exempt arts, cultural, environmental or educational organizations, on a two for one basis. The total cost of matching contributions on behalf of the non-management Directors for 2008 was $50,000. Mr. Nunn's and Mr. Robinson's designated charities received $20,000 each. Mr. Williams' designated charity received $10,000.

       The Company also provides its products to Directors. The total cost of Company products provided during 2008 to all of the non-management Directors was approximately $12,500, which is not reflected in the table.

 COMPENSATION DISCUSSION AND ANALYSIS

Overview

       Despite challenging economic headwinds, the Company in 2008 delivered strong operating performance. Specifically, the Company achieved:

  •
  strong growth in worldwide unit case volume of 5%;

  •
  operating income growth of 16% on a reported basis and 17% on a comparable basis; and

  •
  global volume and value share gains across key markets and categories.

       Earnings per share declined 3% on a reported basis, primarily related to non-cash impairment charges at Coca-Cola Enterprises Inc., restructuring charges and asset write-downs. However, after considering these items impacting comparability, earnings per share grew 17% on a comparable basis. The Company's total shareowner return, representing the change in share price plus dividends, was 21.3% for the period 2005-2008. However, the Company's total return to shareowners for 2008 was negative 23.8% versus 2007.

       Executive compensation in 2008 reflected the solid operating performance of the Company, as well as the market downturn. Most of the compensation for Named Executive Officers varies with Company and individual performance. In addition, the value of the majority of the compensation for Named Executive Officers is tied to the price of Company stock. The Company's pay for performance philosophy was evident in the specific elements of compensation in 2008 as follows:

  •
  Annual Incentive. As described in detail beginning on page 38, the Compensation Committee, in order to protect shareowner interests, decided to pay discretionary bonuses to Named Executive Officers for 2008 rather than disclose confidential, competitively sensitive business information. In utilizing its discretion, the Compensation Committee considered a number of quantitative and qualitative factors, including, but not limited to, volume growth, earnings per share growth, global volume and value share gains and overall Company operating performance in the current economic climate. In addition, the Compensation Committee also considered performance against individual goals, as described beginning on page 39. The individual bonuses were above the target amount for each Named Executive Officer but significantly below the maximum payout as described on page 39. We do not intend to continue paying entirely discretionary bonuses. For 2009, we have changed the applicable performance measures under the Performance Incentive Plan of The Coca-Cola Company (the "Performance Incentive Plan") for Executive Officers. Incentives for Executive Officers for 2009 will be based on growth in comparable earnings per share and growth in volume.

  •
  Long-Term Rewards Program (Equity Compensation). Our equity compensation program, consisting of stock options and performance share units, is designed to tie the interests of our senior employees to the interests of shareowners.

      Stock Options.    Because the Company's stock price declined in 2008, 68% of outstanding stock options held by the Named Executive Officers were "underwater" as of December 31, 2008. This means that the grant price was higher than the market price of the Common Stock and therefore those options had no current value. In addition, stock options granted in 1998 expired in October 2008 at a time when the grant price exceeded the market price of Common Stock. As a result 8,831,985 options, including 32,560 held by Named Executive Officers, expired unexercised. Our stock option plans prohibit repricing of options without shareowner approval and the Company has a clear position against repricing options.

      Performance Share Units. At the end of 2008, the performance of the 2006–2008 Performance Share Units was achieved at the maximum level. However, we determined in 2008 that the 2007–2009 Performance Share Units were likely to pay out at a significantly lower level than was forecasted at the end of 2007. Because the predicted performance level was significantly lower, the Company reversed a portion of the accounting expense taken in 2007 related to the 2007–2009 Performance Share Units as required by FAS 123R. As detailed beginning on page 52, some accounting expense was reversed for all Named Executive Officers.

       The Compensation Committee has been monitoring the ongoing global economic conditions. Although no significant changes were made in 2008 to the Company's overall compensation philosophy and structure, the Compensation Committee has determined that senior executives, including the Named Executive Officers, will not receive merit increases to base salary in 2009.

Overall Compensation Philosophy and Objectives

       Our compensation philosophy is to drive and support the Company's long-term goal of sustainable growth and total shareowner return by paying for performance, with due consideration to balancing risk and reward. By "sustainable growth," we mean investing in our long-term opportunities while meeting our short-term commitments.

       We have a global compensation framework that is designed to ensure that we:

  •
  reinforce a high-performing culture;

  •
  develop our employees to their highest potential;

  •
  focus on those programs that will drive sustainable growth and that employees value; and

  •
  have a common and transparent approach for decision-making with respect to compensation decisions.

       We design our compensation programs to:

  •
  establish a clear connection between individual rewards, the performance of each of our employees (including the Named Executive Officers) and the Company's overall performance;

  •
  pay for performance and behaviors that reinforce the values underlying our "Manifesto for Growth," including leadership, collaboration, integrity, accountability, passion, diversity and quality;

  •
  be transparent in intent and simple in design; and

  •
  optimize our investment in our people by investing in those plans that not only drive business performance but that are competitive and valued by our employees, including the Named Executive Officers.

       The Compensation Committee evaluates risks and rewards associated with the Company's overall compensation philosophy and structure. Management discusses with the Compensation Committee the routines that have been put in place to identify and mitigate, as necessary, potential risks. With respect to specific elements of compensation:

  •
  Base salary does not encourage risk-taking as it is a fixed amount.

  •
  The annual incentive plan is designed to reward achievement of short-term performance metrics. Through a combination of plan design and Board and management procedures, undue risk-taking is mitigated. Specifically, the plan has a cap on the award for any individual and constitutes a relatively small portion of total direct compensation for Executive Officers. Board and management procedures include monthly management review and quarterly review of business performance by the Audit Committee and the Company's internal disclosure committee.

  •
  A number of factors mitigate risks inherent in long-term equity compensation. Specifically, the Company has stock ownership requirements for senior executives, which have recently been increased as described on page 49. For grants made in 2009, awards contain a provision requiring any senior executive who has not met his or her ownership guidelines within the required period to retain all shares necessary to satisfy the guidelines after paying the exercise price and/or taxes. Executive Officers must also obtain permission from the Company's General Counsel before the sale of any shares, even during a trading period. The Company also requires in certain circumstances, such as the special grants to Mr. Kent described on page 42, that senior executives retain net shares obtained upon exercise of stock options until separation from the Company. The Performance Share Unit program also requires an additional holding period of one or two years after the performance period has ended.

Elements of Compensation

       Each element of our compensation programs in 2008 is intended to encourage and foster the following results and behaviors:

       Total direct compensation is comprised of base salary, annual incentive and long-term equity compensation. When we evaluate the market competitiveness of executive compensation, we consider total direct compensation. The majority of this compensation is dependent upon the performance of the Company and the individual. If the Company or the individual does not perform, executives may receive only a fraction of their targeted total direct compensation.

       Generally, we have no employment contracts with our executives or employees, unless required or customary based on local law or practice. With respect to the Named Executive Officers, we have a contract only with Mr. Reyes since all of our employees in Mexico have employment contracts in accordance with Mexican law.

Decision-Making Process and Role of Executive Officers

       The following describes how compensation decisions are made for the Named Executive Officers, including the role of Executive Officers:

Step 1:	The Human Resources department, using data provided by the Compensation Committee consultant, develops competitive pay guidelines for base salary, annual incentive and long-term equity compensation. These guidelines are developed based on an analysis of our peer group's (as set forth on page 43) pay practices, internal equity and affordability. The Compensation Committee discusses and then modifies or agrees to suggested guidelines.
Step 2:
The Compensation Committee considers the Board's evaluation of the Chairman and the President and Chief Executive Officer and makes preliminary determinations on base salary, annual incentive and long-term equity compensation.

The Chairman and the President and Chief Executive Officer consider performance and make individual recommendations to the Compensation Committee for other senior executives on base salary, annual incentive, and long-term equity compensation. The Compensation Committee reviews, discusses and modifies as appropriate these compensation recommendations.
Step 3:
The Compensation Committee discusses compensation recommendations for the Chairman and the President and Chief Executive Officer with the Board and considers its input. The Compensation Committee makes final decisions with regard to the Chairman and the President and Chief Executive Officer.
The Compensation Committee also approves recommendations for other senior executives.
Step 4:	The Compensation Committee communicates its decisions to the Chairman and the President and Chief Executive Officer. Managers communicate compensation decisions to their direct reports.

Annual Compensation

       Base Salary.    We pay base salary to attract talented executives and to provide a fixed base of cash compensation. This generally comprises 15-20% of total direct compensation for executives, although it may be a smaller percentage for the highest level executives. For each position in the Company, including the Named Executive Officers' positions, we assigned a job grade based on job duties and responsibilities. Each job grade has a salary range. To determine the salary ranges, the Compensation Committee took into account several factors including:

  •
  a survey of our peer group's (as set forth on page 43) pay practices, noting the 50th, 60th and 75th percentiles to gain an understanding of the range of competitive pay;

  •
  an internal analysis of the current base salary of each individual within each job grade; and

  •
  an internal analysis of how broad each range should be in order to facilitate the movement of senior executive talent around the globe and to develop, attract and retain key talent. The internal analysis also included a comparison of each job grade against the job grade just above and just below taking into account differences in breadth, scope and complexities of each role.

       Since several other elements of compensation are driven by base salary, the Compensation Committee is careful to set the appropriate level of base salary. Base salaries for Named Executive Officers are individually determined by the Compensation Committee, within the salary range for the job grade after considering:

  •
  breadth, scope and complexities of the role;

  •
  internal equity and affordability;

  •
  the employee's current compensation;

  •
  individual performance; and

  •
  peer group market competitiveness (based on the peer group set forth on page 43).

       Internal equity in this context means ensuring that employees with similar responsibilities, experience and historical performance are rewarded comparably. Affordability is also used in determining base salaries and annual increases. What we pay our employees, including the Named Executive Officers, eventually is factored into the price of our products. We look at base salary, annual incentive opportunities and long-term equity compensation to understand whether total direct compensation is competitive and affordable. We do not seek to set the base salary of any employee, including any Named Executive Officer, at a certain multiple of the salary of another specified employee.

       After the base salary is determined using this process, a review is conducted by comparing the recommended salary to a reference point in the salary range. This reference point is determined by evaluating a number of factors including an analysis of competitive pay for all jobs within each job grade, internal equity and a comparison of the reference point for each job grade to ensure a logical progression from grade to grade. This is used solely as a reference point for the Compensation Committee to validate that the salary is competitive and set appropriately based on the individual's skills, experience and performance.

       In general, there are three situations that may warrant an adjustment to base pay: annual merit increases, promotions or changes in role, and market adjustments.

       Annual merit increases.    As noted above, senior executives will not receive merit increases in 2009. In a year where annual merit increases are awarded, the Compensation Committee reviews potential merit increases to base salary in February and merit increases, if any, are usually effective April 1. Annual merit increases are not guaranteed and adjustments take into account the individual's performance, responsibilities, and experience, as well as internal equity and external market practices. These increases generally are awarded within a pre-established range approved by the Compensation Committee. Individual increases are determined after a case-by-case evaluation by the employee's manager. We seek to provide the highest performing employees the highest rewards. This is intended to encourage executives to meet their personal goals, which include developing talent, personal skill development and similar goals.

       Promotions or changes in role.    We also may recommend a salary increase to recognize an increase in responsibilities resulting from a change in an employee's role or a promotion to a new position. We carefully consider new responsibilities, external pay practices and internal equity in addition to past performance and experience when making such salary changes.

       Market adjustments.    Market adjustments are awarded to individuals who are performing successfully when we recognize a significant gap between the market data and the individuals' base salaries. These gaps can be driven by inflation or by scarce supply of talent for a particular role. In general, market adjustments are determined as part of the annual merit review process.

       Actions taken in 2008.    In 2008, Messrs. Isdell and Kent evaluated recommendations for each of the other Named Executive Officers and submitted them to the Compensation Committee for final review and approval. The Compensation Committee relied to a large extent on Messrs. Isdell's and Kent's evaluations of the other Named Executive Officers' performance.

       Mr. Isdell's base salary did not change in 2008. When Mr. Kent was promoted to President and Chief Executive Officer effective July 1, 2008, the Compensation Committee considered external competitive market data in determining Mr. Kent's base salary. Mr. Kent's base salary was set at $1,200,000 per year, a 20% increase over his salary in his prior position to reflect his increased responsibilities and the competitive market for chief executive officer talent. This was his only increase in 2008.

       Mr. Cummings was promoted to his current position of Chief Administrative Officer effective July 1, 2008. As a result, Mr. Cummings' salary was set at $700,000 per year, a 15% increase over his prior salary, to reflect his increased responsibilities. This increase was in addition to his annual merit increase of 7% effective in April 2008.

       Messrs. Isdell and Kent reviewed business and individual performance for the other Named Executive Officers. Based on this review, they proposed to the Compensation Committee the following merit increases, which were approved:

  •
  a 5% increase effective April 1, 2008 to Mr. Fayard;

  •
  a 5% increase effective April 1, 2008 to Mr. Finan; and

  •
  an 8% increase effective April 1, 2008 to Mr. Reyes.

       Annual Incentive.    As a component of total compensation, the Compensation Committee chooses to pay annual incentives to drive the achievement of key results for the Company, the Group and/or the business unit and to recognize individuals based on their contributions to those results. The annual incentive generally comprises 15-20% of total direct compensation for executives. The Compensation Committee recognizes that short-term results contribute to achieving long-term goals.

       Typically, the annual incentive to all employees is paid under the Performance Incentive Plan using a formula, as described in the Company's 2008 Proxy Statement, based on objectively determinable business results. The Company has never disclosed the exact business targets or their interrelationships used under the formula to determine the annual incentive because doing so would result in competitive harm to the Company. In addition, the Company does not believe that such disclosure would be material to shareowners' understanding of the plan. In May 2008, the Company received a comment letter from the SEC requesting that we disclose the exact performance targets used for the Performance Incentive Plan. The Company did not believe such disclosure was required. After extensive discussions with the SEC over a number of months, the SEC then requested that we disclose the range of business performance targets and the personal performance factors for each Named Executive Officer. The Company believed that disclosing the ranges would allow a competitor to recreate the matrix of business performance targets and use this information to determine our business strategy.

       Therefore, the Compensation Committee decided to approve discretionary bonuses for the Named Executive Officers for 2008 rather than base incentives on those confidential business performance targets. This means that the incentives paid to Messrs. Isdell, Kent, Finan and Cummings (the U.S. based Named Executive Officers other than the Chief Financial Officer) will not be deductible for tax purposes for 2008 pursuant to Section 162(m) of the Tax Code. The Compensation Committee weighed the additional tax cost versus the competitive harm in disclosing the plan targets and determined that the potential competitive harm significantly outweighed the additional tax cost, which was not material.

       The starting point for the discretionary annual incentive for the Named Executive Officers was a target percentage of base salary. This percentage is determined by each executive's job grade and is consistent throughout the world for a particular job grade. No Named Executive Officer could earn more than the maximum provided under the Performance Incentive Plan. For 2008, the targets for the Named Executive Officers, the range of potential payouts for each Named Executive Officer, and the actual amounts awarded were:

Name	Target Percentage of Base Salary	Range of Potential Payouts	Actual Award
Mr. Isdell	200%	$0 – $10,000,000	$4,500,000
Mr. Kent	175% for January – June	0 – 6,640,000	4,500,000
	200% for July – December
Mr. Cummings	125%	0 – 2,800,000	950,000
Mr. Fayard	125%	0 – 2,966,400	1,100,000
Mr. Finan	125%	0 – 3,150,000	1,350,000
Mr. Reyes	125%	0 – 2,418,800	1,250,000

       In utilizing its discretion, the Compensation Committee considered a number of quantitative and qualitative factors, including, but not limited to, volume growth, earnings per share growth, global volume and value share gains and overall Company operating performance in the current economic climate. In addition, the Compensation Committee also considered performance against individual goals as follows:

  •
  Mr. Isdell: Mr. Isdell led a seamless Chief Executive Officer transition, enabling management and employees to focus on delivering business results. In addition, in his continued role as Chairman of the Board, Mr. Isdell continued to enhance the external perception of the Company in the areas of social responsibility and diversity. Mr. Isdell's strategic leadership in the first half of the year as Chief Executive Officer contributed substantially to the Company's solid operating performance.

  •
  Mr. Kent: Mr. Kent worked closely with Mr. Isdell, the Board of Directors and senior leadership to seamlessly assume his new responsibilities as Chief Executive Officer. Mr. Kent's effective leadership of the operations for the entire year delivered solid operating results in 2008. In addition, Mr. Kent initiated a Company-wide transformation to rewire the organization to be more flexible and to make decisions more quickly in responding to consumer needs. Mr. Kent also initiated productivity programs to capture $500 million annualized savings by 2011.

  •
  Mr. Cummings: Mr. Cummings led solid volume, share and profit growth in the Africa Group as Group President. As he assumed his new responsibilities as Chief Administrative Officer of the Company, he focused on transformation and productivity initiatives, including the launch of a global shared services organization and the redesign of Technical and Supply Chain organizations.

  •
  Mr. Fayard: Mr. Fayard contributed to the Company's bottom line through effective leadership in the areas of Tax, Treasury, Audit and Merger and Acquisitions strategies. He also co-led Company-wide transformation and productivity initiatives and acted as an effective and dependable partner in matters related to the Board of Directors and Board Committees.

  •
  Mr. Finan: Mr. Finan achieved another year of strong growth across key markets in the Bottling Investments Group. He continued to show excellent leadership and notable credibility in the stewardship of the Company's investments in large public bottlers and made tangible progress in running the Supply Chain and concentrate plant operations. Additionally, he successfully co-led broader Company-wide productivity initiatives.

  •
  Mr. Reyes: Mr. Reyes achieved or surpassed all volume and profit performance metrics across the entire Latin America Group, strengthened core capabilities and demonstrated best practices around consumer marketing, commercial leadership and franchise leadership in all business units. In addition, he led the successful integration of local beverage brands into our business model in Mexico, Brazil and other key markets.

Long-Term Equity Compensation

       General.    We provide performance-based long-term equity compensation to our senior executives, including the Named Executive Officers, as part of their total direct compensation to tie the interests of these individuals directly to the interests of our shareowners. We also believe that long-term equity compensation is an important retention tool. Long-term equity compensation generally comprises 60–70% of total direct compensation for executives.

       The Compensation Committee set ranges for long-term equity compensation for each job grade using the same process it used to set base salary ranges, as described above, including surveying our peer group's (as set forth on page 43) equity compensation practices, noting the 50th, 60th and 75th percentiles to gain an understanding of the range of competitive pay. The actual total value of long-term equity compensation within the range awarded to each employee, including Named Executive Officers, is individually determined after considering:

  •
  skills, experience, potential and time in role;

  •
  internal equity;

  •
  individual performance; and

  •
  peer group (as set forth on page 43) market competitiveness.

There is no specific target within the ranges. After a value is determined using this process, a review is conducted by comparing the recommended amount to a reference point in the long-term equity range. This reference point is determined by evaluating a number of factors including an analysis of competitive pay for all jobs within each job grade, internal equity and a comparison of the reference points for each job grade to ensure a logical progression from grade to grade. This reference point is used by the Compensation Committee to validate market competitiveness of long-term equity compensation. The value awarded to a particular senior executive may be higher or lower than this reference point.

       In 2008, we awarded annual long-term equity compensation to eligible employees, including the Named Executive Officers, in two forms: stock options and performance share units. The value determined for each employee was delivered through a combination of 60% stock options and 40% performance share units. This mix of equity was determined after a detailed review of competitive market practices and ensures a balance between internal and external measures of the Company's performance as reflected in the Company's stock price. This mix of equity was the same for Named Executive Officers and all other eligible employees. The Compensation Committee determined actual award levels based on its review of individual performance and expected potential for future contributions to our sustainable growth. The Compensation Committee also took into account an individual's history of past awards, time in current position, and any change in responsibility. Long-term equity awards play no role in the determination of retirement benefits.

       In February 2009, we awarded annual long-term equity compensation to eligible employees only in the form of stock options. Because of the extreme volatility and uncertainty in the world economy, it was exceptionally difficult to set reliable three-year economic profit targets for performance share units and therefore we did not award performance share units in February 2009. Additional details concerning our long-term equity compensation plans can be found beginning on page 79.

       Stock Options.    We believe stock options are inherently performance-based because the exercise price is no less than the market value of the Common Stock on the date the option is granted. Therefore, the option has value to the holder only if the market value of the Common Stock appreciates over time. When the stock price does not increase, the stock options do not have value.

       In 2008, we granted stock options to approximately 4,600 employees, including all Named Executive Officers. There is no relationship between the timing of our equity award grants and our release of material, non-public information. The options are granted with an exercise price no less than the average of the high and low prices of the Common Stock on the date of grant. The laws of certain foreign jurisdictions require additional restrictions on the calculation of the option price. Except to comply with foreign regulations, including tax regulations, the grant date is the date the Compensation Committee takes action. We do not, and have not, backdated options. The Company believes that the methodology used in its plans, the average of the high and low prices of the Common Stock on the grant date, is more representative of the fair value than the closing market price. This methodology has been used by the Company for over 20 years.

       Performance Share Units.    In 2008, we granted performance share units to approximately 4,600 employees. These were generally the same employees who received stock options. Performance share units provide an opportunity for employees to receive restricted stock if a performance criterion is met for a three-year performance period. The stock is generally restricted for one additional year. For performance share units granted prior to 2008, the stock is restricted two additional years. Except in the case of retirement, dividends are paid only once the performance criterion is met.

       All Named Executive Officers received an award of performance share units in February 2008. For the 2008–2010 performance period, the performance criterion is compound annual economic profit growth. Economic profit is our net operating profit after tax less the cost of the capital used in our business. The Compensation Committee chose this measure as it believed economic profit growth is a key metric for long-term sustainable growth. Over time, economic profit growth has proven to be highly correlated with the performance of our stock price.

       For the 2008–2010 performance period, the Compensation Committee set the target performance measure at 9% compound annual economic profit growth. The threshold award requires 6.5% growth and the maximum award is earned at 11% growth. If the minimum performance measure is not met, no shares are earned. In determining the minimum, target and maximum economic profit growth levels, the Compensation Committee considers the circumstances facing the Company for the specific performance period. Actual grants, if any, range from 50% to 150% of the target number of performance share units awarded.

       In February 2008, the Compensation Committee and the Audit Committee certified the results of the 2005–2007 performance period, which was based on compound annual growth in comparable earnings per share. The target was 5% compound annual growth in comparable earnings per share and the maximum award was earned at 7% compound annual growth in comparable earnings per share. The performance target was achieved at the maximum level and 150% of the target award was granted. In February 2009, the Compensation Committee and the Audit Committee certified the results of the 2006–2008 performance period. The target was 8% compound annual growth in comparable earnings per share and the maximum award was earned at 10% compound annual growth in comparable earnings per share. The performance target was achieved at the maximum level and 150% of the target award was granted.

       Special Awards to Mr. Kent in 2008.    Mr. Kent became Chief Executive Officer of the Company effective July 1, 2008, and also continued as President. In conjunction with Mr. Kent's new responsibilities, the Compensation Committee reviewed Mr. Kent's compensation package. In addition to the salary increase and increase in his annual incentive target described above, Mr. Kent was awarded two sets of stock options. The first grant of 632,911 options was awarded to bring Mr. Kent's total compensation to a competitive level for a chief executive officer position and commensurate with his responsibilities. These options were granted at a price of $50.53, the average of the high and low prices of the Common Stock on the date of grant. These options vest 25% on the first, second, third and fourth anniversary of the grant date, and vesting does not accelerate upon Mr. Kent's retirement. The second grant was a special, one-time grant of 289,352 options. This grant is a special incentive for Mr. Kent and was designed so that Mr. Kent cannot realize value from the options until shareowners have first recognized value. These options were granted at a price of $58.1095, which is a 15% premium over the price of the Common Stock on the grant date. These options vest 100% on the fourth anniversary of the grant date and vesting does not accelerate upon Mr. Kent's retirement. The retirement provision of Mr. Kent's awards is more stringent than the provision applied to the awards to the general population of employees. For both grants, Mr. Kent is required to retain all shares acquired upon exercise until separation from the Company, except to pay the option exercise price and/or to pay taxes related to the option.

Peer Group

       We use a peer group of companies as a reference for determining competitive total compensation packages. Currently, our peer group consists of the following 32 companies:

3M Company
Abbott Laboratories
Altria Group, Inc.
American Express Company
Anheuser-Busch Companies, Inc.*
Bank of America Corporation
Bristol-Myers Squibb Company
Citigroup Inc.
Colgate-Palmolive Company
Eli Lilly and Company
General Electric Company
General Mills, Inc.
Hewlett-Packard Company
H.J. Heinz Company
Intel Corporation
International Business Machines Corporation	Johnson & Johnson
Kimberly-Clark Corporation
Kraft Foods Inc.
McDonald's Corporation
Merck & Co., Inc.
Microsoft Corporation
Nestlé S.A.
Nike, Inc.
PepsiCo, Inc.
Pfizer Inc.
Schering-Plough Corporation
The Home Depot, Inc.
The Procter & Gamble Company
The Walt Disney Company
Unilever PLC
Wyeth

*
Anheuser-Busch Companies, Inc. was purchased by InBev S.A. in 2008.

       The Compensation Committee established this peer group in 2003, and periodically reviews the group to ensure that it is still pertinent for comparison purposes. The peer group was last reviewed in 2007. Recognizing the significant changes in the global macroeconomic environment, the Committee intends to review the peer group in 2009. These companies were selected because we share many distinguishing criteria, including, but not limited to, market capitalization, global operations, significant brand equity, similar distribution system challenges, and/or certain financial similarities. We also compete with these companies for executive talent.

Role of the Compensation Consultant

       The Compensation Committee engaged a representative of Towers Perrin as its independent compensation consultant during 2008 to provide research, market data, survey information and design expertise in developing compensation programs for executives and equity programs for eligible employees. Towers Perrin also provided market data and recommendations around changes to the Company's stock ownership guidelines. In addition, this representative keeps the Compensation Committee apprised of competitive and regulatory activities related to executive compensation practices. This representative does not determine or recommend the exact amount or form of executive compensation for any of the Named Executive Officers. This representative generally attends meetings of the Compensation Committee, is available to participate in executive sessions and also communicates directly with the Compensation Committee Chair or its members outside of meetings.

       The Compensation Committee has a written engagement letter with Towers Perrin. Under the terms of this engagement letter:

  •
  the representative reports directly to the Chair of the Compensation Committee;

  •
  the Compensation Committee determines the scope of requested services; and

  •
  the Compensation Committee has the sole authority to hire, fire and approve fee arrangements for the representative's work.

The Compensation Committee is free to replace the representative or hire additional consultants at any time. The representative provides no other consulting services to the Company. Towers Perrin has established a firewall between the representative and other services provided by Towers Perrin to the Company.

       During 2008, Towers Perrin and its affiliates received less than 1% of their consolidated gross revenues from the Company for consulting and actuarial fees. The Compensation Committee adopted an Independence Policy for the Compensation Committee consultant in February 2008 that establishes independence requirements, including that Towers Perrin and its affiliates do not derive more than 1% of their consolidated gross revenues from the Company. The Independence Policy also requires an annual certification from Towers Perrin confirming compliance with the Compensation Committee's Independence Policy.

Additional Information

Benefits

       In the United States, the Named Executive Officers participate in the same benefit plans as the general employee population. International plans vary, but each Named Executive Officer receives only the benefits offered in the relevant broad-based plan. In general, benefits are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on years of service with the Company. These benefits help the Company be competitive in attracting and retaining employees. Benefits help keep employees focused on serving the Company and not distracted by matters related to paying for health care, adequate savings for retirement and similar issues.

Perquisites

       The Company provides those perquisites that it feels are necessary to enable the Named Executive Officers to perform efficiently their responsibilities and to minimize distractions. We believe the benefit the Company receives from providing these perquisites outweighs the cost to provide them.

       The Board requires Messrs. Isdell and Kent to fly on the Company aircraft for business and personal use. This requirement provides security given the high visibility of the Company and its brands, maximizes their productive time, and ensures their quick availability. The United States is not the home country of either our Chairman or President and Chief Executive Officer and reasonable personal use of the aircraft maximizes their productivity. Consistent with past practice, the Company reimburses Mr. Isdell for taxes incurred because of his personal use of Company aircraft. However, Mr. Kent is not provided a tax reimbursement for personal use of aircraft. Messrs. Isdell's and Kent's use of a Company car and driver for commuting and business enhances security. Mr. Kent also is provided with a Company car and driver when in Turkey for security purposes. Mr. Cummings had use of a Company car and driver in 2008 when he was on an overseas assignment in South Africa. He is not provided a Company car or driver in the United States. Mr. Reyes and his spouse each has the use of a Company car and driver for security purposes in Mexico City. Messrs. Fayard and Finan are not provided with a Company car or driver.

       The Company reimburses its senior executives, including the Named Executive Officers, for financial planning up to $13,000 per year for Messrs. Isdell and Kent and up to $10,000 per year for other senior executives. This benefit is available only as a reimbursement, not as a guaranteed amount, and if not used in a year, is forfeited. The Company provides this reimbursement for three reasons. First, a significant percentage of our senior executives have dual nationalities and work or have worked outside their home country, which complicates their tax and financial situations. Second, this benefit helps to ensure they are compliant with local country laws. Third, it allows the executive to stay focused on business matters. The complexities of being a global executive were considered in offering this benefit to senior executives. While it would be simpler to eliminate this benefit, which represents a very small percentage of compensation, the benefits to the Company would not be assured.

       Mr. Cummings participated in the International Service Program for a portion of 2008 when he was on assignment in South Africa. Mr. Cummings, who is a U.S. citizen, ceased participating in the International Service Program upon his relocation to Atlanta in October 2008. Mr. Finan, who is not a U.S. citizen, participates in the Company's International Service Program. Mr. Cummings and Mr. Finan were provided only the benefits offered to all employees eligible to participate in the International Service Program.

       The Company does not consider security to be a perquisite, as we believe it is a business necessity to protect our employees given the global visibility of our brands and the extensive locations where we operate. As described further on page 58, the Company provides personal security when circumstances warrant.

       As discussed in more detail on page 76, the Compensation Committee in February 2009 approved certain perquisites for Mr. Isdell following his retirement in April 2009. Mr. Isdell will receive continued security at his residences and secretarial assistance for 12 months following retirement. The Compensation Committee believes these perquisites are reasonable to allow Mr. Isdell to wrap up Company business and transition to retirement. The total cost to the Company of these perquisites is approximately $75,400.

       For a more detailed discussion of these perquisites and their valuation, see the discussion of All Other Compensation beginning on page 55.

Post-Termination Compensation

Retirement Plans

       We do not have special retirement plans for any Named Executive Officer. Messrs. Isdell, Kent, Cummings and Fayard are eligible to participate in the Employee Retirement Plan of The Coca-Cola Company (the "Retirement Plan") and The Coca-Cola Company Supplemental Pension Plan (the "Supplemental Pension Plan"), as are substantially all of our non-union U.S. employees. Mr. Finan, as a non-U.S. citizen and a participant in the International Service Program, participates in The Coca-Cola Export Corporation Overseas Retirement Plan (the "Overseas Plan"). Messrs. Isdell and Reyes also accrue benefits under the Overseas Plan related to their prior international service. These plans prohibit duplication of benefits and are designed to provide a career-based retirement benefit, regardless of the country where the employee worked. We have these plans as an additional means to attract and retain employees, many of whom accept international mobility as a basic precept of their employment with the Company. The retirement plans provide employees, including the Named Executive Officers, the opportunity to plan for future financial needs during retirement.

       Mr. Reyes participates in the Coca-Cola Mexico Pension Plan (the "Mexico Plan") along with all other Mexico-based employees and his benefit is calculated in the same manner as all other participants in the Mexico Plan.

       These plans generally determine benefits solely on base pay and cash incentive compensation. For a more detailed discussion on the retirement plans and the accumulated benefits under these plans, see the 2008 Pension Benefits table and the accompanying narrative beginning on page 65.

Deferred Compensation Plan

       We adopted The Coca-Cola Company Deferred Compensation Plan (the "Deferred Compensation Plan") in 2002. We chose to offer this program because it provides an opportunity for the U.S. based participants, including the eligible Named Executive Officers, to save for future financial needs at little cost to the Company. The amount of base salary and annual incentive earned by the employee is not affected by the Deferred Compensation Plan. The Deferred Compensation Plan essentially operates as an uninsured, tax-advantaged personal savings account of the employee, administered by the Company, and contributes to the Company's attractiveness as an employer. The Company may hedge the liability, invest the cash retained and/or use the cash in its business. The Deferred Compensation Plan offers a range of deemed investment options, including various equity funds, a bond fund, and a money market fund. The categories of investment options are similar to those in the Thrift & Investment Plan, although the number of fund choices is smaller in the Deferred Compensation Plan. The Deferred Compensation Plan does not guarantee a return or provide for above-market preferential earnings. In fact, due to the downturn in world markets, the weighted average return of the various deemed investment choices under the Deferred Compensation Plan in 2008 was negative 25%.

       For a more detailed discussion of the Deferred Compensation Plan, see the 2008 Nonqualified Deferred Compensation table and accompanying narrative beginning on page 68.

Severance Plan

       The Coca-Cola Company Severance Pay Plan (the "Severance Plan") for its U.S. based employees and participants in the International Service Program pays benefits in specific circumstances such as when an employee's position is eliminated. All non-union, non-manufacturing U.S. employees, including the U.S. based Named Executive Officers, are covered by the Severance Plan. Payments are based on job grade level and/or length of service. For the U.S. based Named Executive Officers, the maximum payment under the Severance Plan is two times base salary. This amount was determined to be appropriate for senior employees, including the Named Executive Officers, to assist in transition to new employment, as it may take a longer period of time for a more senior executive to find comparable employment. Mr. Reyes' separation arrangements are governed by Mexican law. The Company has no separate termination arrangements with any of the Named Executive Officers. For a more detailed discussion of the Severance Plan, see page 81 and Payments on Termination or Change in Control beginning on page 69.

Change in Control

       The Company has change in control provisions in its annual incentive plan, its equity compensation plans and its retirement plans. These provisions apply equally to all plan participants, including the Named Executive Officers. The provisions require that the event that triggers the change in control, such as an acquisition, actually be completed. The Board can determine prior to the potential change in control that no change in control will be deemed to have occurred. We have no additional change in control agreements or arrangements with any of the Named Executive Officers and do not provide a tax gross-up for any change in control situation.

       The change in control provisions were adopted to ensure that, in the event the Company is considering a change in control transaction, the employees involved in considering the transaction will not be tempted to act in their own interests rather than the interests of the shareowners in general. Thus, the provisions are designed to make any transaction neutral to the employees' economic interests. Employees likely would not be in a position to influence the Company's performance after a change in control and might not be in a position to earn their incentive awards or vest in their equity awards. Therefore, the Company believes that the change in control provisions are fair and protect shareowner value.

       The annual incentive plan provides that the annual incentive be paid at target (and in no event above target) upon a change in control, prorated for the actual number of months worked in the year.

       Generally, our equity compensation plans provide that restricted stock and stock options will vest in full upon a change in control. The performance share units granted in 2008 do not contain change in control provisions. However, if restricted stock has been awarded after the performance goals have been met, any additional service-based restrictions will lapse upon a change in control.

       The Compensation Committee believes that the provisions provided under both our annual incentive plan and equity compensation plans are appropriate since an employee's position could be adversely affected by a change in control even if he or she is not terminated. These plans provide, however, that the Board of Directors may determine in advance of a change in control event that the provisions would not apply and therefore no accelerated vesting would occur.

       The Company's retirement plans also contain change in control provisions that affect all participants equally, including the Named Executive Officers. The employee must actually leave the Company within two years of a change in control in order to receive this benefit. There are no additional credited years of service. Under the Retirement Plan and the Supplemental Pension Plan, upon a change in control, the earliest retirement age is reduced from age 55 with ten years of service to age 50 with ten years of service. In addition, employees terminating prior to earliest retirement age will receive an early retirement subsidy calculated as if they had reached earliest retirement age. The Overseas Plan contains the same provision and, in addition, normal retirement age is also reduced to age 60, resulting in a larger retirement benefit. The Company believes these provisions provide some security with respect to pension benefits.

       For a more detailed discussion of these change in control arrangements, see Payments on Termination or Change in Control beginning on page 69.

Tax Compliance Policy

       Section 162(m) of the Tax Code limits deductibility of certain compensation for the chief executive officer and the three other executive officers (other than the chief financial officer) who are highest paid and employed at year-end ("Covered Employees") to $1 million per year. If certain conditions are met, performance-based compensation may be excluded from this limitation. While we do not design our compensation programs solely for tax purposes, we do design our plans to be tax efficient for the Company where possible and where the design does not add a layer of complexity to the plans or their administration. Our shareowner-approved incentive plans, stock option plans and certain awards under The Coca-Cola Company 1989 Restricted Stock Award Plan (the "1989 Restricted Stock Plan") meet the conditions necessary for deductibility. However, if following the requirements of Section 162(m) would not be in the interests of shareowners, the Compensation Committee may exercise discretion to pay nondeductible compensation. As described above, this was the case with the annual incentives for 2008.

Tax and Accounting Implications of Each Form of Compensation

  •
  Salary is expensed when earned and is not deductible over $1 million for Covered Employees.

  •
  Annual incentives are expensed during the year when payout is probable. The portion paid under shareowner-approved measures meets the requirements of Section 162(m) of the Tax Code and is deductible. Any discretionary amount paid under non-objectively verifiable criteria is not deductible over $1 million for Covered Employees.

  •
  Stock options are expensed in accordance with FAS 123R, which is generally over the vesting period. The stock option plans have been approved by shareowners and the amounts realized are deductible upon exercise of the options.

  •
  Performance share units are expensed in accordance with FAS 123R, which is generally over the performance period and the subsequent holding period. They are expensed when payout is probable. The plan has been approved by shareowners and awards are deductible when shares are released.

  •
  Performance-based restricted stock is expensed in accordance with FAS 123R, which is generally over the performance period when payout is probable. The plan has been approved by shareowners and awards are deductible when shares are released.

  •
  Time-based restricted stock is expensed in accordance with FAS 123R, which is generally over the restriction period. The plan has been shareowner-approved but time-based restricted stock is not deductible over $1 million for Covered Employees. No non-deductible restricted stock grants were made to any Named Executive Officer in 2008.

Ownership Guidelines

       For many years, the Company has had share ownership guidelines for senior executives, including the Named Executive Officers. The ownership guidelines prior to January 1, 2009 were:

Role	Value of Common Stock to be Owned
Chief Executive Officer	Lesser of 5 times base salary or 150,000 shares
President and Chief Operating Officer	Lesser of 4 times base salary or 85,000 shares
Group Presidents, Chief Financial Officer, and President, Bottling Investments Group	Lesser of 3 times base salary or 40,000 shares
Officers, job grade 18 and above	Lesser of 2 times base salary or 20,000 shares
Function heads, job grade 18 and above	Lesser of 1 times base salary or 10,000 shares

       The Compensation Committee monitors compliance annually. Each executive has five years from the date he or she becomes a senior executive to meet his or her target. If an executive is promoted and the target is increased, an additional two-year period is provided to meet the target. Based on the guidelines in effect in 2008, Mr. Isdell met his target. Immediately prior to his promotion, Mr. Kent met his target as President. Due to the Company's stringent insider trading policy, which prohibits transactions in Company stock except during announced trading periods, Mr. Kent had not been able to meet the Chief Executive Officer target as of December 31, 2008. Messrs. Cummings, Fayard, Finan and Reyes met their 2008 target. Shares counted toward the guidelines include:

  •
  shares held of record or in a brokerage account by the senior executive or his or her spouse;

  •
  shares and share units held in the Thrift Plan, the International Thrift Plan, and the Supplemental Thrift Plan, including any Company match;

  •
  shares of time-based restricted stock;

  •
  shares of performance-based restricted stock or performance-based restricted stock units after the necessary performance criteria (other than any holding period) have been satisfied; and

  •
  shares of restricted stock or restricted stock units awarded upon satisfaction of the necessary performance criteria under the performance share unit program.

       New ownership guidelines were adopted effective January 1, 2009. These new guidelines increase the number of shares some senior executives are required to own. In addition, equity awards beginning February 2009 contain a provision requiring any senior executive who has not met his or her ownership guidelines within the required period to retain all shares necessary to satisfy the guidelines after paying the exercise price and/or taxes.

       The new ownership guidelines are:

Role	Value of Common Stock to be Owned
Chief Executive Officer	8 times base salary
Executive Vice Presidents and Group Presidents	4 times base salary
Other Senior Executives	2 times base salary
Business Unit Presidents Below Senior Executive Level	1 times base salary

Trading Controls

       Executive Officers, including the Named Executive Officers, are required to receive the permission of the Company's General Counsel prior to entering into transactions in Company securities, including those involving derivatives, other than the exercise of employee stock options. Permission is not granted for hedging transactions. Generally, trading is permitted only during announced trading periods. The Company does not restrict pledges as pledging can provide a more attractive interest rate for personal loans. All shares held in brokerage margin accounts can be considered "pledged" and the Company has not forbidden margin accounts. However, as of year-end, no Executive Officers have pledged shares of Common Stock. The Executive Officer bears full responsibility if he or she violates Company policy by permitting shares to be bought or sold without preapproval or when trading is restricted.

 REPORT OF THE COMPENSATION COMMITTEE

       The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Cathleen P. Black, Chair Ronald W. Allen Alexis M. Herman Maria Elena Lagomasino James D. Robinson III

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The Compensation Committee is comprised entirely of the five independent Directors listed above. Other than James D. Robinson III, Compensation Committee members do not have any non-trivial professional, familial or financial relationship with the Chief Executive Officer, other Executive Officers or the Company, other than his or her directorship.

       A daughter-in-law of James D. Robinson III, one of our Directors and a member of the Compensation Committee, has an indirect minority equity interest in Delaware North. The Company's relationship with Delaware North is described on page 25.

 EXECUTIVE COMPENSATION

       The following tables, narrative and footnotes discuss the compensation of the two individuals who served as Chief Executive Officer during 2008, the Chief Financial Officer and the three other most highly compensated Executive Officers during 2008.

2008 Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
E. Neville Isdell[1] Chairman of the Board	2008 2007 2006	$1,650,000 1,612,500 1,500,000	$4,500,000 0 0	$2,754,247 9,426,234 10,195,698	$8,798,041 7,369,657 7,290,000	$0 6,649,500 5,500,000	$6,580,733 6,009,984 5,371,105	$984,299 816,670 545,407	$25,267,320 31,884,545 30,402,210
Muhtar Kent[1] President and Chief Executive Officer	2008 2007 2006	1,100,000 1,000,000 773,077	4,500,000 0 0	617,978 3,690,544 1,177,850	4,231,249 3,198,868 1,072,533	0 3,797,500 1,809,962	2,792,762 1,125,995 532,178	748,182 749,353 871,563	13,990,171 13,562,260 6,237,163
Alexander B. Cummings, Jr.[2] Executive Vice President and Chief Administrative Officer	2008	643,127	950,000	1,046,557	1,587,834	0	450,641	617,726	5,295,885
Gary P. Fayard Executive Vice President and Chief Financial Officer	2008 2007 2006	732,777 687,387 616,298	1,100,000 0 0	538,521 3,584,823 4,039,666	2,244,478 3,286,368 2,056,278	0 1,915,900 1,493,588	1,081,237 547,014 563,197	98,391 87,789 69,499	5,795,404 10,109,281 8,838,526
Irial Finan[3] Executive Vice President and President, Bottling Investments and Supply Chain	2008 2007	778,125 750,000	1,350,000 0	1,322,408 1,733,289	1,597,544 1,238,752	0 1,598,400	310,201 155,726	677,479 372,727	6,035,757 5,848,894
José Octavio Reyes President, Latin America Group	2008 2007 2006	606,081 568,842 543,793	1,250,000 0 0	(104,122 2,776,995 3,263,700)	2,066,165 3,434,315 1,693,724	0 1,364,800 1,185,810	495,457 970,873 708,081	399,036 544,534 446,839	4,712,617 9,660,359 7,841,947

1
Mr. Isdell served as Chief Executive Officer from January to June 2008. Mr. Kent began his service as Chief Executive Officer in July 2008.

2
Compensation for Mr. Cummings is provided only for 2008 because he was not a Named Executive Officer for 2006 or 2007.

3
Compensation for Mr. Finan is provided only for 2007 and 2008 because he was not a Named Executive Officer for 2006.

Bonus (Column (d))

       As described in the Compensation Discussion and Analysis beginning on page 38, the Company paid discretionary bonuses to the Named Executive Officers for 2008. For 2007 and 2006, annual incentives were paid pursuant to the formula under the Performance Incentive Plan (as set forth in the Company's 2008 Proxy Statement) and reported in Column (g) (Non-Equity Incentive Plan Compensation).

Stock Awards (Column (e))

       The amounts reported in the Stock Awards column reflect the accounting expense associated with awards of performance share units ("PSUs"), restricted stock or restricted stock units to each of the Named Executive Officers, calculated in accordance with FAS 123R. Even though the awards may be forfeited, the amounts do not reflect this contingency.

       In 2008, accounting expense related to the 2007–2009 PSUs was reversed for all Named Executive Officers as required by FAS 123R. The amounts reversed are detailed below. The total for Mr. Reyes is negative because the amount reversed exceeded the amount expensed for all of his other stock awards in 2008.

       The Company cautions that the amounts reported in the 2008 Summary Compensation Table for these awards may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on the Company's performance, stock price, and, except for Mr. Isdell, continued employment. Additional information on all outstanding stock awards is reflected in the 2008 Outstanding Equity Awards at Fiscal Year-End table on page 62.

       The assumptions used by the Company in calculating these amounts are incorporated herein by reference to Note 15 to the Company's consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the "Form 10-K"). The Company grants PSUs and restricted stock under the 1989 Restricted Stock Plan. The material provisions of the 1989 Restricted Stock Plan are described on page 80.

       The numbers are difficult to compare between the Named Executive Officers and also from year to year. This is mainly because the numbers represent the accounting expense for portions of several awards. The numbers also are affected by whether it appears probable or not that the performance conditions, if any, for outstanding awards will be met. In addition, the numbers are affected by whether a Named Executive Officer is retirement eligible since retirement eligibility reduces the period over which an award is expensed. To see the value of awards made to the Named Executive Officers in 2008, refer to the 2008 Grants of Plan-Based Awards table on page 60. To see the value actually received by the Named Executive Officers in 2008, refer to the 2008 Option Exercises and Stock Vested table on page 65.

       Shown below is the detail of the total amount shown in the Stock Awards column as it relates to specific past awards:

Name		2008 Stock Expense		2007 Stock Expense		2006 Stock Expense
Mr. Isdell	•	$3,599,992 for 08-10 PSUs	•	$5,200,017 for 07-09 PSUs	•	$6,558,934 for 06-08 PSUs
	•	($2,600,008) for 07-09 PSUs	•	$1,513,600 for 06-08 PSUs	•	$1,848,294 for 05-07 PSUs
	•	$1,009,067 for 06-08 PSUs	•	$924,147 for 05-07 PSUs	•	$1,788,470 for July 2004 restricted
	•	$745,196 for July 2004 restricted	•	$1,788,470 for July 2004 restricted		stock
		stock		stock
Mr. Kent	•	$1,286,875 for 08-10 PSUs	•	$2,299,994 for 07-09 PSUs	•	$761,950 for 06-08 PSUs
	•	($1,299,997) for 07-09 PSUs	•	$979,650 for 06-08 PSUs	•	$415,900 for February 2006
	•	$217,700 for 06-08 PSUs	•	$410,900 for February 2006		performance-based restricted
	•	$413,400 for February 2006		performance-based restricted		stock
		performance-based restricted stock		stock
Mr. Cummings	•	$164,589 for 08-10 PSUs	Not applicable because		Not applicable because
	•	($124,740) for 07-09 PSUs	Mr. Cummings was not a Named		Mr. Cummings was not a Named
	•	$391,860 for 06-08 PSUs	Executive Officer for 2007.		Executive Officer for 2006.
	•	$438,104 for 05-07 PSUs
	•	$176,744 for 04-06 PSUs

Name		2008 Stock Expense		2007 Stock Expense		2006 Stock Expense
Mr. Fayard	•	$793,578 for 08-10 PSUs	•	$1,702,024 for 07-09 PSUs	•	$1,244,000 for 06-08 PSUs
	•	($962,014) for 07-09 PSUs	•	$746,400 for 06-08 PSUs	•	$1,217,007 for 05-07 PSUs
	•	$248,800 for 06-08 PSUs	•	$494,409 for 05-07 PSUs	•	$1,118,003 for 04-06 PSUs
	•	$413,400 for February 2006	•	$186,334 for 04-06 PSUs	•	$415,900 for February 2006
		performance-based restricted	•	$410,900 for February 2006		performance-based restricted
		stock		performance-based restricted		stock
	•	$38,250 for October 1998		stock	•	$38,250 for October 1998
		restricted stock	•	$38,250 for October 1998		restricted stock
	•	$6,507 for October 1994		restricted stock	•	$6,506 for October 1994
		restricted stock	•	$6,506 for October 1994 restricted stock		restricted stock
Mr. Finan	•	$156,028 for 08-10 PSUs	•	$382,800 for 07-09 PSUs	Not applicable because Mr. Finan
	•	($118,800) for 07-09 PSUs	•	$457,170 for 06-09 PSUs	was not a Named Executive Officer
	•	$391,860 for 06-08 PSUs	•	$453,720 for 05-07 PSUs	for 2006.
	•	$453,720 for 05-07 PSUs	•	$439,599 for October 2006
	•	$439,600 for October 2006 performance-based restricted stock	•	performance-based restricted stock
Mr. Reyes	•	$707,783 for 08-10 PSUs	•	$1,821,608 for 07-09 PSUs	•	$1,153,810 for 06-08 PSUs
	•	($1,029,605) for 07-09 PSUs	•	$587,790 for 06-08 PSUs	•	$1,029,272 for 05-07 PSUs
	•	$217,700 for 06-08 PSUs	•	$367,597 for 05-07 PSUs	•	$1,080,618 for 04-06 PSUs

Option Awards (Column (f))

       The amounts reported in the Option Awards column represent the accounting expense for option grants to each of the Named Executive Officers, calculated in accordance with FAS 123R. Even though the awards may be forfeited, the amounts do not reflect this contingency.

       The Company cautions that the amounts reported in the 2008 Summary Compensation Table for these awards may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on the Company's stock price and, except for Mr. Isdell, continued employment. Additional information on all outstanding option awards is reflected in the 2008 Outstanding Equity Awards at Fiscal Year-End table on page 62.

       The assumptions used by the Company in calculating these amounts are incorporated herein by reference to Note 15 to the Company's consolidated financial statements in the Form 10-K. The options were awarded under The Coca-Cola Company 1999 Stock Option Plan (the "1999 Stock Option Plan"), The Coca-Cola Company 2002 Stock Option Plan (the "2002 Stock Option Plan"), or The Coca-Cola Company 2008 Stock Option Plan (the "2008 Stock Option Plan"). The material provisions of the plans are described on page 79.

       The numbers are difficult to compare between the Named Executive Officers and also from year to year. This is mainly because the numbers represent accounting expense for portions of several awards. The numbers also are affected by whether a Named Executive Officer is retirement eligible since retirement eligibility reduces the period over which an award is expensed.

       To see the value of awards made to the Named Executive Officers in 2008, refer to the 2008 Grants of Plan-Based Awards table on page 60. To see the value actually received by the Named Executive Officers in 2008, refer to the 2008 Option Exercises and Stock Vested table on page 65.

       Shown below is the detail of the total amount shown in the Option Awards column as it relates to specific past awards:

Name		2008 Option Expense		2007 Option Expense		2006 Option Expense
Mr. Isdell	•	$8,798,041 for February 2008 options	•	$7,369,657 for February 2007 options	•	$7,290,000 for February 2006 options
Mr. Kent	•	$689,019 for July 2008 options	•	$2,436,785 for February 2007	•	$614,250 for December 2005
	•	$3,054,873 for February 2008		options		options
		options	•	$614,250 for December 2005	•	$458,283 for May 2005 options
	•	$487,357 for February 2007		options
		options	•	$147,833 for May 2005 options
Mr. Cummings	•	$179,398 for July 2008 options	Not applicable because		Not applicable because
	•	$369,640 for February 2008	Mr. Cummings was not a Named		Mr. Cummings was not a Named
		options	Executive Officer for 2007.		Executive Officer for 2006.
	•	$506,608 for February 2007 options
	•	$255,938 for December 2005 options
	•	$276,250 for December 2004 options
Mr. Fayard	•	$1,883,835 for February 2008 options	•	$1,803,215 for February 2007 options	•	$737,100 for December 2005 options
	•	$360,643 for February 2007 options	•	$737,100 for December 2005 options	•	$368,333 for December 2004 options
			•	$368,333 for December 2004 options	•	$377,720 for December 2003 options
			•	$377,720 for December 2003 options	•	$573,125 for December 2002 options
Mr. Finan	•	$369,640 for February 2008 options	•	$402,069 for February 2007 options	Not applicable because Mr. Finan was not a Named Executive Officer
	•	$482,482 for February 2007 options	•	$286,650 for December 2005 options	for 2006.
	•	$286,650 for December 2005 options	•	$276,250 for December 2004 options
	•	$276,250 for December 2004 options	•	$273,783 for August 2004 options
	•	$182,522 for August 2004 options
Mr. Reyes	•	$1,680,179 for February 2008 options	•	$1,929,928 for February 2007 options	•	$655,200 for December 2005 options
	•	$385,986 for February 2007 options	•	$655,200 for December 2005 options	•	$471,467 for December 2004 options
			•	$471,467 for December 2004 options	•	$377,720 for December 2003 options
			•	$377,720 for December 2003 options	•	$189,337 for December 2002 options

       Details of each of the grants reflected above can be found in the 2008 Outstanding Equity Awards at Fiscal Year-End table on page 62.

Non-Equity Incentive Plan Compensation (Column (g))

       The amounts reported in the Non-Equity Incentive Plan Compensation column reflect the amounts earned by each Named Executive Officer under the Company's annual incentive plan in 2007 and 2006, respectively. The material provisions of that plan are described on page 79. As discussed in the Compensation Discussion and Analysis beginning on page 38, discretionary bonuses were paid for 2008, as reported in Column (d).

Change in Pension Value and Nonqualified Deferred Compensation Earnings (Column (h))

       The amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column for 2008, 2007 and 2006 are comprised entirely of changes between December 31, 2007 and December 31, 2008, between December 31, 2006 and December 31, 2007, and between December 31, 2005 and December 31, 2006, respectively, in the actuarial present value of the accumulated pension benefits of each of the Named Executive Officers.

       Mr. Isdell's change in pension value is significant because he was rehired after retirement at a substantially higher rate of pay. As of December 31, 2008, he had 34.5 years of service. As a result, each year Mr. Isdell works since rehire replaces an earlier year of lower eligible compensation. This treatment applies to all rehired plan participants.

       The assumptions used by the Company in calculating the change in pension value are described on page 67.

       The Company cautions that the values reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column (Column (h)) are theoretical as those amounts are calculated pursuant to SEC requirements and are based on assumptions used in preparing the Company's audited financial statements for the fiscal years ended December 31, 2008, December 31, 2007, December 31, 2006, and December 31, 2005. As described on page 67, the Company's retirement plans utilize a different method of calculating actuarial present value for the purpose of determining a lump sum payment, if any, which apply to all participants under such plans. The change in pension value from year to year as reported in the table is subject to market volatility and may not represent the value that a Named Executive Officer will actually accrue or receive under the Company's retirement plans during any given year.

       None of the Named Executive Officers received above-market or preferential earnings (as these terms are defined by the SEC) on their nonqualified deferred compensation accounts. In fact, the accounts of the Named Executive Officers who participated in the Deferred Compensation Plan declined substantially in value due to the downturn in world markets in 2008. The material provisions of the Company's retirement plans and Deferred Compensation Plan are described beginning on page 77 and on page 80.

All Other Compensation (Column (i))

       The amounts reported in the All Other Compensation column reflect, for each Named Executive Officer, the sum of (i) the incremental cost to the Company of all perquisites and other personal benefits; (ii) the amount of any tax reimbursements; (iii) the amounts contributed by the Company to the Thrift Plan, the Supplemental Thrift Plan, the International Thrift Plan and the Mexico Plan (collectively, the "Company Thrift Plans"); and (iv) the dollar value of life insurance premiums paid by the Company. Amounts contributed to the Company Thrift Plans are calculated on the same basis for all participants in the relevant plan, including the Named Executive Officers. The material provisions of the Company Thrift Plans are described beginning on page 77.

       The following table outlines those (i) perquisites and other personal benefits and (ii) additional all other compensation required by SEC rules to be separately quantified. The narrative following the table describes in more detail all categories of perquisites and other personal benefits provided by the Company in 2008.

		Perquisites and Other Personal Benefits						Additional All Other Compensation
Name	Year	Aircraft Usage	Car and Driver	Club Memberships	Security	International Service Program Benefits	Financial Planning	Tax Reimbursement	Company Contributions to Company Thrift Plans	Life Insurance Premiums
Mr. Isdell	2008 2007 2006	$519,129 341,849 172,298	$98,399 80,116 82,097	$0 0 0	$67,352 117,065 64,766	N/A N/A N/A	— — $0	$33,942 48,169 43,146	$248,985 213,375 180,000	$3,492 3,096 3,100
Mr. Kent	2008 2007 2006	229,484 42,621 —	204,754 163,058 71,098	0 0 0	65,348 66,707 68,819	$ 61,294 361,879 644,449	— — —	27,865 19,385 28,417	146,925 84,299 47,098	1,512 1,404 1,404
Mr. Cummings	2008	0	0	0	0	557,607	0	2,398	56,677	1,044
Mr. Fayard	2008 2007 2006	— — —	0 0 0	0 0 0	0 0 0	N/A N/A N/A	— — 0	7,319 5,825 2,256	79,460 71,049 65,439	1,512 1,404 1,404
Mr. Finan	2008 2007	0 0	0 0	0 0	0 0	599,110 303,295	0 0	6,137 5,857	71,296 62,747	936 828
Mr. Reyes	2008 2007 2006	0 0 —	220,239 389,939 264,960	N/A N/A N/A	138,681 108,484 90,005	N/A N/A N/A	0 — 0	0 0 32,818	15,892 14,947 37,977	24,224 22,461 20,679

Aircraft Usage

       The Company owns and operates business aircraft to allow employees to safely and efficiently travel for business purposes around the world. Given the Company's significant global presence, we believe it is a business imperative for senior leaders to be on the ground at our overseas operations. The Company-owned aircraft allow employees to be far more productive than if commercial flights were utilized, as the aircraft provide a confidential and highly productive environment in which to conduct business without the schedule constraints imposed by commercial airline service. For example, the Company estimates that, in 2008, Mr. Kent was able to visit 75% more business locations than had he been required to rely on commercial airlines. Some of these locations are outside reasonable commercial airline service areas.

       The Company aircraft were made available to the Named Executive Officers for their personal use in the following situations:

  •
  Messrs. Isdell and Kent are required by the Board to use the Company aircraft for all travel, both business and personal. This is required for security purposes due to the high profile and global nature of our business and our highly symbolic and well recognized brands, as well as to ensure that they can be immediately available to respond to business priorities from any location around the world. This arrangement also allows travel time to be used productively for the Company. Messrs. Isdell and Kent, and their immediate families traveling with them, use the Company aircraft for a reasonable number of personal trips. Consistent with past practice, the Company reimburses Mr. Isdell for taxes incurred because of his personal use of Company aircraft. However, Mr. Kent is not provided a tax reimbursement for personal use of aircraft.

    No other Named Executive Officer used the Company aircraft for personal purposes in 2008.

  •
  Infrequently, spouses and guests of Named Executive Officers ride along on the Company aircraft when the aircraft is already going to a specific destination for a business purpose. This use has minimal cost to the Company. Income is imputed to the Named Executive Officer for income tax purposes, but no tax reimbursement is provided in this situation.

       In determining the incremental cost to the Company of the personal use of Company aircraft, the Company calculates, for each aircraft, the direct variable operating cost on an hourly basis, including all costs that may vary by the hours flown. Items included in calculating this cost are:

  •
  aircraft fuel and oil;

  •
  travel, lodging and other expenses for crew;

  •
  prorated amount of repairs and maintenance;

  •
  prorated amount of rental fee on airplane hangar;

  •
  catering;

  •
  logistics (landing fees, permits, etc);

  •
  telecommunication expenses and other supplies; and

  •
  the amount, if any, of disallowed tax deductions associated with such use.

Direct operating costs in 2008 were higher than in 2007 and 2006 primarily due to fuel prices, resulting in a larger number reported for aircraft usage for 2008. For example, for Mr. Isdell, personal hours were not substantially higher in 2008 than in 2007, but direct operating costs, in particular fuel costs, accounted for most of the increase over 2007.

       When the aircraft is already flying to a destination for business purposes, only the direct variable costs associated with the additional passenger (for example, catering) are included in determining the aggregate incremental cost of the use to the Company. While it happens very rarely, if an aircraft flies empty before picking up or after dropping off a passenger flying for personal reasons, this "deadhead" segment would be included in the incremental cost.

Car and Driver

       Mr. Isdell and Mr. Kent are provided with a car and driver both for security purposes and to maximize their efficiency during business hours. When not being utilized by Mr. Isdell or Mr. Kent, the cars and drivers are used for other Company business. However, the Company has included the entire cost of the cars and drivers, including all salary, benefits and related employment costs. Mr. Kent also is provided with a car and driver in Turkey for security purposes. Mr. Cummings was provided a Company car and driver while on international assignment in South Africa for security purposes. Mr. Reyes and his spouse are each provided with a specially equipped car and driver for security purposes in Mexico City.

       The cost to the Company in 2008 was:

  Mr. Isdell - car $9,299; driver $89,100;
  Mr. Kent - cars $57,570; drivers $147,184; and
  Mr. Reyes - cars $27,938; drivers $192,301.

Club Memberships

       Club memberships are provided to the Named Executive Officers when necessary for business purposes. Mr. Reyes was not provided with a club membership. Monthly dues are paid by the Company; however, the Named Executive Officers are taxed on a pro-rata portion of the dues associated with any personal use of the clubs, even though the Named Executive Officer pays for the direct cost of any personal use. The Company does not provide any tax reimbursement in connection with the personal use of the clubs. All Named Executive Officers reimbursed the Company for any personal costs, including a pro-rata portion of the dues. Therefore, there was no personal benefit to any Named Executive Officer associated with use of clubs in 2008.

Security

       The Company provides a comprehensive security program, including monitoring, for Messrs. Isdell and Kent. This includes monitoring equipment at their homes and Company-paid security personnel. Mr. Reyes, based in Mexico City, is provided with security personnel at his residence as well as monitoring of his car and his wife's car. No other Named Executive Officer is provided with Company-paid security, except where necessary when traveling overseas.

International Service Program Benefits

       The Company provides benefits to International Service Associates under the International Service Program, the material provisions of which are described on page 81. Currently there are approximately 375 participants in the program. The International Service Program is designed to relocate and support employees who are sent on an assignment outside of their home country. The purpose of the program is to make sure that when the Company requests that an employee move outside his or her home country, economic considerations do not play a role. This helps the Company quickly meet its business needs around the world and develop its employees.

       Mr. Cummings, who was based for part of 2008 in South Africa, participated in the International Service Program. Mr. Finan, who is based in Atlanta, outside his home country, participated in the International Service Program in 2008 and 2007. The amounts reported include payments for housing expenses, auto expenses, home leave, relocation, tax equalization, education, currency protection and other program allowances. Mr. Kent participated in the International Service Program in 2006 when he was based in Hong Kong. All of Mr. Kent's International Service Program benefits relate to his Hong Kong assignment.

       Under the tax equalization program, an International Service Associate, economically, pays tax at the same federal and state income tax rates as a resident of the State of Georgia on base salary, incentive compensation and personal income. The amount of tax equalization could be deemed a tax reimbursement; however, since an International Service Associate is subject to hypothetical taxes pursuant to the International Service Program, these amounts are more properly characterized as International Service Program benefits. Payments for tax equalization often occur in the year following the actual tax year.

       The costs to the Company for Mr. Kent in 2008, 2007 and 2006, Mr. Cummings in 2008 and Mr. Finan in 2008 and 2007 were:

Name	Year	Housing Expenses	Auto Expenses	Home Leave	Host Country Allowance	Relocation	Tax Equalization	Education	Other Program Allowances	Currency Protection	Transition Payment
Mr. Kent	2008 2007 2006	$0 82,500 334,696	$4,180 0 22,251	$0 0 11,667	$0 0 7,143	$0 0 8,077	$57,114 256,429 243,532	$0 22,950 0	$0 0 17,083	$0 0 0	$0 0 0
Mr. Cummings	2008	82,064	47,221	22,554	34,900	55,491	105,392	0	19,985	0	190,000
Mr. Finan	2008 2007	158,508 121,394	0 0	45,748 25,412	0 0	0 0	147,185 121,904	9,664 34,105	480 480	237,525 0	0 0

Financial Planning

       The Company provides a taxable reimbursement to the Named Executive Officers for financial planning services, which may include tax preparation and estate planning services. No tax reimbursements are provided to the Named Executive Officers for this benefit.

Additional All Other Compensation

       Tax Reimbursement.    The amounts reported in the table above on page 56 represent tax reimbursements paid to each Named Executive Officer. All amounts are related to use of the Company aircraft. As explained above, the Company reimburses Mr. Isdell for taxes incurred because of his personal use of Company aircraft. Mr. Kent is not provided a tax reimbursement for personal use of aircraft, but is provided a tax reimbursement for taxes incurred when his spouse travels for business purposes. For all of the Named Executive Officers, the Company reimburses for taxes incurred when spouses or guests travel for business purposes.

       The Company imputes income to the executive when the use of Company aircraft is considered income for tax purposes. To calculate taxable income, the Standard Industry Fare Level rates set by the Internal Revenue Service are used. Where a tax reimbursement is authorized, it is calculated using the highest marginal federal tax rate, applicable state rate and Medicare rates. The rate used to calculate taxable income has no relationship to the incremental cost to the Company associated with the use of the aircraft.

       Company Contributions to Company Thrift Plans.    The Company makes matching contributions to each Named Executive Officer's account under the Company Thrift Plans, as applicable, on the same terms and using the same formulas as other participating employees.

       The amounts reflected above represent the following contributions made by the Company in 2008:

  •
  for Mr. Isdell, $6,900 to the Thrift Plan and $242,085 to the Supplemental Thrift Plan;

  •
  for Mr. Kent, $6,900 to the Thrift Plan and $140,025 to the Supplemental Thrift Plan;

  •
  for Mr. Cummings, $6,900 to the Thrift Plan and $49,777 to the Supplemental Thrift Plan;

  •
  for Mr. Fayard, $6,900 to the Thrift Plan and $72,560 to the Supplemental Thrift Plan;

  •
  for Mr. Finan, $71,296 to the International Thrift Plan; and

  •
  for Mr. Reyes, $2,269 to a savings fund and $13,623 contributed to the defined contribution portion of the Mexico Plan.

       Life Insurance Premiums.    The Company provides limited life insurance to all U.S. based employees, including the U.S. based Named Executive Officers, equal to the lesser of their base salary or $300,000. The Company provides life insurance to all Mexico-based employees equal to 30 months of base salary. The amounts reported in the table above on page 56 represent the Company premiums paid for this insurance, which are on the same terms and the same cost as other employees. The amount reported for life insurance premiums for 2007 for Messrs. Isdell, Kent, Fayard and Finan have been adjusted from the amounts reported in the 2008 Proxy Statement due to a clerical error last year. Life insurance premiums were overreported for 2007 by $396 for Mr. Isdell and $108 for each of Messrs. Kent, Fayard and Finan.

Conversion of Amounts Paid to Mr. Reyes

       Compensation for Mr. Reyes, a Mexico-based employee, is delivered in Mexican Pesos. In calculating the dollar equivalent for recurring items that are not denominated in U.S. dollars, the Company converts each payment into dollars based on the average exchange rate in effect for the month in which the payment was made. For purposes of converting the pension value into dollars, the December 31 exchange rate is used.

2008 Grants of Plan-Based Awards

		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)		Grant Date Fair Value of Stock and Option Awards (l)
							Closing Price on Grant Date
Name (a)	Grant Date (b)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
E. Neville Isdell	02/21/2008 02/21/2008	67,822	135,644	203,466	878,048	$58.1450	$57.99	$7,199,984 8,798,041
Muhtar Kent	02/21/2008 02/21/2008 07/17/2008 07/17/2008	28,259	56,518	84,777	365,853 632,911 289,352	58.1450 50.5300 58.1095	57.99 50.34 50.34	2,999,975 3,665,847 4,999,997 1,614,584
Alexander B. Cummings, Jr.	02/21/2008 02/21/2008 07/17/2008	13,677	27,354	41,031	177,073 231,481	58.1450 58.1095	57.99 50.34	1,451,950 1,774,271 1,291,664
Gary P. Fayard	02/21/2008 02/21/2008	17,427	34,853	52,280	225,609	58.1450	57.99	1,849,997 2,260,602
Irial Finan	02/21/2008 02/21/2008	13,677	27,354	41,031	177,073	58.1450	57.99	1,451,950 1,774,271
José Octavio Reyes	02/21/2008 02/21/2008	15,543	31,085	46,628	201,219	58.1450	57.99	1,649,992 2,016,214

Estimated Future Payouts Under Equity Incentive Plan Awards (PSUs)

       The awards represent PSUs granted in 2008 under the 1989 Restricted Stock Plan. The performance period for the awards is January 1, 2008 to December 31, 2010. The amount recognized under FAS 123R is included in the Stock Awards column (Column (e)) of the 2008 Summary Compensation Table. For a detailed discussion of the PSU awards for 2008, see the Compensation Discussion and Analysis beginning on page 41.

       No dividends are paid or accrued during the performance period. At the end of the three-year performance period, shares of restricted stock are issued to the individual based on the level of performance. These shares are restricted for an additional year and subject to the participant's continued employment, unless the participant retires, dies or becomes disabled. Dividends are paid during the additional restriction period at the same rate and at the same time as paid to all shareowners. The participants have voting rights during the restriction period.

       The awards have specific rules related to the treatment of the award, either during or after the performance period, in such events as death, disability and retirement. All of these provisions are described beginning on page 71. In addition, Mr. Isdell's grant also contains specific provisions in the event of his retirement, which are described on page 76.

       The Company cautions that the amounts reported in the 2008 Summary Compensation Table for these awards reflect the Company's accounting expense and may not represent the amounts that the

Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on the Company's performance, the stock price and, except for Mr. Isdell, continued employment.

All Other Option Awards (Stock Options)

       The awards represent stock option grants made in 2008. All options granted in February 2008 to Named Executive Officers were granted under the 1999 Stock Option Plan or the 2002 Stock Option Plan. Messrs. Kent's and Cummings' July 2008 awards were granted under the 2008 Stock Option Plan, which was approved by shareowners in April 2008. All options granted in February 2008 to Named Executive Officers have a term of ten years from the grant date and vest 25% on the first, second, third and fourth anniversaries of the grant date. Mr. Isdell's grant also contains specific vesting and exercise provisions in the event of his retirement, which are described on page 76. In July 2008, Mr. Kent was awarded two sets of stock options. The first grant of 632,911 options was awarded to bring Mr. Kent's total compensation to a competitive level for a chief executive officer position and commensurate with his responsibilities. These options were granted at a price of $50.53, the average of the high and low prices of the Common Stock on the date of grant. These options vest 25% on the first, second, third and fourth anniversaries of the grant date, and vesting does not accelerate upon Mr. Kent's retirement. The second grant was a special, one-time grant of 289,352 options. This grant is a special incentive for Mr. Kent and was designed so that Mr. Kent cannot realize value from the options until shareowners have first recognized value. These options were granted at a price of $58.1095, which is a 15% premium over the price of the Common Stock on the grant date. These options vest 100% on the fourth anniversary of the grant date and vesting does not accelerate upon Mr. Kent's retirement. The retirement provision of Mr. Kent's July 2008 awards is more stringent than the provision applied to the awards to the general population of employees. For both July 2008 grants, Mr. Kent is required to retain all shares acquired upon exercise until separation from the Company, except to pay the option exercise price and/or to pay taxes related to the option.

       The amount recognized under FAS 123R is included in the Option Awards column (Column (f)) of the 2008 Summary Compensation Table.

       Under the 2008 Stock Option Plan, the 2002 Stock Option Plan and the 1999 Stock Option Plan, the option exercise price may not be less than 100% of the fair market value of Common Stock on the date the option is granted. The fair market value of a share of the Common Stock is based on the average of the high and low prices of the Common Stock on the date of grant. The Company believes that using the high and low prices of the Common Stock is more representative of the fair value than the closing price.

       The Company cautions that the amounts reported in the 2008 Summary Compensation Table for these awards reflect the Company's accounting expense and may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on the Company's stock price and, except for Mr. Isdell, continued employment.

2008 Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)*		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)[33]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)*		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)[33]
E. Neville Isdell	450,000	[1]			$48.8900	07/21/2014	589,610	[21]	$26,691,644	125,230	[27]	$5,669,162
	465,518	[2]	155,172	[2]	43.0800	02/16/2015
	450,000	[3]	450,000	[3]	41.3900	02/15/2016
	224,138	[4]	672,414	[4]	47.8400	02/21/2017
			878,048	[5]	58.1450	02/20/2018
Muhtar Kent	60,000	[6]	20,000	[6]	43.4300	05/01/2015	52,500	[22]	2,376,675	101,137	[28]	4,578,472
	112,500	[7]	37,500	[7]	41.1850	12/13/2015
	86,207	[8]	258,621	[8]	47.8400	02/14/2017
			365,853	[9]	58.1450	02/20/2018
			632,911	[10]	50.5300	07/16/2018
			289,352	[11]	58.1095	07/16/2018
Alexander B. Cummings, Jr.	9,880	[12]			53.4063	10/20/2014	110,435	[23]	4,999,392	29,532	[29]	1,336,914
	10,000	[13]			54.3438	02/15/2015
	38,860	[14]			57.8438	10/17/2015
	125,000	[15]			48.2100	05/29/2016
	85,313	[16]			44.6550	12/17/2017
	112,000	[17]			49.8000	12/17/2013
	125,000	[18]			41.2700	12/15/2014
	93,750	[7]	31,250	[7]	41.1850	12/13/2015
	59,742	[8]	179,224	[8]	47.8400	02/14/2017
			177,073	[9]	58.1450	02/20/2018
			231,481	[19]	58.1095	07/16/2018
Gary P. Fayard	31,250	[12]			53.4063	10/20/2014	137,369	[24]	6,218,695	84,357	[30]	3,818,841
	50,000	[13]			54.3438	02/15/2015
	83,000	[14]			57.8438	10/17/2015
	300,000	[15]			48.2100	05/29/2016
	175,000	[16]			44.6550	12/17/2017
	112,000	[17]			49.8000	12/17/2013
	125,000	[18]			41.2700	12/15/2014
	135,000	[7]	45,000	[7]	41.1850	12/13/2015
	63,793	[8]	191,379	[8]	47.8400	02/14/2017
			225,609	[9]	58.1450	02/20/2018
Irial Finan	97,000	[20]			44.1350	08/01/2014	112,500	[25]	5,092,875	78,777	[31]	3,566,235
	125,000	[18]			41.2700	12/15/2014
	105,000	[7]	35,000	[7]	41.1850	12/13/2015
	56,897	[8]	170,689	[8]	47.8400	02/14/2017
			177,073	[9]	58.1450	02/20/2018
José Octavio Reyes	33,750	[12]			53.4063	10/20/2014	105,000	[26]	4,753,350	33,663	[32]	1,523,924
	35,000	[13]			54.3438	02/15/2015
	50,000	[14]			57.8438	10/17/2015
	90,000	[15]			48.2100	05/29/2016
	57,813	[16]			44.6550	12/17/2017
	112,000	[17]			49.8000	12/17/2013
	160,000	[18]			41.2700	12/15/2014
	120,000	[7]	40,000	[7]	41.1850	12/13/2015
	68,276	[8]	204,827	[8]	47.8400	02/14/2017
			201,219	[9]	58.1450	02/20/2018

       * Column (g) reflects time-based restricted stock and restricted stock or restricted stock units issued upon satisfaction of the performance criteria under the 2005–2007 and 2006–2008 PSU programs. Column (i) reflects performance-based restricted stock and PSUs. The PSUs in Column (i) reflect the threshold award level for 2007–2009 PSUs and the 2008–2010 PSUs, as performance under those programs is tracking at the threshold level.

       1 These options were granted on July 22, 2004. The options became exercisable 25% on the first, second, third and fourth anniversaries of the grant date.

       2 These options were granted on February 17, 2005. The options are not forfeitable, but became exercisable 25% on the first, second, third and fourth anniversaries of the grant date.

       3 These options were granted on February 16, 2006. The options are not forfeitable, but become exercisable 25% on the first, second, third and fourth anniversaries of the grant date.

       4 These options were granted on February 22, 2007. The options are not forfeitable, but become exercisable 25% on the first, second, third and fourth anniversaries of the grant date.

       5 These options were granted on February 21, 2008. The options are not forfeitable, but become exercisable 25% on the first, second, third and fourth anniversaries of the grant date.

       6 These options were granted on May 2, 2005. The options vest 25% on the first, second, third and fourth anniversaries of the grant date.

       7 These options were granted on December 14, 2005. The options vest 25% on the first, second, third and fourth anniversaries of the grant date.

       8 These options were granted on February 15, 2007. The options vest 25% on the first, second, third and fourth anniversaries of the grant date.

       9 These options were granted on February 21, 2008. The options vest 25% on the first, second, third and fourth anniversaries of the grant date.

       10 These options were granted on July 17, 2008. The options vest 25% on the first, second, third and fourth anniversaries of the grant date.

       11 These options were granted on July 17, 2008. The options vest 100% on the fourth anniversary of the grant date.

       12 These options were granted on October 21, 1999. The options vested 25% on the first, second, third and fourth anniversaries of the grant date.

       13 These options were granted on February 16, 2000. The options vested 100% on the third anniversary of the grant date.

       14 These options were granted on October 18, 2000. The options vested 25% on the first, second, third and fourth anniversaries of the grant date.

       15 These options were granted on May 30, 2001. The options vested 25% on the first, second, third and fourth anniversaries of the grant date.

       16 These options were granted on December 18, 2002. The options vested 25% on the first, second, third and fourth anniversaries of the grant date.

       17 These options were granted on December 18, 2003. The options vested 25% on the first, second, third and fourth anniversaries of the grant date.

       18 These options were granted on December 16, 2004. The options vested 25% on the first, second, third and fourth anniversaries of the grant date.

       19 These options were granted on July 17, 2008. The options vest 100% on the third anniversary of the grant date.

       20 These options were granted on August 2, 2004. The options vested 25% on the first, second, third and fourth anniversaries of the grant date.

       21 Reflects 140,000 shares of restricted stock which vest six months after Mr. Isdell's retirement; 209,610 shares of restricted stock issued upon satisfaction of the performance criterion under the 2005–2007 PSU program; and 240,000 shares of restricted stock issued upon satisfaction of the performance criterion under the 2006–2008 PSU program.

       22 Reflects 52,500 shares of restricted stock issued upon satisfaction of the performance criterion under the 2006–2008 PSU program.

       23 Reflects 57,935 shares of restricted stock units issued upon satisfaction of the performance criterion under the 2005–2007 PSU program; and 52,500 shares of restricted stock issued upon satisfaction of the performance criterion under the 2006–2008 PSU program.

       24 Reflects 14,000 shares of restricted stock which vest on Mr. Fayard's retirement but no earlier than age 62; 63,369 shares of restricted stock issued upon satisfaction of the performance criterion under the 2005–2007 PSU program; and 60,000 shares of restricted stock issued upon satisfaction of the performance criterion under the 2006–2008 PSU program.

       25 Reflects 60,000 shares of restricted stock issued upon satisfaction of the performance criterion under the 2005–2007 PSU program; and 52,500 shares of restricted stock issued upon satisfaction of the performance criterion under 2006–2008 PSU program.

       26 Reflects 52,500 shares of restricted stock units issued upon satisfaction of the performance criterion under the 2005–2007 PSU program; and 52,500 shares of restricted stock units issued upon satisfaction of the performance criterion under the 2006–2008 PSU program.

       27 Reflects 57,408 PSUs for 2007–2009; and 67,822 PSUs for 2008–2010.

       28 Reflects 50,000 shares of performance-based restricted stock that would vest in February 2011 if the performance criterion is satisfied; 22,878 PSUs for 2007–2009; and 28,259 PSUs for 2008–2010.

       29 Reflects 15,855 PSUs for 2007–2009; and 13,677 PSUs for 2008–2010.

       30 Reflects 50,000 shares of performance-based restricted stock that would vest in February 2011 if the performance criterion is satisfied; 16,930 PSUs for 2007–2009; and 17,427 PSUs for 2008–2010.

       31 Reflects 50,000 shares of performance-based restricted stock that would vest in February 2012 if the performance criterion is satisfied; 15,100 PSUs for 2007–2009; and 13,677 PSUs for 2008–2010.

       32 Reflects 18,120 PSUs for 2007–2009; and 15,543 PSUs for 2008–2010.

       33 Market value was determined by multiplying the number of shares of stock or units, as applicable, by $45.27, the closing price of the Common Stock on December 31, 2008.

2008 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
E. Neville Isdell	0	$0	0	$0
Muhtar Kent	0	0	0	0
Alexander B. Cummings, Jr.	0	0	18,891	861,619
Gary P. Fayard	0	0	27,882	1,271,698
Irial Finan	0	0	0	0
José Octavio Reyes	0	0	23,100	1,053,591

       None of the Named Executive Officers exercised any stock options during 2008. The amounts in Column (e) for Messrs. Cummings, Fayard and Reyes represent shares underlying the PSUs for the 2004–2006 performance period. Net shares, after withholding for taxes, were released to Messrs. Cummings, Fayard and Reyes on December 18, 2008. Messrs. Cummings, Fayard and Reyes have not sold these shares. The amount reflected is based upon $45.61 per share, the average of the high and low prices of the Common Stock on the date the shares were released.

2008 Pension Benefits

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)		Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
E. Neville Isdell	Retirement Plan	14.0833		$301,850	$0
	Supplemental Pension Plan	—	[1]	11,177,840	0
	Overseas Plan[2]	20.4167		8,962,011	0
Muhtar Kent	Retirement Plan	20.9167		502,868	0
	Supplemental Pension Plan	—	[1]	4,490,630	0
Alexander B. Cummings, Jr.	Retirement Plan	11.5000		217,136	0
	Supplemental Pension Plan	—	[1]	1,354,049	0
Gary P. Fayard	Retirement Plan	14.7500		370,651	0
	Supplemental Pension Plan	—	[1]	3,253,484	0
Irial Finan	Overseas Plan[2]	4.4167		735,504	0
José Octavio Reyes	Mexico Plan	22.1000		2,926,192	0
	Overseas Plan[2]	12.5000	[3]	1,339,190	0

       1 For each person, the same years of service apply to both the Retirement Plan and the Supplemental Pension Plan, which work in tandem.

       2 The Overseas Plan benefit may be subject to offset by amounts payable from other Company-sponsored retirement plans, statutory payments and social security that are not currently determinable.

       3 Mr. Reyes has 28.3 years of total service with the Company and its affiliates. There are 6.3 years of credited service that overlap between the Mexico Plan and Overseas Plan. Mr. Reyes' Overseas Plan benefit is offset by the value of the Mexico Plan benefit earned during this period of overlapping service.

       The formulas used to calculate benefits under the Retirement Plan, the Supplemental Pension Plan, the Overseas Plan and the Mexico Plan are the same for each participant in each plan.

       The Company provides retirement benefits from various plans to its employees, including the Named Executive Officers. Due to the Company's global operations, it maintains different plans to address different market conditions, various legal and tax requirements and different groups of employees.

       The table reflects the present value of benefits accrued by each of the Named Executive Officers from the various plans in which they participate. As a result of the Tax Code limitations on the amount of compensation that may be considered under the Retirement Plan, a portion of the benefit that would be payable under the Retirement Plan without those limitations is paid from the Supplemental Pension Plan. The material terms of the Retirement Plan, the Supplemental Pension Plan, the Overseas Plan and the Mexico Plan are described beginning on page 77.

       Compensation used for determining pension benefits under the Retirement Plan, the Supplemental Pension Plan and the Overseas Plan generally includes only salary and cash incentives. The amounts reflected for each plan represent the present value of the maximum benefit payable under the applicable plan. In some cases the payments may be reduced by benefits paid by other Company-sponsored retirement plans, statutory payments, or social security.

       Under the Mexico Plan, compensation used for determining pension benefits generally includes salary, annual incentive, savings fund and other payments made in accordance with Mexican law and customary business practice.

       The Company's retirement plans operate in the same manner for all participants and there is no special formula for the Chief Executive Officer or any other Named Executive Officer. The Retirement Plan, the Supplemental Pension Plan and the Overseas Plan take into account the employee's career at the Company as a whole and calculate the pension benefit based on years of credited service and the average eligible compensation using the five highest consecutive years out of the last 11 years of service. In the case where a participant retires and then later is rehired by the Company, the calculation is as follows:

  1.
  Recalculate the accrued benefit taking into account additional years of service, if applicable, and the new eligible compensation (the "New Retirement Benefit").

  2.
  Determine the payments already made to the participant since his or her initial retirement ("Prior Benefit Payments").

  3.
  Determine the current value of the Prior Benefit Payments assuming that those payments have increased in value at 7% compounded annually through the date of the participant's subsequent retirement (the "Current Value of Prior Benefit Payments").

  4.
  Subtract the Current Value of Prior Benefit Payments from the New Retirement Benefit to determine the net benefit payable to the participant upon his subsequent retirement ("Net Retirement Benefit").

  5.
  Determine the net present value of the Net Retirement Benefit.

       Mr. Isdell initially retired in 1998. He received payments from Company retirement plans during his retirement. Upon his subsequent retirement, his pension benefits under the applicable plans will be calculated based on the methodology described above and will be paid only after he retires.

       As of December 31, 2008, Mr. Isdell had a total of 34.5 years of service with the Company and its affiliates that are eligible to be credited for pension purposes. The Retirement Plan and the

Supplemental Pension Plan, on the one hand, and the Overseas Plan, on the other hand, are separate plans that may recognize service for different periods. In Mr. Isdell's case, 14.1 of his total 34.5 years are recognized under the Retirement Plan and the Supplemental Pension Plan and the remaining 20.4 years are recognized under the Overseas Plan. There is no overlap in the years credited under each plan. In Mr. Reyes' case, 22.1 years are recognized under the Mexico Plan and 12.5 years are recognized under the Overseas Plan. There are 6.3 years of credited service that overlap between the Mexico Plan and the Overseas Plan. Mr. Reyes' Overseas Plan benefit is offset by the value of the Mexico Plan benefit earned during this period of overlapping service.

       Mr. Isdell's benefit under the Retirement Plan and the Supplemental Pension Plan will increase as a result of (i) being re-employed by the Company and (ii) his higher five consecutive years of compensation out of his last 11 years of service (ignoring the period he was retired as the plans provide). Mr. Isdell's benefit under the Overseas Plan will increase only as a result of the compensation described in (ii) above. He is not eligible for additional years of credited service in the Overseas Plan. Mr. Reyes' benefit under the Overseas Plan will increase only as a result of changes in compensation.

       The Company generally does not grant additional years of benefit service. In rare circumstances, the Company may give credit to a new hire to compensate for pension amounts forfeited at a previous employer or as a hiring incentive. No Named Executive Officer has been credited with additional years of benefit service.

       The assumptions used by the Company in calculating the present value of accumulated benefits are incorporated herein by reference to Note 16 to the Company's consolidated financial statements in the Form 10-K. The calculations assume that the Named Executive Officer continues to live until the earliest age at which an unreduced benefit is payable.

       The Company cautions that the values reported in the Present Value of Accumulated Benefit column (Column (d) of the table on page 65) are theoretical and are calculated pursuant to SEC requirements. The Company's retirement plans utilize a different method of calculating actuarial present value for the purpose of determining a lump sum payment, if any, which apply to all participants under the plan.

       For example, the Overseas Retirement Plan generally pays benefits in a lump sum. The benefit is converted to a lump sum, for all participants, using the interest rates and mortality tables prescribed under the Pension Protection Act of 2006, a U.S. pension law. The Supplemental Pension Plan pays benefits in the form of an annuity if the employee has reached at least age 55 with 10 years of service at the time of his or her separation from the Company. Therefore, Messrs. Isdell, Kent, and Fayard will be required to take their Supplemental Pension Plan benefit in the form of an annuity.

       The change in pension value from year to year is subject to market volatility and may not represent the value that a Named Executive Officer will actually accrue or receive under the Company's retirement plans during any given year.

2008 Nonqualified Deferred Compensation

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
E. Neville Isdell	$6,516,510	$0	($3,961,231)	$0	$16,716,193
Muhtar Kent	N/A	N/A	N/A	N/A	N/A
Alexander B. Cummings, Jr.	N/A	N/A	N/A	N/A	N/A
Gary P. Fayard	957,950	0	(797,358)	0	1,584,316
Irial Finan	N/A	N/A	N/A	N/A	N/A
José Octavio Reyes	N/A	N/A	N/A	N/A	N/A

       The amounts reflected in column (b) above reflect each Named Executive Officer's individual contributions to the Deferred Compensation Plan, the material provisions of which are described on page 80. The Company does not match any employee deferral or guarantee a return on deferred amounts. The returns for most participants in the Deferred Compensation Plan, including the Named Executive Officers, were negative for 2008 due to the downturn in world markets.

       The entire amounts reported in Column (b) for Messrs. Isdell and Fayard represent non-equity incentive plan compensation for 2007 that would have been paid in March 2008. All amounts were reported in the Non-Equity Incentive Plan Compensation column of the 2007 Summary Compensation Table in the 2008 Proxy Statement. No amounts reported in Column (b) are reported in the 2008 Summary Compensation Table. No amounts reported in Column (d) are reported in the 2008 Summary Compensation Table because the plan does not provide for above-market returns. All of the amounts reported in Column (f) for Messrs. Isdell and Fayard have been reported as non-equity incentive plan compensation in prior Company annual proxy statements.

       Mr. Reyes, who is not based in the United States, and Mr. Finan, who is an International Service Associate, are not eligible to participate in the Deferred Compensation Plan. Mr. Cummings, who was based overseas for most of 2008, was not eligible for the Deferred Compensation Plan in 2008. Mr. Kent is eligible, but currently does not participate in the Deferred Compensation Plan.

       The Deferred Compensation Plan allows eligible U.S. based employees to elect, before earned, to save on a tax-deferred basis a portion of their salary and/or annual incentive. Up to 80% of base salary and, for 2008, 100% of annual incentive could have been deferred. We chose these percentages to provide maximum deferral flexibility, while requiring a portion of salary to be available to meet tax and certain other payroll-based items. The employee then becomes an unsecured creditor of the Company when these amounts, fully earned, would otherwise have been paid. Amounts to be deferred by the employee are shown in the Summary Compensation Table when earned. The employee elects when he or she will be paid out, which can be during or after employment, subject to the provisions of Section 409A of the Tax Code. The employee earns a deferred return based on deemed investments in mutual funds selected by the employee from a list provided by the Company. The categories of investment options are similar to those in the Thrift & Investment Plan, although the number of fund choices is smaller in the Deferred Compensation Plan. Participants may change deemed investment elections daily. The investment risk is borne entirely by the employee. The cash deferred is retained by the Company. The program is designed to be as broad as permitted under tax and labor regulations.

       Gains and losses are credited based on the participant's deemed investment choices. Participants' accounts may or may not appreciate and may depreciate depending on the performance of their deemed investment choices. Due to the downturn in world markets, the weighted average return of the various deemed investment choices under the Deferred Compensation Plan was negative 25% for 2008. None of the deemed investment choices provide interest at above-market rates (as that term is defined by the SEC). All deferrals are paid out in cash upon distribution and subject to income tax at that time.

       All contributions by the Named Executive Officers are voluntary elections to defer receipt of compensation that they were entitled to be paid in the current year. None of the Named Executive Officers has ever received a Company contribution to his account in the Deferred Compensation Plan. Accordingly, the earnings reflected in Column (d) of the table above represent deemed investment earnings or losses solely from voluntary deferrals.

       The Company has the benefit of full unrestricted use of all amounts deferred under the Deferred Compensation Plan until such amounts are required to be distributed to the plan participants.

Payments on Termination or Change in Control

General

       Most of the Company's plans and programs contain specific provisions detailing how payments are treated upon termination or change in control. Generally, other than the Company's broad-based Severance Plan, the Company does not have any separation or severance agreements with senior executives, including the Named Executive Officers (other than certain arrangements with Mr. Isdell discussed on page 76). The Company's Severance Plan applies to all U.S. based non-union, non-manufacturing employees and International Service Associates and pays benefits in the event that an employee is involuntarily terminated without cause or in connection with a position elimination. The amount of severance varies based on the employee's grade level and/or length of service and the reason for termination. The maximum amount of severance, which applies to all U.S. based Named Executive Officers, is two years of base pay.

       Mr. Reyes' separation arrangements are determined by Mexican law.

       The change in control provisions in the various Company plans are designed so that employees are neither harmed nor given a windfall in the event of a change in control. The provisions are intended to ensure that executives evaluate business opportunities in the best interests of shareowners. The change in control provisions under these plans generally provide for accelerated vesting, and do not provide for extra payments. The Company does not have individual change in control agreements and no tax gross-up is provided for any taxes incurred as a result of change in control payment.

       The Board can determine prior to the potential change in control that no change in control will be deemed to have occurred. Generally, the Company's plans provide that a change in control is deemed to have occurred upon:

  (i)
  any person acquiring beneficial ownership, directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the Company;

  (ii)
  during any period of two consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the Directors then still in office who were directors at the beginning of the period;

  (iii)
  the shareowners approve any merger or consolidation resulting in the Common Stock being changed, converted or exchanged (other than a merger with a wholly owned subsidiary of the Company), any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company and such merger, consolidation, liquidation or sale is completed; or

  (iv)
  the shareowners approve any merger or consolidation to which the Company is a party as a result of which the persons who were shareowners of the Company immediately prior to the effective date of the merger or consolidation beneficially own less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation, and such merger or consolidation is completed.

The results of specific termination and change in control events under the plans are described below. These provisions apply to all participants in each plan.

Annual Incentive Plan

Change in Control

       Upon a change in control, employees generally receive the target amount of the incentive after the end of the performance year. This amount is prorated if the employee leaves during the year.

Termination Provisions

       Generally, employees must be employed on December 31 to receive a cash incentive for the year. If an employee is eligible for retirement, he or she generally receives a prorated incentive based on actual business unit performance and the portion of the year actually worked.

Deferred Compensation Plan

Change in Control

       Upon a change in control, any Company contributions to deferred compensation accounts vest. None of the Named Executive Officers has received a Company contribution. There are no other special change in control provisions.

Termination Provisions

       Employees who terminate employment after age 50 with five years of service receive payments based on elections made at the time they elected to defer compensation. Other employees receive a lump sum at termination. Individuals who are designated as "specified employees" under Section 409A of the Tax Code may not receive payments from the Deferred Compensation Plan for at least six months following termination of employment, to the extent the amounts were deferred after January 1, 2005.

Equity Plans

Change in Control

       All unvested options and restricted shares vest upon a change in control. For performance share units that have not yet been converted to shares, there is no provision for a change in control and, as a result, the terms of the performance share units continue to apply.

Termination Provisions

       The treatment of equity upon termination of employment depends on the reason for the termination. The chart below details the termination provisions of the various equity plans.

Summary of Separation Provisions in Equity Plans

Plan	Voluntary Resignation Prior to Retirement	Involuntary Termination (Other than for Cause)[1]	Retirement[2]
Stock Option Plans	Employees have six months to exercise vested options. Unvested options are forfeited.	Employees generally have six months to exercise vested options. Unvested options are forfeited.	All options held at least 12 months vest. Employees retain the full remaining term to exercise the options.
Restricted Stock Plans	Shares are forfeited unless held until the time specified in the grant and performance criteria, if any, are met.	Shares are forfeited unless held until the time specified in the grant and performance criteria, if any, are met.	Shares are forfeited unless held until the time specified in the grant and performance criteria, if any, are met. Some grants vest upon retirement.
2004-2006 PSUs and 2005-2007 PSUs	All shares are forfeited.	A prorated number of the shares earned are released.	Any shares granted upon certification of results are released after retirement.
2006-2008 PSUs and 2007-2009 PSUs	All PSUs are forfeited.	All PSUs are forfeited.	For grants held at least 12 months, the target number of PSUs are converted to shares prior to retirement. The shares remain restricted. If the performance criterion is met, the shares are released.
2008-2010 PSUs	All PSUs are forfeited.	All PSUs are forfeited.	For grants held at least 12 months, the employee receives the same number of earned shares as active employees when the results are certified.

1
Since 2004, the equity awards have contained provisions under which awards would be forfeited in the event of involuntary termination for cause.

2
For options granted prior to 2009, retirement for purposes of the stock option plans is generally age 55 with at least ten years of service, or age 60 with at least one year of service. For the PSUs granted prior to 2008, retirement is age 55 with at least five years of service. For the PSUs granted in 2008, retirement is age 55 with at least ten years of service.

Death

       If an employee dies, all options from all option plans vest. For options granted prior to 2007, the employee's estate has 12 months from the date of death to exercise the options. For options granted in 2007 and after, the employee's estate has five years from the date of death to exercise the options. Restricted stock granted from both restricted stock plans vests and is released to the employee's estate. For PSUs, the performance period is shortened and the performance is calculated. The employee's estate receives a cash payment based on the performance results for the shortened period. For PSUs granted prior to 2008, this payment is prorated for time worked in the performance period. For PSUs granted in 2008, this payment is not prorated.

Disability

       If an employee terminates because of disability, all options from all option plans vest. The employee retains the full original term to exercise the options. Restricted stock granted from both restricted stock plans vests and is released to the employee. For all PSUs, the employee receives shares or a cash payment equal to the value of the number of shares that the employee would have earned based on actual performance after the end of the performance period. For PSUs granted prior to 2008, this amount is prorated for time worked in the performance period. For PSUs granted in 2008, this amount is not prorated.

Retirement and Thrift Plans

Change in Control

       The Retirement Plan, the Supplemental Pension Plan and the Overseas Plan, the material provisions of which are described beginning on page 77, contain special provisions for change in control. To receive these benefits, the employee must actually leave the Company within two years of a change in control. There are no additional credited years of service. Upon a change in control, the earliest retirement age is reduced from age 55 with ten years of service to age 50 with ten years of service. This means that employees terminating prior to earliest retirement age will receive an early retirement subsidy calculated as if they had reached earliest retirement age. In addition, the Overseas Plan contains a provision reducing the normal retirement date to age 60, which also increases the value of the benefit.

       The Thrift Plan and the Supplemental Thrift Plan, the material provisions of which are described beginning on page 77, do not have a special provision for change in control.

       Under the International Thrift Plan, participants vest upon a change in control.

Termination Provisions

       No payments may be made under the Retirement Plan, the Supplemental Pension Plan and the Overseas Plan until an employee has separated from service and met eligibility requirements. No payment may be made under the Thrift Plan, the Supplemental Thrift Plan or the International Thrift Plan until separation from service, except distributions may be taken from the Thrift Plan after age 59 1/2, whether or not the employee has terminated.

       Prior to January 1, 2009, employees who terminated employment prior to earliest retirement age generally forfeited the Supplemental Pension Plan benefit that makes up for limits imposed by the Internal Revenue Service. For participants who separate from service on or after January 1, 2009, the benefit under the Supplemental Pension Plan vests according to the same schedule as the Retirement Plan, which is after five years of service. However, if a participant separates prior to age 55 with 10 years of service, the maximum compensation that is considered in calculating the benefit is four times the compensation limit set by the Tax Code ($245,000 for 2009). If a participant separates after age 55 with 10 years of service, all eligible compensation is taken into account.

       Individuals who are designated as "specified employees" under Section 409A of the Tax Code, which include the U.S. based Named Executive Officers, may not receive payments from the Supplemental Pension Plan, the Supplemental Thrift Plan, the Overseas Plan or the International Thrift Plan for at least six months following termination of employment.

Quantification of Termination/Change in Control Payments

       The amounts shown in the tables below assume that the event that triggered the payment occurred on December 31, 2008. The tables do not include the value of pension benefits that are disclosed in the 2008 Pension Benefits table on page 65, but do include any pension enhancement triggered by the event, if applicable. The tables also do not include the value of any benefits (such as retiree health coverage) provided on the same basis to substantially all other employees in the country in which the Named Executive Officer works.

Voluntary Retirement/Voluntary Resignation

       Messrs. Isdell, Kent, Fayard and Reyes are eligible for retirement, as it is defined in the Company's equity plans in effect on December 31, 2008. For these retirement eligible Named Executive Officers, the amounts below reflect (i) the intrinsic value of the acceleration of vesting of any stock options that vest on retirement (intrinsic value is the difference between the exercise price of an unvested stock option and the closing price of a share of Common Stock, which was $45.27 on December 31, 2008); and (ii) the value of the shares or share units issued upon satisfaction of the performance criteria under the 2005-2007 and 2006-2008 PSU programs, which would be released early upon retirement. For Mr. Reyes, the total also includes an amount required under Mexican law to be paid upon separation. No amounts are included for the 2007-2009 or 2008-2010 PSU programs because the PSUs remain subject to performance requirements even after retirement. For Messrs. Cummings and Finan, who are not eligible for retirement, no additional payments would be triggered upon their voluntary resignation.

Voluntary Retirement/Voluntary Resignation
Name	Severance Payments	Acceleration of Vesting of Stock Options	Restricted Stock and PSUs	Pension Enhancement	Total
Mr. Isdell	$0	$0	$20,353,845	$0	$20,353,845
Mr. Kent	0	189,988	2,376,675	0	2,566,663
Mr. Cummings	0	0	0	0	0
Mr. Fayard	0	183,825	5,584,915	0	5,768,740
Mr. Finan	0	0	0	0	0
Mr. Reyes	54,624	163,400	4,753,350	0	4,971,374

Involuntary Termination with Severance

       Messrs. Isdell, Kent, Fayard and Reyes are eligible for retirement, as it is defined in the Company's equity plans in effect on December 31, 2008. Therefore, in the event of involuntary separation other than for cause, they are treated as retired. For these retirement eligible Named Executive Officers, the amounts below reflect (i) all of the amounts described above under "Voluntary Retirement/Voluntary Resignation"; and (ii) for Messrs. Isdell, Kent and Fayard, severance due under the Severance Plan and for Mr. Reyes, the severance amount required under Mexican law. For Messrs. Cummings and Finan, the amounts below reflect (i) severance due under the Severance Plan; and (ii) the value of a prorated number of shares issued upon satisfaction of the performance criteria under the 2005-2007 PSU program, which would be released early upon involuntary separation.

Involuntary Termination with Severance
Name	Severance Payments	Acceleration of Vesting of Stock Options	Restricted Stock and PSUs	Pension Enhancement	Total
Mr. Isdell	$3,300,000	$0	$20,353,845	$0	$23,653,845
Mr. Kent	2,400,000	189,988	2,376,675	0	4,966,663
Mr. Cummings	1,400,000	0	2,098,174	0	3,498,174
Mr. Fayard	1,483,200	183,825	5,584,915	0	7,251,940
Mr. Finan	1,575,000	0	2,172,960	0	3,747,960
Mr. Reyes	2,565,015	163,400	4,753,350	0	7,481,765

Involuntary Termination for Cause

       No Named Executive Officer would receive any additional payments upon termination for cause, except Mr. Reyes, for whom an amount is required to be paid under Mexican law in the event of any termination. Even though Messrs. Isdell, Kent, Fayard and Reyes are eligible for retirement as it is defined in the Company's equity plans in effect on December 31, 2008, since 2004, the equity awards have contained provisions under which awards would be forfeited in the event of involuntary termination for cause.

Involuntary Termination For Cause
Name	Severance Payments	Acceleration of Vesting of Stock Options	Restricted Stock and PSUs	Pension Enhancement	Total
Mr. Isdell	$0	$0	$0	$0	$0
Mr. Kent	0	0	0	0	0
Mr. Cummings	0	0	0	0	0
Mr. Fayard	0	0	0	0	0
Mr. Finan	0	0	0	0	0
Mr. Reyes	54,624	0	0	0	54,624

Disability

       Messrs. Isdell, Kent, Fayard and Reyes are eligible for retirement, as it is defined in the Company's equity plans in effect on December 31, 2008. Therefore, in the event of disability, they also would be treated as retired. For these retirement eligible Named Executive Officers, the amounts below reflect (i) all of the amounts described above under "Voluntary Retirement/Voluntary Resignation"; (ii) for Messrs. Kent and Fayard, the value of performance-based restricted shares that would be released early upon disability; (iii) for Mr. Fayard, the value of time-based restricted shares that would be released early upon disability; and (iv) for Mr. Reyes, a severance amount required under Mexican law. For Messrs. Finan and Cummings, the amounts below reflect (i) the intrinsic value of the acceleration of stock options; (ii) the value of the shares or share units issued upon satisfaction of the performance criteria under the 2005-2007 and 2006-2008 PSU programs, which would be released early upon disability; and (iii) for Mr. Finan, the value of performance-based restricted shares that would be released early upon disability. No amounts are included for the

2007-2009 and 2008-2010 PSUs because the PSUs remain subject to performance criteria even after disability.

Disability
Name	Severance Payments	Acceleration of Vesting of Stock Options	Restricted Stock and PSUs	Pension Enhancement	Total
Mr. Isdell	$0	$0	$20,353,845	$0	$20,353,845
Mr. Kent	0	189,988	4,640,175	0	4,830,163
Mr. Cummings	0	127,656	4,999,392	0	5,127,048
Mr. Fayard	0	183,825	8,482,195	0	8,666,020
Mr. Finan	0	142,975	7,356,375	0	7,499,350
Mr. Reyes	148,602	163,400	4,753,350	0	5,065,352

Death

       The amounts below reflect (i) the intrinsic value of the acceleration of stock options; (ii) the value of the shares or share units issued upon satisfaction of the performance criteria under the 2005-2007 and 2006-2008 PSU programs, which would be released early upon death; (iii) the value of a prorated number of shares under the 2007-2009 PSU program, based on Company performance through 2008, which would be paid to the Named Executive Officer's estate upon death; (iv) the value of the target number of shares under the 2008-2010 PSU program, which would be paid to the Named Executive Officer's estate upon death; (v) for Messrs. Kent, Fayard and Finan, the value of performance-based restricted shares that would be released early upon death; (vi) for Mr. Fayard, the value of time-based restricted shares that would be released early upon death; and (vii) for Mr. Reyes, amounts required to be paid under Mexican law.

Death
Name	Severance Payments	Acceleration of Vesting of Stock Options	Restricted Stock and PSUs	Pension Enhancement	Total
Mr. Isdell	$0	$0	$28,227,022	$0	$28,227,022
Mr. Kent	0	189,988	7,889,203	0	8,079,191
Mr. Cummings	0	127,656	6,716,212	0	6,843,868
Mr. Fayard	0	183,825	10,570,937	0	10,754,762
Mr. Finan	0	142,975	9,050,424	0	9,193,399
Mr. Reyes	54,624	163,400	6,707,430	0	6,925,454

Change in Control

       The amounts below reflect (i) the intrinsic value of the acceleration of stock options; (ii) the value of the shares or share units issued upon satisfaction of the performance criteria under the 2005-2007 and 2006-2008 PSU programs, which would be released early upon a change in control; (iii) for Messrs. Kent, Fayard and Finan, the value of performance-based restricted shares that would be released early upon change in control; (iv) for Mr. Fayard, the value of time-based restricted shares that would be released early upon a change in control; (v) for Mr. Cummings, the value of the more favorable early retirement subsidy provided for employees between ages 50 and 55 with at least ten years of service in the event of a change in control and subsequent termination; and (vi) for Mr. Reyes, the value of the more favorable early retirement subsidy provided under the Overseas Plan for certain participants under age 60 in the event of a change in control and subsequent termination. No amounts are included for the 2007-2009 or 2008-2010 PSU programs because the PSU grants contain no special change in control provision and remain subject to performance requirements. The Company has no separate change in control agreements with any Named Executive Officer and no tax gross-up is provided for any taxes incurred as a result of change in control payments.

Change in Control
Name	Severance Payments	Acceleration of Vesting of Stock Options	Restricted Stock and PSUs	Pension Enhancement	Total
Mr. Isdell	$0	$0	$20,353,845	$0	$20,353,845
Mr. Kent	0	189,988	4,640,175	0	4,830,163
Mr. Cummings	0	127,656	4,999,393	783,517	5,910,566
Mr. Fayard	0	183,825	8,482,195	0	8,666,020
Mr. Finan	0	142,975	7,356,375	0	7,499,350
Mr. Reyes	0	163,400	4,753,350	869,705	5,786,455

Arrangements with Mr. Isdell

       In connection with Mr. Isdell's becoming Chairman of the Board and Chief Executive Officer, he was granted a restricted stock award of 140,000 shares on July 22, 2004. This grant was intended to make him whole for additional taxes incurred on income not related to his employment with the Company. The restrictions on the restricted stock award will lapse six months following retirement (with the consent of the Board), as long as retirement occurs after June 1, 2008. Additionally, the Compensation Committee in 2004 agreed to the following special provisions upon Mr. Isdell's subsequent retirement:

  •
  all stock options granted will vest, however his ability to exercise these options is restricted until such time as the options otherwise would have vested had he not retired; and

  •
  the standard provision that requires forfeiture of any PSUs held less than 12 months does not apply.

       The Compensation Committee in February 2009 also approved certain perquisites for Mr. Isdell following his retirement in April 2009. The Company will provide secretarial assistance to Mr. Isdell for a period of 12 months after retirement. The secretary will be a full-time Company employee who will also handle other Company business. The secretary will assist Mr. Isdell with remaining Company business as well as personal matters. It is estimated that, at most, 50% of the secretary's time will be dedicated to Mr. Isdell. The estimated incremental cost of providing secretarial services for one year is $36,400. In addition, the Company will continue to provide security systems and security monitoring at Mr. Isdell's residences for only 12 months following retirement, at an estimated cost to the Company of $39,000.

Summary of Plans

       The following section provides information on Company-sponsored plans noted in the Compensation Discussion and Analysis or in the tables. For the convenience of our shareowners, the descriptions of the plans are in one location.

Retirement Plans

       The Retirement Plan.    The Retirement Plan is a broad-based tax-qualified defined benefit plan that applies on the same terms for substantially all U.S. non-union employees. Generally, pension benefits are based on a percentage of the employee's final average compensation (the five highest consecutive calendar years of compensation out of the employee's last eleven years) up to the limit for each year as set by the Tax Code ($230,000 for 2008), multiplied by the employee's years of credited service. The term "compensation" for determining the pension benefit includes salary, overtime, commissions and cash incentive awards, but excludes any amounts related to stock options, performance share units or restricted stock. It also excludes deferred compensation and any extraordinary payments related to hiring or termination of employment.

       Under the Retirement Plan, a participant becomes vested after five years of service or age 60 with one year of service. Normal retirement is age 65. For employees terminating prior to 2009, reduced benefits became payable as early as age 55 with 10 years of service or age 60 with one year of service. Effective for employees terminating in 2009, the Retirement Plan provides for payment of a reduced benefit prior to age 55 after termination of employment.

       In 2008, an employee could receive no more than $185,000 annually from the Retirement Plan and no compensation in excess of $230,000 per year could be taken into account for calculating benefits under the Retirement Plan.

       The Thrift Plan.    The Thrift Plan is a broad-based tax-qualified defined contribution plan that applies on the same terms for most U.S. non-union employees. The Company contributes to each participant's account an amount equal to 100% of the participant's contributions but not more than (i) 3% of the participant's compensation or (ii) the amount allowable under the limits imposed under the Tax Code, whichever is lower. For 2008, compensation over $230,000 may not be taken into account under the Thrift Plan. The Company's matching contribution is invested originally in Common Stock but participants may move the contribution to any other available investment option. Employees hired after March 31, 2002 are vested in Company matching contributions 1/3 per year over three years. Employees hired on or before March 31, 2002 are immediately vested in all Company matching contributions.

       The Supplemental Pension Plan.    The Supplemental Pension Plan makes employees whole when the Tax Code limits the benefit that would otherwise accrue under the Retirement Plan. The Supplemental Pension Plan applies on the same terms for all U.S. non-union employees who exceed the limits set by the Tax Code. The Supplemental Pension Plan also operates to keep employees whole when they defer part of their salary or bonus under the Deferred Compensation Plan. Otherwise, electing to defer would reduce an employee's retirement benefits. For participants who separate from service on or after January 1, 2009, the benefit under the Supplemental Pension Plan vests according to the same schedule as the Retirement Plan, which is after five years of service. However, if a participant separates prior to age 55 with 10 years of service, the maximum compensation that is considered in calculating the benefit is four times the compensation limit set by the Tax Code. If a participant separates after age 55 with 10 years of service, all eligible compensation is taken into account. Prior to 2009, the Supplemental Pension Plan benefit attributable to compensation exceeding the Tax Code limits generally did not vest until a participant's earliest retirement date.

       The Supplemental Thrift Plan.    The Supplemental Thrift Plan makes employees whole when the Tax Code limits the Company matching contributions that would otherwise be credited to them under the Thrift Plan. The Supplemental Thrift Plan also operates to keep employees whole when they defer part of their salary or bonus under the Deferred Compensation Plan. The Company makes up for amounts that cannot be credited under the Thrift Plan by crediting the employee with the Company matching contributions in hypothetical share units. The value of the accumulated share units, including dividend equivalents, is paid in cash after separation from service. Participants are immediately vested in their Supplemental Thrift Plan benefit. Employees are not permitted to make contributions to the Supplemental Thrift Plan.

       The Overseas Plan.    The Overseas Plan provides a retirement benefit to International Service Associates of the Company who are not U.S. citizens. The Overseas Plan applies on the same terms to the general population of International Service Associates worldwide. Payments under the Overseas Plan are reduced by benefits paid by other Company-sponsored plans, statutory payments and social security. Generally, the Overseas Plan pays benefits in a lump sum after separation from service. Under the Overseas Plan, a participant becomes vested after five years of service or attainment of age 60 while employed.

       The International Thrift Plan.    The International Thrift Plan provides a benefit similar to that received by U.S. citizens under the Supplemental Thrift Plan to International Service Associates who are not U.S. citizens. The International Thrift Plan applies on the same terms to the general population of International Service Associates worldwide. The International Thrift Plan provides a credit in hypothetical Company share units equivalent to 3% of the International Service Associate's eligible compensation. The value of the accumulated share units, including dividend equivalents, is paid in cash to the individual after separation from service. Employees are vested in their International Thrift Plan benefit after four years of service. Employees are not permitted to make contributions to the International Thrift Plan.

       The Mexico Plan.    The Mexico Plan consists of a traditional defined benefit plan, a pension equity plan, and a defined contribution plan. Eligible employees receive whichever plan formula (either the traditional defined benefit plan or the sum of the pension equity plan and the defined contribution plan) results in the larger benefit. For Mr. Reyes, the traditional defined benefit plan currently results in the larger benefit.

       The traditional defined benefit plan is based on a percentage of the employee's final eligible earnings, determined over the last 36 months prior to retirement, multiplied by the employee's years of credited service. The benefit is then reduced by an offset for the benefit provided under the Savings Systems for Retirement. The monthly pension benefit cannot be less than the pension that is provided by the termination indemnity required by Mexican law. The monthly pension benefit cannot exceed 70% of the final salary at retirement. The term "eligible earnings" for determining the pension benefit includes salary, vacation bonus, savings fund, and long-term incentive program. No stock options or restricted stock are included in the pension earnings.

       The pension equity plan pays a lump sum amount at retirement, based on the employee's final average salary and points accumulated during employment. An employee earns points for each year of service based on age. The defined contribution plan is a savings plan in which employees can contribute up to 5% of their compensation on a pre-tax basis. The Company makes a matching contribution equal to 50% of the employee's contribution.

       Under the Mexico Plan, a participant becomes eligible for a reduced benefit as early as age 55 with at least 10 years of service.

Incentive Plans

       Annual Incentive Plan.    The Company maintains the Performance Incentive Plan for employees.

       Approximately 9,000 employees participated in the incentive plan in 2008. The Compensation Committee may designate one or more performance criteria from the list contained in the plan. Possible performance measures, which have been approved by shareowners, are:

•	net revenue	•	earnings per share
•	net income	•	increase in cash flow
•	return on assets	•	increase in shareowner value
•	operating income	•	return on invested capital
•	brand contribution	•	return on shareowners' equity
•	gross profit	•	revenue growth
•	operating expenses	•	operating profit or operating margins
•	profit before tax	•	goals relating to acquisitions or
•	economic profit		divestitures
•	return on capital	•	value share of nonalcoholic ready-to-drink
•	unit case volume		segment
•	earnings before interest, taxes,	•	volume share of nonalcoholic
	depreciation and amortization		ready-to-drink segment
		•	quality as determined by the Company's Quality Index

       Target annual incentives are established for each participant. Below a threshold level of performance no payments can be made under the incentive plan. The program is designed to satisfy the requirements of Section 162(m) of the Tax Code. As described in the Compensation Discussion and Analysis beginning on page 38, Named Executive Officers were paid discretionary incentives from this plan for 2008.

  Long-Term Incentive Plans

       Stock Option Plans.    Stock option plans provide equity compensation, which depends on the increase in the price of Common Stock and the creation of shareowner value.

       The Company currently grants options from the 2008 Stock Option Plan, the 2002 Stock Option Plan and the 1999 Stock Option Plan. These plans generally provide that the option price must be not less than 100% of the fair market value of Common Stock on the date the option is granted. The fair market value of a share of Common Stock is the average of the high and low prices on the date of grant. In certain foreign jurisdictions, the law requires additional restrictions on the calculation of the option price. The grants provide that stock options generally may not be exercised during the first twelve months after the date of grant. Generally, options vest 25% on the first, second, third and fourth anniversaries of the grant date and have a term of ten years.

       The 2008 Stock Option Plan, the 2002 Stock Option Plan and the 1999 Stock Option Plan each allow shares of Common Stock to be used to satisfy any resulting federal, state and local tax liabilities. Change of control, death, disability and retirement after a specified age, with certain exceptions, cause the acceleration of vesting.

       Restricted Stock Plan.    The 1989 Restricted Stock Plan is designed to focus executives on the long-term performance of the Company. The 1989 Restricted Stock Plan allows flexibility related to grant terms and conditions.

       There are currently three types of awards under the 1989 Restricted Stock Plan that are outstanding:

         Restricted Stock.     Awards of restricted stock are generally limited to our senior executives. The awards may be performance-based or time-based. Shares of stock are granted and transferred into the employee's name. Shares remain subject to forfeiture until the shares are released under the terms of the awards. The Compensation Committee uses time-based restricted stock sparingly for purposes of attraction and retention and, in certain grants to senior executives, these also include minimal performance criteria.

         Promise to Grant Restricted Stock.     The award may be performance-based or time-based. Restricted stock is granted after pre-determined performance criteria are met or on a certain date in the future. This contractual arrangement is used primarily outside the U.S. Employees may or may not receive dividend equivalents during the term. No Named Executive Officers have such promises.

         Performance Share Units.     Performance share units provide an opportunity for employees to receive restricted stock when certain Company performance-related criteria are met. The performance period is generally three years and if performance targets are met, shares are granted with an additional restriction period of one or two years. For some executives overseas, due to international tax considerations, the restricted shares are not issued until the end of the additional restriction period. Dividends or, when applicable, dividend equivalents are paid during the additional restriction period. The possible performance measures, which have been approved by shareowners, are the same as those listed above for the Performance Incentive Plan.

       The majority of outstanding grants are performance share units tied to Company long-term performance measures.

Other Plans

       The Deferred Compensation Plan.    The Deferred Compensation Plan is a non-qualified and unfunded deferred compensation program offered to approximately 600 U.S. based employees who are not International Service Associates. Eligible participants may defer up to 80% of base salary and, for 2008, up to 100% of their incentive. Gains and losses are credited based on the participant's election of a variety of deemed investment choices. The Company does not match any employee deferral or guarantee a return. In fact, due to the downturn in world markets, the weighted average return of the various deemed investment choices under the plan as of December 31, 2008 was negative 25%. Participants' accounts may or may not appreciate and may depreciate depending on the performance of their deemed investment choices. None of the deemed investment choices provide interest at above-market rates. All deferrals are paid out in cash upon distribution. Participants may schedule a distribution during employment, or may opt to receive their balance after separation from service. Participants who are considered "specified employees" under the Tax Code (generally, the top 50 highest paid executives) may not receive a post-termination distribution for at least six months following separation from the Company. On occasion, the Company may provide a one-time credit to make up for benefits lost at a prior employer. The Company has not provided any credits for any of the Named Executive Officers.

       The International Service Program.    Currently, there are approximately 375 International Service Associates. The International Service Program benefits include a housing allowance and, where appropriate, a host country allowance (a cash adjustment designed to provide equivalent purchasing power), a cash allowance recognizing differences in living conditions in the host location, a home leave allowance and currency protection. The program also provides tax preparation services and tax equalization. Under the tax equalization program, an International Service Associate, economically, pays tax at the same federal and state income tax rates as a resident of the State of Georgia on base salary, incentive compensation and personal income. The Company assumes responsibility for foreign taxes while on assignment. This is to ensure that there is no undue hardship or windfall due to taxes while on assignment in a foreign location.

       The Severance Plan.    The Severance Plan provides cash severance benefits to eligible employees who are involuntarily terminated. Eligible employees include regular, full-time, non-union, non-manufacturing U.S. employees and International Service Associates. Generally, benefits are payable when an employee is terminated involuntarily due to specific circumstances such as when an employee's position is eliminated. Benefits are not payable if the employee is offered substantially equivalent employment with the Company or its affiliates, is terminated for cause, or has entered into a separate agreement. In the case of a reorganization where the employee's position is eliminated, the benefit payable is determined based on job grade level and/or length of service. The minimum benefit is four weeks of base pay and the maximum benefit is two years of base pay.

 EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity Compensation Plans Approved by Security Holders	176,140,020	[1]	$48.56	[2]	179,826,618[3]
Equity Compensation Plans Not Approved by Security Holders	0		N/A		0

Total	176,140,020				179,826,618

       1 Represents shares issuable pursuant to outstanding options under the 1999 Stock Option Plan, the 2002 Stock Option Plan, and the 2008 Stock Option Plan. In addition, there are 6,060,084 full-value awards of shares outstanding under the 1989 Restricted Stock Plan and the 1983 Restricted Stock Award Plan of The Coca-Cola Company (the "1983 Restricted Stock Plan") (including shares that may be issued pursuant to outstanding performance share units, assuming the target award is met).

       2 The weighted-average term of the outstanding options is 7.2 years.

       3 Represents 154,659,399 options which may be issued pursuant to future awards under the 1999 Stock Option Plan, the 2002 Stock Option Plan and the 2008 Stock Option Plan, and 25,167,219 shares of Common Stock that may be issued pursuant to the 1983 Restricted Stock Plan and the 1989 Restricted Stock Plan (including shares that may be issued pursuant to outstanding performance share units, assuming the target award is met). The maximum term of the options is 10 years.

       All numbers in the table above are as of December 31, 2008.

       Share units credited under the Supplemental Thrift Plan, the International Thrift Plan, the Prior Directors' Plan and the Directors' Plan are not included since they are paid in cash.

       The Company provides a matching contribution in Common Stock under various plans throughout the world. No shares are issued by the Company under any of these plans. Shares are purchased on the open market by a third-party trustee. These plans are exempt from the shareowner approval requirements of the NYSE. These plans are as follows:

       The Thrift Plan (U.S.).    Under the Thrift Plan, the Company matches employee contributions to a maximum of 3% of an employee's compensation, subject to limits imposed by the Tax Code. Employees hired prior to April 1, 2002 are immediately vested in the matching contributions and employees hired after that date vest in the matching contributions over three years. Generally, employees may not withdraw the matching contributions until termination of employment.

       The Coca-Cola Export Corporation Employee Share Plan (UK).    Under this plan, the Company matches employee contributions to a maximum of £1,500 per year. The employee is immediately vested in the matching contributions. However, the matching contributions may not be withdrawn before a five-year holding period without adverse tax consequences.

       Employees' Savings and Share Ownership Plan of Coca-Cola Ltd. (Canada).    Under this plan, the Company matches 50% of an employee's contributions to a maximum of 4% of the employee's salary.

The employee is immediately vested in the matching contributions. However, the matching contributions may not be withdrawn until termination of employment.

       Employee Stockholding Program (Japan).    Under this plan, the Company matches contributions up to 3% of an employee's pay. The employee is immediately vested in the matching contributions. However, the matching contributions may not be withdrawn until termination of employment or at specified limited periods.

       Share Savings Plan (Denmark).    Under this plan, the Company matches contributions up to 3% of an employee's pay. The employee is immediately vested in the matching contributions. However, the matching contributions may not be withdrawn for five years without tax liability.

       The Company also sponsors employee share purchase plans in several jurisdictions outside the United States. The Company does not grant or issue Common Stock pursuant to these plans, but does facilitate the acquisition of Common Stock by employees in a cost-efficient manner. These plans are not equity compensation plans.

 COCA-COLA ENTERPRISES INC.

       The Company and its subsidiaries together hold approximately 35% of the issued and outstanding shares of Coca-Cola Enterprises Inc. ("CCE") as of February 23, 2009.

Certain Related Person Transactions with CCE

  James D. Robinson III

       A daughter-in-law of James D. Robinson III, one of our Directors, has an indirect minority equity interest in Delaware North. In 2008, Delaware North and its subsidiaries made payments totaling approximately $4.6 million to CCE to purchase products in the ordinary course of business. Also in 2008, CCE paid Delaware North approximately $957,000 in marketing related payments in the ordinary course of business.

  Berkshire Hathaway

       Berkshire Hathaway's holdings constituted approximately 8.64% of the Company's outstanding Common Stock as of February 23, 2009. IDQ, McLane and XTRA are wholly owned subsidiaries of Berkshire Hathaway. In 2008, IDQ and its subsidiaries made payments totaling approximately $1.3 million to CCE to purchase products in the ordinary course of business. In 2008, McLane made payments totaling approximately $4.0 million to CCE to purchase products in the ordinary course of business. In 2008, CCE paid XTRA approximately $2.4 million for equipment leases of trailers used to store and transport finished product in the ordinary course of business. Berkshire Hathaway holds a significant equity interest in Moody's. In 2008, CCE paid approximately $619,000 to a subsidiary of Moody's for providing long-term and short-term credit rating services.

Ownership of Equity Securities in CCE

       The following table sets forth information regarding beneficial ownership of the common stock of CCE, if any, by each Director, each Named Executive Officer, and our Directors and Executive Officers as a group, all as of February 23, 2009.

Name	Aggregate Number of Shares Beneficially Owned		Percent of Outstanding Shares
Donald R. Keough	25,508		*
Donald F. McHenry	1,035		*
Gary P. Fayard	47,865	[1]	*
Irial Finan	34,744	[2]	*
All Directors and Executive Officers as a Group (27 Persons)	275,056	[3]	*

       * Less than 1% of issued and outstanding shares of common stock.

       1 Includes 31,000 shares that may be acquired upon the exercise of options that are presently exercisable or that will become exercisable on or before April 24, 2009.

       2 Includes stock units credited under the Coca-Cola Enterprises Inc. Deferred Compensation Plan for Nonemployee Directors (the "CCE Plan") that will be paid in 12,024 shares of CCE common stock upon distribution, 14,220 deferred stock units that represent shares that may be acquired on or before April 24, 2009, and 8,500 shares that may be acquired upon the exercise of options that are presently exercisable or that will become exercisable on or before April 24, 2009.

       3 Includes stock units credited under the CCE Plan that will be paid in 12,024 shares of CCE common stock upon distribution, 14,220 deferred stock units that represent shares that may be acquired on or before April 24, 2009, and 175,100 shares that may be acquired upon the exercise of options that are presently exercisable or that will become exercisable on or before April 24, 2009.

 REPORT OF THE AUDIT COMMITTEE

       For many years, the Company's Audit Committee (the "Audit Committee") has been composed entirely of non-management Directors. The members of the Audit Committee meet the independence and experience requirements of the NYSE and the SEC. In 2008, the Audit Committee held eight meetings. The Audit Committee has adopted, and annually reviews, a charter outlining the practices it follows. The charter complies with all current regulatory requirements. Additionally, the Committee has continued its long-standing practice of having independent legal counsel.

       During 2008, at each of its regularly scheduled meetings, the Audit Committee met with the senior members of the Company's financial management team. Additionally, the Audit Committee had separate private sessions, during its regularly scheduled meetings, with the Company's general counsel or his designee, independent auditors, and the director of internal audit, at which candid discussions regarding financial management, legal, accounting, auditing, and internal control issues took place. The Audit Committee's agenda is established by the Audit Committee's chairman and the director of internal audit.

       The Audit Committee has been updated quarterly on management's process to assess the adequacy of the Company's system of internal control over financial reporting, the framework used to make the assessment, and management's conclusions on the effectiveness of the Company's internal control over financial reporting. The Audit Committee has also discussed with the independent auditors the Company's internal control assessment process, management's assessment with respect thereto and the independent auditors' evaluation of the Company's system of internal control over financial reporting.

       The Audit Committee reviewed with senior members of management, including the director of internal audit and general counsel, and the independent auditors, the Company's policies and procedures with respect to risk assessment and risk management. The overall adequacy and effectiveness of the Company's legal, regulatory and ethical compliance programs, including the Company's Codes of Business Conduct were also reviewed.

       The Audit Committee decided to engage Ernst & Young LLP as our independent auditors for the year ended December 31, 2008, and reviewed with senior members of the Company's financial management team, the independent auditors, and the director of internal audit, the overall audit scope and plans, the results of internal and external audit examinations, evaluations by management and the independent auditors of the Company's internal controls over financial reporting and the quality of the Company's financial reporting. Although the Audit Committee has the sole authority to appoint the independent auditors, the Audit Committee will continue its long-standing practice of recommending that the Board ask the shareowners, at their annual meeting, to ratify their appointment of the independent auditors.

       Management has reviewed and discussed the audited financial statements in the Company's Annual Report on Form 10-K with the Audit Committee including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements. In addressing the quality of management's accounting judgments, members of the Audit Committee asked for management's representations and reviewed certifications prepared by the Chief Executive Officer and Chief Financial Officer that the unaudited quarterly and audited consolidated financial statements of the Company fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company, and have expressed to both management and the auditors their general preference for conservative policies when a range of accounting options is available.

       In its meetings with representatives of the independent auditors, the Audit Committee asks them to address, and discusses their responses to several questions that the Audit Committee believes are particularly relevant to its oversight. These questions include:

  •
  Are there any significant accounting judgments or estimates made by management in preparing the financial statements that would have been made differently had the independent auditors themselves prepared and been responsible for the financial statements?

  •
  Based on the independent auditors' experience, and their knowledge of the Company, do the Company's financial statements fairly present to investors, with clarity and completeness, the Company's financial position and performance for the reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements?

  •
  Based on the independent auditors' experience, and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?

       The Audit Committee believes that, by thus focusing its discussions with the independent auditors, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

       The Audit Committee also discussed with the independent auditors those matters required to be discussed by the auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (the "PCAOB"). The Audit Committee received and discussed with the independent auditors their annual written report on their independence from the Company and its management, as required by the PCAOB rules. The Audit Committee considered with the independent auditors whether the provision of non-audit services provided by them to the Company during 2008 was compatible with their independence.

       In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company's quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of the Company's management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements, and other reports, and of the independent auditors, who are engaged to audit and report on the consolidated financial statements of the Company and subsidiaries and the effectiveness of the Company's internal control over financial reporting.

       In reliance on these reviews and discussions, and the reports of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the SEC.

                              Peter V. Ueberroth, Chair
                              Ronald W. Allen
                              Donald F. McHenry
                              James B. Williams

 RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
AS INDEPENDENT AUDITORS

(Item 2)

       The Audit Committee has appointed Ernst & Young LLP to serve as independent auditors for the fiscal year ending December 31, 2009, subject to ratification of the appointment by the shareowners. Ernst & Young LLP has served as the Company's independent auditors for many years and is considered by management to be well qualified.

Audit Fees and All Other Fees

       Audit Fees.    Fees for audit services totaled approximately $27.3 million in 2008 and $27.2 million in 2007, including fees associated with the annual audit and the audit of internal control over financial reporting, the reviews of the Company's quarterly reports on Form 10-Q, and statutory audits required internationally.

       Audit-Related Fees.    Fees for audit-related services totaled approximately $3.8 million in 2008 and $7.7 million in 2007. Audit-related services principally include due diligence in connection with acquisitions, consultation on accounting and internal control matters, audits in connection with proposed or consummated acquisitions, information systems audits and other attest services.

       Tax Fees.    Fees for tax services, including tax compliance, tax advice and tax planning, totaled approximately $3.7 million in 2008 and $4.8 million in 2007.

       All Other Fees.    In 2008, fees for all other services not described above totaled $90,000 for training services in certain international locations. In 2007, Ernst & Young LLP did not provide any services other than those described above.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

       The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors.

       Under the policy, pre-approval is generally provided for work associated with the following:

  •
  registration statements under the Securities Act of 1933 (for example, comfort letters or consents);

  •
  statutory or other financial audit work for non-U.S. subsidiaries that is not required for the 1934 Act audits;

  •
  due diligence work for potential acquisitions or dispositions;

  •
  attest services not required by statute or regulation;

  •
  adoption of new accounting pronouncements or auditing and disclosure requirements and accounting or regulatory consultations;

  •
  internal control reviews and assistance with internal control reporting requirements;

  •
  review of information systems security and controls;

  •
  tax compliance, tax planning and related tax services, excluding any tax service prohibited by regulatory or other oversight authorities; expatriate and other individual tax services; and

  •
  assistance and consultation on questions raised by regulatory agencies.

       For each proposed service, the independent auditors are required to provide detailed back-up documentation at the time of approval to permit the Audit Committee to make a determination whether the provision of such services would impair the independent auditors' independence.

       The Audit Committee has approved in advance certain permitted services whose scope is routine across business units, including statutory or other financial audit work for non-U.S. subsidiaries that is not required for the 1934 Act audits.

Other Information

       The Company has been advised by Ernst & Young LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

       One or more representatives of Ernst & Young LLP will be present at this year's Annual Meeting of Shareowners. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

       Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting of Shareowners. If the shareowners should not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment.

The Board of Directors recommends a vote
FOR
the ratification of the appointment of Ernst & Young LLP as independent auditors.

 PROPOSALS OF SHAREOWNERS

Items 3 through 6

       The following four proposals were submitted by shareowners. If the shareowner proponent, or a representative who is qualified under state law, is present and submits such proposal for a vote, then the proposal will be voted upon at the Annual Meeting of Shareowners. Approval of each of the following four proposals requires the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting of Shareowners. In accordance with federal securities regulations, we include the shareowner proposals plus any supporting statements exactly as submitted by the proponents. To make sure readers can easily distinguish between material provided by the proponents and material provided by the Company, we have put a box around material provided by the proponents. If proposals are submitted by more than one shareowner, we will list only the primary filer's name, address and number of shares held. We will provide the information regarding co-filers to shareowners promptly if we receive an oral or written request for the information.

Shareowner Proposal Regarding an Advisory Vote on Executive Compensation (Item 3)

       The Congregation of Benedictine Sisters, 285 Oblate Drive, San Antonio, Texas 78216, owner of 500 shares of Common Stock, and other co-filers, submitted the following proposal:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

RESOLVED, that shareholders of The Coca Cola Company request the board of directors to adopt a policy that provides shareholders the opportunity at each annual shareholder meeting to vote on an advisory resolution, proposed by management, to ratify the compensation of the named executive officers ("NEOs") set forth in the proxy statement's Summary Compensation Table (the "SCT") and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

SUPPORTING STATEMENT

Investors are increasingly concerned about mushrooming executive compensation especially when it is insufficiently linked to performance. In 2008, shareholders filed close to 100 "Say on Pay" resolutions. Votes on these resolutions have averaged 43% in favor, with ten votes over 50%, demonstrating strong shareholder support for this reform.

An Advisory Vote establishes an annual referendum process for shareholders about senior executive compensation. We believe the results of this vote would provide the board and management useful information about shareholder views on the company's senior executive compensation.

In its 2008 proxy, Aflac submitted an Advisory Vote resulting in a 93% vote in favor, indicating strong investor support for good disclosure and a reasonable compensation package. Daniel Amos, Chairman and CEO said, "An advisory vote on our compensation report is a helpful avenue for our shareholders to provide feedback on our pay-for-performance compensation philosophy and pay package."

To date, ten companies have also agreed to an Advisory Vote, including Verizon, MBIA, H&R Block, Blockbuster, Ingersoll Rand and Tech Data. TIAA-CREF, the country's largest pension fund, has successfully held an Advisory Vote twice.

Influential proxy voting service RiskMetrics Group, recommends votes in favor, noting: "RiskMetrics encourages companies to allow shareholders to express their opinions of executive compensation practices by establishing an annual referendum process. An advisory vote on executive compensation is another step forward in enhancing board accountability."

The Council of Institutional Investors endorsed advisory votes and a bill to allow annual advisory votes passed the House of Representatives by a 2-to-1 margin. As presidential candidates, Senators Obama and McCain support the Advisory Vote.

We believe that existing U.S. Securities and Exchange Commission rules and stock exchange listing standards do not provide shareholders with sufficient mechanisms for providing input to boards on senior executive compensation. In contrast, in the United Kingdom, public companies allow shareholders to cast a vote on the "directors' remuneration report," which discloses executive compensation. Such a vote isn't binding, but gives shareholders a clear voice that could help shape senior executive compensation.

We believe that a company that has a clearly explained compensation philosophy and metrics, reasonably links pay to performance, and communicates effectively to investors would find a management sponsored Advisory Vote a helpful tool.

We urge our board to allow shareholders to express their opinion about senior executive compensation through an Advisory Vote by instituting this governance reform.

Statement Against Shareowner Proposal Regarding an Advisory Vote on Executive Compensation

       This proposal states that an annual up-or-down referendum with respect to the compensation of the Named Executive Officers ("NEO") "would provide the board and management with useful information about shareholder views on the company's senior executive compensation." The proposal further suggests that our shareowners are not provided with sufficient mechanisms for providing input to the Board on executive compensation. We respectfully disagree.

       First, our shareowners already have several effective mechanisms available to allow them to communicate, or register dissatisfaction, with the Board regarding executive compensation or any other matter. These include a majority vote by-law, shareowner proposals, letters to individual Directors or the entire Board and voicing opinions at the Annual Meeting of Shareowners.

       We believe the best mechanism available to our shareowners to voice their opinion about the Compensation Committee's work is through the election of Directors, pursuant to the Company's majority vote by-law. This vote is substantive because it determines who will serve on the Board and ultimately make decisions about compensation. In contrast, the advisory vote would not change the content of the Committee's report nor have legal bearing on any compensation arrangement.

       Second, the development of effective executive compensation policies and practices is complex and in doing so the Compensation Committee takes into account numerous factors. But an annual "For" or "Against" ratification on NEO compensation, as called for in this proposal, simply would not provide meaningful input into this process. It would not identify the particular elements of compensation with which our shareowners are concerned nor would it provide our Board with meaningful input regarding our shareowners' various positions on complex executive compensation matters.

       For example, in any given year, are all shareowners who vote "For" ratification of NEO compensation telling the Board that they are pleased with all aspects of NEO compensation? Does the "For" ratification mean that some shareowners were pleased with only certain aspects of NEO compensation, but were more pleased than dissatisfied? Conversely, in any given year, are the shareowners who vote "Against" ratification of NEO compensation displeased with all aspects of NEO compensation?

       The Board encourages shareowners to take advantage of the Company's current policies and procedures for communicating with the Board and remains open to meaningful improvements in Board/shareowner communications. However, we believe this proposal advocates a less effective mechanism than those already in place and one which will fail to express meaningful input regarding executive compensation matters.

The Board of Directors recommends a vote
AGAINST
the proposal regarding an advisory vote on executive compensation.

Shareowner Proposal Regarding an Independent Board Chair (Item 4)

       International Brotherhood of Teamsters General Fund, 25 Louisiana Avenue, N.W., Washington D.C. 20001, owner of 100 shares of Common Stock, submitted the following proposal:

RESOLVED: That stockholders of The Coca-Cola Company ("Coca-Cola" or "the Company") ask the Board of Directors to adopt a policy that the Board's chairman be an independent director who has not previously served as an executive officer of Coca-Cola. The policy should be implemented so as not to violate any contractual obligation. The policy should also specify: (a) how to select a new independent chairman if a current chairman ceases to be independent during the time between annual meetings of shareholders; and, (b) that compliance with the policy is excused if no independent director is available and willing to serve as chairman.

SUPPORTING STATEMENT: It is the responsibility of the Board of Directors to protect shareholders' long-term interests by providing independent oversight of management. By setting agendas, priorities and procedures, the position of Chair is critical in shaping the work of the Board. Accordingly, we believe that having an independent Chairman can help ensure the objective functioning of an effective board.

An independent Chairman can also provide stability and continuity during senior management transitions, a major concern at our Company. Coca-Cola has churned through three Chairman/CEOs in just the past decade, creating a leadership vacuum at the Board and management levels.

This past year Coca-Cola appointed its fifth chief executive in 12 years, this time separating the positions of Chairman and CEO as part of the transition. Effective July 1, 2008, Muhtar Kent (former President and Chief Operating Officer) succeeded Isdell as CEO, and Isdell continues as Chairman until the 2009 Annual Meeting.

While we acknowledge Coca-Cola's temporary separation of the positions of Chairman and CEO, our Company has not adopted a clear corporate governance policy barring the CEO from simultaneously serving as Chairman.

Furthermore, merely separating the positions of Chairman and CEO fails to ensure independent board leadership and, therefore, stops short of instituting rigorous independent oversight of management. Chairman Isdell, our Company's former CEO who has been with the Coca-Cola system since 1966, is not independent.

We believe that an independent Chairman would better ease management transitions and serve Coca-Cola shareholders over the long-term, particularly given our Company's excessive executive pay practices and lackluster performance.

Over Isdell's four-year tenure as Chairman/CEO, Coca-Cola significantly trailed its direct competitor PepsiCo in terms of total return to shareholders. However, based on Coca-Cola and PepsiCo's respective proxy statement summary compensation tables for 2004-2007, Isdell made $20 million more than PepsiCo's Chairmen and CEOs over the same period.

The Corporate Library (TCL), a leading provider of independent corporate governance research and analysis, rates our Company's executive compensation and board composition as areas of "very high concern," noting "concerns about the alignment of executive interests with shareholder interests" and concerns regarding "the perception of an entrenched board...."

We believe that instituting an independent Chairman is crucial to strengthen independent oversight at Coca-Cola and protect shareholders interests. At our Company's 2008 Annual Meeting, approximately 28% of the vote by investors supported this proposal.
We urge shareholders to vote FOR this proposal.

Statement Against Shareowner Proposal Regarding an Independent Board Chair

       The proposal seeks to permanently separate the roles of Chairman of the Board and Chief Executive Officer and requests that the Board Chairman be an independent director who has not previously served as an executive officer of the Company.

       Our existing governance structure allows the Board to make changes in the Company's leadership structure when and if it believes circumstances so warrant and shareowner interests would be better served by a different leadership structure.

       This flexibility to ensure the right structure based on the specific needs of the business is critical, and it is part of the judgment a board should exercise and we believe should continue to exercise in the future.

       The Board of Directors has demonstrated that it will prudently exercise this judgment when shareowner interests are best served and, in fact, recently separated the roles of Chairman and CEO. In 2007, the Board approved a new structure wherein President and Chief Operating Officer Muhtar Kent succeeded E. Neville Isdell as Chief Executive Officer on July 1, 2008. It is the intent of the Board that Mr. Isdell remain as Chairman of the Board of Directors until the Company's Annual Meeting of Shareowners in April 2009.

       This was seen as the appropriate structure to take the Company forward and ensure a successful leadership transition. It also reflects the flexibility available to the Board under the existing governance structure. In addition, the Chairman of the Committee on Directors and Corporate Governance of the Board, Mr. James D. Robinson III, presides over all meetings of non-management Directors.

       A specifically defined approach that ties the Board's hands will not serve shareowners well over time.

       We encourage shareowners to learn more about the Company's governance practices at our website, www.thecoca-colacompany.com.

The Board of Directors recommends a vote
AGAINST
the proposal regarding an independent board chair.

Shareowner Proposal Regarding a Board Committee on Human Rights (Item 5)

       William C. Wardlaw III, c/o Harrington Investments, Inc., P.O. Box 6108, Napa, California 94581, direct owner of 7,464 shares of Common Stock, submitted the following proposal:

RESOLVED:
Shareholders amend the Bylaws, by adding the following new section at the end of Article III:

Section 4. Board Committee on Human Rights. There is established a Board Committee on Human Rights, which is created and authorized to review the implications of company policies, above and beyond matters of legal compliance, for the human rights of individuals in the US and worldwide.

The Board of Directors is authorized in its discretion consistent with these Bylaws, the Articles of Incorporation and applicable law to (1) select the members of the Board Committee on Human Rights, (2) provide said committee with funds for operating expenses, (3) adopt regulations or guidelines to govern said Committee's operations, (4) empower said Committee to solicit public input and to issue periodic reports to shareholders and the public, at reasonable expense and excluding confidential information, including but not limited to an annual report on the implications of company policies, above and beyond matters of legal compliance, for the human rights of individuals in the US and worldwide, and (5) any other measures within the Board's discretion consistent with these Bylaws and applicable law.

Nothing herein shall restrict the power of the Board of Directors to manage the business and affairs of the company. The Board Committee on Human Rights shall not incur any costs to the company except as authorized by the Board of Directors.
Supporting Statement:
The Coca-Cola Company, its bottlers, and suppliers have been associated with human rights controversies, leading to:

* The Teachers Insurance and Annuity Association-College Retirement Equities Fund (TIAA-CREF) divesting the Coca-Cola Co. stock from and banning further investments in its $9 billion CREF Social Choice Account, the nation's largest socially screened fund for individual investors.

* A USA Today "cover story" includes a quote claiming that some 45 colleges and universities removing Coke products from their campuses as a result of alleged human rights violations by its Colombian bottler (10/30/07).
* BBC News reporting that our company has been accused of benefiting from prison labor in China (5/21/07).
* A May 2007 report by The International Environmental Law Research Centre accused the company of detrimental impacts on drinking and agricultural water supplies in India, violating human rights.

In the opinion of the proponents, the company's existing governance process does not sufficiently elevate human rights issues within the company or serve the interests of shareholders in expediting effective solutions. The proposed Bylaw would establish a Board Committee on Human Rights that could review and make policy recommendations regarding human rights issues raised by the company's activities and policies.

In defining "human rights," proponents suggest that the committee could use the US Bill of Rights and the Universal Declaration of Human Rights as nonbinding benchmarks or reference documents.

Statement Against Shareowner Proposal Regarding a Board Committee on Human Rights

       The Company's Board of Directors has already established a Committee with the authority to review the implications of the Company's policies on human rights issues. That Committee is the Public Issues and Diversity Review Committee.

       The Public Issues and Diversity Review Committee is authorized to review Company policy and practice relating to significant public issues of concern to the shareowners, the Company, the business community and the general public, including Company policy and practice relating to the human rights of individuals in the United States and abroad.

       The formation of a new Board Committee on Human Rights, as this proposal would require, would add nothing to the range of substantial issues currently considered by the existing Committee and would, in fact, create an overlap between the respective oversight of the two committees of the Board.

       In practice, the Public Issues and Diversity Review Committee has regularly reviewed the Company policies, procedures and positions relating to human rights issues, including the following which are specifically identified in the Proponent's own supporting statement:

  •
  water stewardship generally, and specifically the Company's activities in India;

  •
  workplace rights generally, and specifically relating to Coca-Cola bottling operations in Colombia; and

  •
  workplace accountability generally, and specifically relating to employees of the Company and its suppliers in China.

       Shareowners can be assured that our Company respects international human rights principles aimed at promoting and protecting human rights. These include the United Nations Universal Declaration of Human Rights and the International Labour Organization's Declaration on Fundamental Principles and Rights at Work, and we actively participate in the United Nations Global Compact. The Company also has been part of the Business Leaders Initiative on Human Rights (BLIHR), a group of 14 leading global companies committed to identifying practical ways to uphold human rights in their workplaces.

       The Company's acknowledgement of these principles is consistent with our dedication to enriching the workplace, preserving the environment, strengthening the communities where we operate and engaging with stakeholders to pursue progress toward these goals.

       To view the Company's Human Rights Statement, go to the Company's website at www.thecoca-colacompany.com, click on "Sustainability", then click on "Respecting People", then click on "Global Workplace Rights", and then click on "Human Rights Statement". To view the Charter for the Public Issues and Diversity Review Committee, go to the Company's website at www.thecoca-colacompany.com, click on "Investors", then click on "Corporate Governance", and then click on "Committee Charters".

The Board of Directors recommends a vote
AGAINST
the proposal regarding a board committee on human rights.

Shareowner Proposal Regarding Restricted Stock (Item 6)

       Elton W. Shepherd, 720 Buff Drive, N.E., Atlanta, Georgia 30342, owner of 26,342 shares of Common Stock, submitted the following proposal:

In 1983, Coca-Cola Established A Restricted Stock Program.

I Believe Restricted Stock Is Antithetical To Corporate Governance "Best Practices."

       It is free.

       Has no performance requirements.

       Includes dividends and voting rights.

       Dilutes the ownership of common shareowners.

       And, guarantees recipients a profit, even if Coca-Cola's stock price decreases.

Two Former Executives Received Nearly 14,000,000 Free Restricted Shares.

Executive	Market Value of Free Restricted Shares On October 10, 2008
Goizueta	$466,000,000
Keough	$110,000,000

Total	$576,000,000

Although Free Restricted Shares Vest At Age 62, After A 5 Year Restriction Period, Coca-Cola Has Repeatedly Released Unvested Shares To Departing Executives.

Executive	Market Value of Unvested Free Shares Upon Departure
Ivester	$98,000,000	. . .	Under Ivester our stock dropped from $58 to $52.
Stahl	$19,100,000	. . .	Stahl also received a $3,500,000 cash severance.
Daft	$8,320,000	. . .	Under Daft our stock fell from $52 to $51.
Chestnut	$5,190,000
Frenette	$3,600,000
Isdell	$3,050,000	. . .	Isdell left in 1998, returned as CEO in 2004.
Dunn	$2,500,000
Ware	$1,600,000	. . .	Ware also received a $1,275,000 special bonus and consulting contract.

Total	$141,360,000

Other Departing Executives Received Free Shares Under Employment Contracts.

Executive	Market Value of Free Shares Upon Departure
Patrick	$3,490,000	. . .	Patrick also received a $2,000,000 consulting contract which, according to the Atlanta Journal-Constitution, required "no obligation to work any hours during any period of time."
Heyer	$2,080,000	. . .	Heyer also received an $8,000,000 cash severance.

In 2003, Coca-Cola Established A Performance Share Unit Program.

Performance Share Units, Another Form Of Free Stock, Are Forfeited Unless Compound Earnings Per Share Growth Targets Are Acheived. However, Earnings Per Share Can Be Manipulated.

  In 2005, the Securities & Exchange Commission determined that Coca-Cola inflated earnings per share by "channel stuffing" concentrate from 1997-1999 in Japan.

  In July 2008, the Wall Street Journal reported that Coca-Cola reached a $137 million dollar settlement of a lawsuit "filed by investors who claim the global beverage giant artificially inflated sales to boost its stock price."

  The Wall Street Journal report also stated that "the suit named Coca-Cola and four former executives as defendants."

Former CEO Isdell Received Over $42,000,000 In Free Stock.

Restricted shares upon departure in 1998	$22,490,000
Restricted shares upon return in July 2004	$3,580,000
Performance Share Units, 2005-2007	$16,045,000

Total	$42,115,000

During CEO Isdell's Tenure, Coca-Cola Stock Rose From $51 To $52.

Robert Woodruff Never Received Free Stock.

Since 2002, PepsiCo Has Outperformed Coca-Cola By + 38%.

	$100 Investment-Stock Price Appreciation Plus Dividends
	12-31-2002	12-31-2007	Return
Coca-Cola*	$100	$158	+58%
PepsiCo	$100	$196	+96%
	* Coca-Cola's stock price peaked at $89 in 1998.

My 2007 Shareowner Proposal Regarding Free Restricted Stock Received 532,000,000 Votes Or 32%. Thanks.

Resolved That Shareowners Urge Coca-Cola's Board That A Significant Percentage Of Future Awards Of Free Restricted Stock And Performance Share Units To Senior Executives And Board Members ...

Are performance based;
Are tied to company specific performance metrics, performance targets and timeframes clearly communicated to shareowners;
And, can not be prematurely released or substantially altered without a shareowners vote.

Statement Against Shareowner Proposal Regarding Restricted Stock

       The proposal calls for "a significant percentage of future awards of free restricted stock and performance share units" issued "to senior executives and Board members" to be performance based and tied to Company specific performance metrics, performance targets and timeframes clearly communicated to shareowners.

       The Company has already substantially implemented the proposal.

       For the last eight years, the great majority of the restricted stock and performance share units that were awarded to the Company's senior executives have had substantial performance criteria tied to the Company's long-term performance measures. Consequently, the proposal inaccurately characterizes these awards. This stock is not "free."

       The proposal lists twelve individuals who received "free" restricted shares. The restricted stock awards made to ten of these individuals were the result of decisions made prior to May 2001. In 2001, the Company's shareowners approved an amendment to the 1989 Restricted Stock Plan to allow for performance-based awards to key Company employees. This amendment lists the performance criteria from which the Compensation Committee may choose to grant an award. The performance measures established by the Compensation Committee are communicated to shareowners in the Company's proxy statements. Where performance is not met, the awards are forfeited, in whole or in part. For example, all of the performance-based restricted stock granted in May 2001, which had a compound annual growth in earning per share target of 11% over the performance period, was forfeited because the performance was not achieved. One-third of the performance share units awarded for the 2004-2006 performance period were forfeited because the performance target for the three-year period was not fully met. The Compensation Committee has not waived required performance criteria for any performance share units. The Compensation Committee only uses time-based restricted stock sparingly in hiring situations and for retention.

       In the last four years, no restricted stock awards to Named Executive Officers have been released prior to the lapse of restrictions established by the award. In fact, the Compensation Committee has adopted a policy that would limit the release of unvested restricted shares. The policy provides for seeking shareowner approval of any severance arrangements for senior executives that result in payments in excess of 2.99 times total salary and bonus. The policy contains a specific provision addressing the early vesting of equity compensation.

       The Company has and continues to pay for performance. The Company already makes a significant portion of executive compensation at-risk, subject to performance criteria aligned with creating return for our shareowners, and already ties awards of restricted stock and performance share units to specific performance targets and timeframes that are clearly communicated to shareowners. Therefore, the Company has already substantially implemented the proposal, making a vote for the proposal unnecessary.

The Board of Directors recommends a vote
AGAINST
the proposal regarding restricted stock.

 QUESTIONS AND ANSWERS ABOUT
COMMUNICATIONS, SHAREOWNER PROPOSALS AND COMPANY DOCUMENTS

1.    How do I submit a proposal for action at the 2010 Annual Meeting of Shareowners?

       A proposal for action to be presented by any shareowner at the 2010 Annual Meeting of Shareowners will be acted upon only:

  •
  if the proposal is to be included in the proxy statement, pursuant to Rule 14a-8 under the 1934 Act, the proposal is received at the Office of the Secretary on or before November 5, 2009; or

  •
  if the proposal is not to be included in the proxy statement, pursuant to our By-Laws, the proposal is submitted in writing to the Office of the Secretary on or prior to December 23, 2009, and such proposal is, under Delaware law, an appropriate subject for shareowner action.

       In addition, the shareowner proponent, or a representative who is qualified under state law, must appear in person at the Annual Meeting of Shareowners to present such proposal.

       Proposals should be sent to the Office of the Secretary by fax to (404) 676-8409 or by mail to the Office of the Secretary, The Coca-Cola Company, P.O. Box 1734, Atlanta, Georgia 30301 or by e-mail to shareownerservices@na.ko.com.

2.    How does a person communicate with the Company's Directors?

       Mail can be addressed to Directors in care of the Office of the Secretary, The Coca-Cola Company, P.O. Box 1734, Atlanta, Georgia 30301. At the direction of the Board, all mail received may be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial, obscene, unduly hostile, threatening, illegal or similarly unsuitable items will be forwarded. Trivial items will be delivered to the Directors at the next scheduled Board meeting. Mail addressed to a particular Director will be forwarded or delivered to that Director. Mail addressed to "Outside Directors" or "Non-Management Directors" will be forwarded or delivered to the Chairman of the Committee on Directors and Corporate Governance. Mail addressed to the "Board of Directors" will be forwarded or delivered to the Chairman of the Board.

3.    What is householding?

       As permitted by the 1934 Act, only one copy of this proxy statement is being delivered to shareowners residing at the same address, unless the shareowners have notified the Company of their desire to receive multiple copies of the proxy statement. This is known as householding.

       The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any shareowner residing at an address to which only one copy was mailed. Requests for additional copies for the current year or future years should be directed to the Office of the Secretary as described in the response to question 1.

       Shareowners of record residing at the same address and currently receiving multiple copies of the proxy statement may contact our registrar and transfer agent, Computershare Trust Company, N.A. ("Computershare"), to request that only a single copy of the proxy statement be mailed in the future.

       Contact Computershare by phone at (888) 265-3747 or by mail at 250 Royall Street, Canton, MA 02021.

       Beneficial owners, as described in the response to question 3 on page 2, should contact their broker or bank.

4.    Where can I see the Company's corporate documents and SEC filings?

       The Company's website contains the Company's Certificate of Incorporation, By-Laws, Corporate Governance Guidelines, the Committee Charters, the Codes of Business Conduct and the Company's SEC filings. To view the Certificate of Incorporation, By-Laws, Corporate Governance Guidelines, Committee Charters or Codes of Business Conduct, go to www.thecoca-colacompany.com, click on "Investors" and then click on "Corporate Governance." To view the Company's SEC filings and Forms 3, 4 and 5 filed by the Company's Directors and Executive Officers, go to www.thecoca-colacompany.com, click on "Investors" and then click on "SEC Filings."

5.
How can I obtain copies of the Corporate Governance Guidelines, Committee Charters or the Codes of Business Conduct?

       The Company will promptly deliver free of charge, upon request, a copy of the Corporate Governance Guidelines, the Committee Charters or the Codes of Business Conduct to any shareowner requesting a copy. Requests should be directed to the Office of the Secretary as described in the response to question 1.

       You can also print copies of the Corporate Governance Guidelines, the Committee Charters or the Codes of Business Conduct from the Company's website at www.thecoca-colacompany.com.

6.    How can I obtain copies of the Company's Annual Report on Form 10-K?

       The Company will promptly deliver free of charge, upon request, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 to any shareowner requesting a copy. Requests should be directed to the Company's Consumer and Industry Affairs Department, The Coca-Cola Company, P.O. Box 1734, Atlanta, Georgia 30301.

OTHER INFORMATION

       The Company has made previous filings under the Securities Act of 1933, as amended, or the 1934 Act that incorporate future filings, including this proxy statement, in whole or in part. However, the Report of the Compensation Committee and the Report of the Audit Committee shall not be incorporated by reference into any such filings.

       Management does not know of any items, other than those referred to in the accompanying Notice of Annual Meeting of Shareowners, which may properly come before the meeting or other matters incident to the conduct of the meeting.

       As to any other item or proposal that may properly come before the meeting, including voting on a proposal omitted from this proxy statement pursuant to the rules of the SEC, it is intended that proxies will be voted in accordance with the discretion of the proxy holders.

       The form of proxy and this proxy statement have been approved by the Board of Directors and are being provided to shareowners by its authority.

                          CAROL CROFOOT HAYES
                           Associate General Counsel and Secretary

Atlanta, Georgia
March 5, 2009

       The 2008 Annual Report on Form 10-K includes our financial statements for the fiscal year ended December 31, 2008. We have furnished the 2008 Annual Report on Form 10-K to all shareowners. The 2008 Annual Report on Form 10-K does not form any part of the material for the solicitation of proxies.

002CS40013 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 123456 C0123456789 12345 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C123456789 C 1234567890 J N T 0 2 0 8 4 9 1 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 0106ME 1 U PX + Annual Meeting Proxy Card . + Proposals — You must sign the card on the reverse side for your vote to be counted. The Board of Directors recommends a vote FOR Proposal 2. The Board of Directors recommends a vote AGAINST Proposals 3, 4, 5 and 6. 01 - Herbert A. Allen 02 - Ronald W. Allen 03 - Cathleen P. Black 06 - Muhtar Kent 07 - Donald R. Keough 08 - Maria Elena Lagomasino 11 - James D. Robinson III 12 - Peter V. Ueberroth 13 - Jacob Wallenberg 1. Election of Directors: For Against Abstain 2. Ratification of the appointment of Ernst & Young LLP as Independent Auditors 3. Shareowner Proposal regarding an Advisory Vote on Executive Compensation For Against Abstain For Against Abstain 5. Shareowner Proposal regarding a Board Committee on Human Rights 6. Shareowner Proposal regarding Restricted Stock 4. Shareowner Proposal regarding an Independent Board Chair For Against Abstain For Against Abstain 04 - Barry Diller 09 - Donald F. McHenry For Against Abstain A The Board of Directors recommends a vote FOR all the nominees listed. 05 - Alexis M. Herman 10 - Sam Nunn 14 - James B. Williams Admission Ticket IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone Available 24 hours a day, 7 days a week Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 21, 2009. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/coca-cola • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

+ Please sign exactly as name(s) appears hereon. Joint owners should each sign. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. Date and sign below. B Non-Voting Items This Proxy is solicited on behalf of the Board of Directors of The Coca-Cola Company The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby (i) appoints Gary P. Fayard, Geoffrey J. Kelly and Cynthia P. McCague, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of The Coca-Cola Company owned of record by the undersigned, and (ii) directs (a) Merrill Lynch Bank and Trust Co., FSB, Trustee under The Coca-Cola Company Thrift & Investment Plan, and/or (b) Banco Popular de Puerto Rico, Trustee under the Caribbean Refrescos, Inc. Thrift Plan, to vote in person or by proxy all shares of Common Stock of The Coca-Cola Company allocated to any accounts of the undersigned under such Plans, and which the undersigned is entitled to vote, in each case, on all matters which may come before the 2009 Annual Meeting of Shareowners to be held at the Gwinnett Center, Grand Ballroom, 6400 Sugarloaf Parkway, Duluth, Georgia 30097, on April 22, 2009, at 9:00 a.m. local time, and any adjournments or postponements thereof, unless otherwise specified herein. The proxies, in their discretion, are further authorized to vote (x) for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter which the Board of Directors did not know would be presented at the 2009 Annual Meeting of Shareowners by a reasonable time before the proxy solicitation was made, and (z) on other matters which may properly come before the 2009 Annual Meeting of Shareowners and any adjournments or postponements thereof. You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card. + 2009 Annual Meeting Admission Ticket Annual Meeting of Shareowners of The Coca-Cola Company Wednesday, April 22, 2009, 9:00 a.m., local time Gwinnett Center, Grand Ballroom 6400 Sugarloaf Parkway Duluth, Georgia 30097 Upon arrival, please present this admission ticket and photo identification at the registration desk. Notice of Annual Meeting of Shareowners The Annual Meeting of Shareowners of The Coca-Cola Company (the “Company”) will be held at the Gwinnett Center, Grand Ballroom, 6400 Sugarloaf Parkway, Duluth, Georgia 30097, on Wednesday, April 22, 2009, at 9:00 a.m., local time. The purposes of the meeting are: 1. To elect 14 Directors identified in the accompanying proxy statement to serve until the 2010 Annual Meeting of Shareowners, 2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the 2009 fiscal year, 3. To vote on four proposals submitted by shareowners if properly presented at the meeting, and 4. To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting. The Board of Directors set February 23, 2009 as the record date for the meeting. This means that owners of record of shares of Common Stock of the Company at the close of business on that date are entitled to: • receive this notice of the meeting; and • vote at the meeting and any adjournments or postponements of the meeting. We will make available a list of shareowners of record as of the close of business on February 23, 2009, for inspection by shareowners during normal business hours from April 12 through April 21, 2009, at the Company’s principal place of business, One Coca-Cola Plaza, Atlanta, Georgia 30313. This list also will be available to shareowners at the meeting. By Order of the Board of Directors Carol Crofoot Hayes Associate General Counsel and Secretary [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1]